   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        PROSPECT MEDICAL HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

              DELAWARE                            8011                     330564370
  (State or other jurisdiction of     (Primary Standard Industrial       (IRS Employer
   incorporation or organization)     Classification Code Number)     Identification No.)

                      515 SOUTH FLOWER STREET, SUITE 1640
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 629-2185

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JACOB Y. TERNER, M.D.
                      515 SOUTH FLOWER STREET, SUITE 1640
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 629-2185

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

         DALE S. MILLER, ESQ.
     HOWARD J. UNTERBERGER, ESQ.                   STEVEN DREYER, ESQ.
        SHAUNA ROTHKOPF, ESQ.             Hall Dickler Kent Friedman & Wood, LLP
           Miller & Holguin                          909 Third Avenue
1801 Century Park East, Seventh Floor            New York, New York 10022
    Los Angeles, California 90067                     (212) 339-5400
            (310) 556-1990

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

            TITLE OF EACH                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
         CLASS OF SECURITIES                  AMOUNT TO         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
           TO BE REGISTERED                 BE REGISTERED              UNIT                   PRICE            REGISTRATION FEE
--------------------------------------  ---------------------  ---------------------  ---------------------  ---------------------
Common Stock..........................   3,450,000 shares(1)    $6.00 per share(5)         $20,700,000             $6,106.50
Warrants for the purchase of Common
  Stock...............................  3,450,000 warrants(2)   $.10 per warrant(5)         $345,000                $101.78
Common Stock underlying Warrants......   3,450,000 shares(3)      $8.40 per share          $28,980,000             $8,549.10
Representative's Warrants.............    300,000 warrants      $.0001 per warrant             $30                   $.01
Common Stock underlying
  Representative's Warrants...........    300,000 shares(4)       $7.20 per share          $2,160,000               $637.20
Warrants underlying Representative's
  Warrants............................   300,000 warrants(4)     $.12 per warrant            $36,000                $10.62
Common Stock underlying Warrants which
  underlie Representative's
  Warrants............................    300,000 shares(4)       $8.40 per share          $2,520,000               $743.40
Total Registration Fee................                                                                            $16,148.61

(1) Includes 450,000 shares that the Underwriters may purchase from the Registrant to cover over-allotments, if any.

(2) Includes 450,000 Warrants that the Underwriters may purchase from the Registrant to cover over-allotments, if any.

(3) Includes 450,000 shares underlying Warrants that the Underwriters may purchase from the Registrant to cover over-allotments, if any. Also registered hereunder are an indeterminate number of additional shares of Common Stock which may become issuable by virtue of anti-dilution provisions of the Warrants.

(4) Also registered hereunder are an indeterminate number of additional shares of Common Stock and Warrants which may become issuable by virtue of anti-dilution provisions of the Representative's Warrants and an indeterminate number of additional shares of Common Stock which may become issuable by virtue of anti-dilution provisions of the Warrants which underlie the Representative's Warrants.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED SEPTEMER 18, 1998
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS
                        PROSPECT MEDICAL HOLDINGS, INC.

                        3,000,000 SHARES OF COMMON STOCK
            AND 3,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    This Prospectus relates to the offering (the "Offering") of 3,000,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), and 3,000,000 Redeemable Common Stock Purchase Warrants (the "Warrants") of Prospect Medical Holdings, Inc., a Delaware corporation (the "Company"). The Shares and Warrants are sometimes hereinafter collectively referred to as the "Securities." The Shares and the Warrants may be purchased separately and will be transferable separately immediately following completion of this Offering.

    Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $8.40 per share at any time during
the period commencing            , 1999 [the first anniversary of the effective
date of the registration statement filed with respect to the Securities] and
terminating on       , 2003 [the day immediately preceding the fifth anniversary of said effective date]. The Warrant exercise price is subject to adjustment
under certain circumstances. Commencing            , 1999 [the first anniversary
of said effective date], the Company may redeem the Warrants, in whole but not in part, at $.10 per Warrant on thirty (30) days' prior written notice to the Warrant holders, provided that the average closing sales price of the Common Stock as reported on the American Stock Exchange (the "American Stock Exchange") equals or exceeds $18.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Capital Stock."

    Prior to this Offering, there has been no active trading market for the Common Stock or the Warrants, and there can be no assurance that such a market will develop after the completion of this Offering or, if such a market does develop, that it will be sustained. It is currently anticipated that the initial public offering prices of the Common Stock and the Warrants will be $6.00 per share and $.10 per Warrant, respectively. For information regarding the factors considered in determining the initial public offering prices of the Securities and the terms of the Warrants, see "Risk Factors" and "Underwriting." The Company intends to apply to list the Shares and the Warrants on the American Stock Exchange under the symbols "PXX" and "PXX.W," respectively. No assurance can be given that such application will be granted or, if granted, that an active trading market will develop.
THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
       AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON
                             PAGE 8 AND "DILUTION."
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                               UNDERWRITING
                                                                                 DISCOUNTS             PROCEEDS TO
                                                       PRICE TO PUBLIC      AND COMMISSIONS(1)         COMPANY(2)
                                                    ---------------------  ---------------------  ---------------------
Per Share.........................................            $                      $                      $
Per Warrant.......................................            $                      $                      $
Total.............................................            $                      $                      $

(1) THE COMPANY HAS AGREED TO INDEMNIFY THE SEVERAL UNDERWRITERS (THE "UNDERWRITERS"), AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). DOES NOT INCLUDE ADDITIONAL COMPENSATION PAYABLE TO SECURITY CAPITAL TRADING, INC., THE REPRESENTATIVE (THE "REPRESENTATIVE") OF THE UNDERWRITERS, IN THE FORM OF A NON-ACCOUNTABLE EXPENSE ALLOWANCE. SEE "UNDERWRITING" FOR INFORMATION CONCERNING INDEMNIFICATION AND CONTRIBUTION ARRANGEMENTS WITH THE UNDERWRITERS AND OTHER COMPENSATION PAYABLE TO THE REPRESENTATIVE.

(2) BEFORE DEDUCTING OFFERING EXPENSES PAYABLE BY THE COMPANY ESTIMATED AT
    $         , EXCLUDING THE NON-ACCOUNTABLE EXPENSE ALLOWANCE PAYABLE TO THE
    REPRESENTATIVE.

(3) THE COMPANY HAS GRANTED THE UNDERWRITERS A 45-DAY OPTION TO PURCHASE UP TO AN ADDITIONAL 450,000 SHARES OF COMMON STOCK AND/OR 450,000 WARRANTS ON THE SAME TERMS AS SET FORTH ABOVE, SOLELY TO COVER OVER-ALLOTMENTS, IF ANY. IF SUCH OPTION IS EXERCISED IN FULL, THE TOTAL PRICE TO PUBLIC, UNDERWRITING
    DISCOUNTS AND COMMISSIONS, AND PROCEEDS TO COMPANY WILL BE $         ,
    $         AND $         , RESPECTIVELY. SEE "UNDERWRITING."

    The Securities are offered by the Underwriters, subject to prior sale, when, as, and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities offered hereby will be made against payment therefor
on or about            , 1998 at the offices of Security Capital Trading, Inc.,
in New York, New York or in book-entry form through the facilities of The Depository Trust Company.

                         SECURITY CAPITAL TRADING, INC.

                The date of this Prospectus is            , 1998

  [Insert map showing location of Prospect affiliated physician organizations]

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S OR ITS MANAGEMENT'S PLANS, OBJECTIVES, EXPECTATIONS, INTENTIONS, BELIEFS AND ESTIMATES. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS, INCLUDING OVER-ALLOTTING, ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS AND, ACCORDINGLY, SHOULD BE READ IN CONJUNCTION WITH THAT INFORMATION AND THOSE FINANCIAL STATEMENTS AND NOTES. PROSPECT MEDICAL HOLDINGS, INC., A DELAWARE CORPORATION ("PROSPECT MEDICAL HOLDINGS" OR THE "COMPANY"), CONDUCTS ITS OPERATIONS THROUGH ITS TWO WHOLLY-OWNED SUBSIDIARIES, PROSPECT MEDICAL SYSTEMS, INC., A DELAWARE CORPORATION ("PROSPECT MEDICAL SYSTEMS"), AND SIERRA MEDICAL MANAGEMENT, INC., A DELAWARE CORPORATION ("SIERRA MEDICAL MANAGEMENT"). EXCEPT AS OTHERWISE REQUIRED BY THE CONTEXT, ALL REFERENCES HEREIN TO THE COMPANY SHALL BE DEEMED TO INCLUDE PROSPECT MEDICAL SYSTEMS AND SIERRA MEDICAL MANAGEMENT. EXCEPT AS OTHERWISE REQUIRED BY THE CONTEXT, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT (I) THE OVER-ALLOTMENT OPTION GRANTED TO THE UNDERWRITERS OF THIS OFFERING (THE "UNDERWRITERS") IS NOT EXERCISED AND (II) THE REDEEMABLE COMMON STOCK PURCHASE WARRANTS OFFERED HEREBY (THE "WARRANTS") AND THE WARRANTS GRANTED TO SECURITY CAPITAL TRADING, INC. (THE "REPRESENTATIVE'S WARRANTS") AND ANY UNDERLYING WARRANTS ARE NOT EXERCISED AND ANY UNDERLYING COMMON STOCK IS NOT ISSUED.

                                  THE COMPANY

    The Company primarily manages physician organizations that specialize in providing medical services to individuals enrolled in managed care programs offered by health maintenance organizations ("HMOs"). The Company's affiliated physician organizations have entered into agreements with HMOs. Under these agreements, the affiliated physician organizations provide medical services to the HMO's enrollees in consideration for its payment of prepaid monthly fees known as "capitation" payments. Physician organizations include medical groups that employ physicians and independent practice associations that contract with physicians.

    Physician organizations increasingly are viewing managed care administrators, such as the Company, as a means to increase their bargaining power in response to the growth of HMOs. Additionally, physician organizations are responding to the cost-containment pressures within the managed care industry by affiliating with managed care administrators, such as the Company, to control economic risk and perform the non-medical management and administrative tasks that arise from the practice of medicine in a managed care setting.

    The Company's growth strategy has thus far focused on the acquisition by its affiliated physician organizations of other medical groups and independent practice associations. These organizations provide services in Orange, Los Angeles, Ventura and Santa Barbara Counties of the State of California. As of June 30, 1998, the Company had approximately 350 primary care physicians and approximately 1,390 specialists within its provider network. More specifically, the Company has grown principally through four strategic acquisitions (Santa Ana/Tustin Physicians Group, Sierra Medical Group, Western Medical Group and Antelope Valley Medical Group (as such terms are defined herein)) and through internal growth by the addition of new enrollees to its existing affiliated physician organizations. As of June 30, 1998, the affiliated physician organizations provided services pursuant to agreements with 17 HMOs. The table set forth below shows the increase since July 31, 1996, when current management assumed control of the Company, in the number of commercial, Medicare and Medicaid enrollees served by the Company's affiliated physician organizations.

                                                NUMBER OF ENROLLEES

                                                                                    JUNE 30,
                                                              JULY 31, 1996(1)       1998(2)
                                                              -----------------  ---------------
Enrollees
  Commercial................................................          4,900            81,480
  Medicare..................................................          1,900             8,587
  Medicaid..................................................         --                 6,679
                                                                      -----            ------
Total                                                                 6,800            96,746
                                                                      -----            ------
                                                                      -----            ------

------------------------

(1) Approximate. Does not include enrollees of Prospect Medical Group (as defined herein) that were added to the Company's service network on July 31, 1996 when current management assumed control of the Company.

(2) Includes enrollment increases as a result of the Antelope Valley Medical Group acquisition. Does not reflect the potential loss of enrollees commencing as of July 1, 1998, as a result of the Yorba Linda Settlement Agreement (as defined herein). See "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group", "Unaudited Pro Forma Financial Information" and "Business of the Company--Legal Proceedings" herein.

    The Company has selected its acquisition candidates based on criteria that include (i) either a history of profitable operation or a compelling synergy with opportunities for economies of scale through combining operations; (ii) either geographic proximity to the Company's current operations or a material share of the potential acquisition candidate's own local marketplace; (iii) a favorable hospital relationship; and/or (iv) willingness of the acquisition candidate's management to continue managing the acquired entity following its acquisition.

    Currently, the non-physician components of hospitalization and hospital facilities are generally provided to the enrollees by hospitals that contract with and are paid by the HMOs. The future strategy of the Company is to provide and manage all health care services, including hospital health care services. To implement this strategy, the Company intends to obtain a license pursuant to California law which will allow the Company to contract with HMOs on a full-risk basis. The Company also intends to seek a certification under federal law which will allow the Company to contract with the United States Department of Health and Human Services, Health Care Financing Administration ("HCFA"), to manage and provide health care services on a full-risk basis directly to Medicare beneficiaries without an HMO intermediary.

    Southern California is a highly-developed managed care market. Management believes that there is more economic opportunity in developed markets because
(i) physicians and hospitals in developed markets have established practice and referral patterns that are consistent with providing services within a managed care framework and (ii) there is generally a higher concentration of physicians and hospitals in a developed market, creating a more competitive environment with greater opportunities for the Company and its affiliated physician organizations to negotiate more favorable provider contracts. The Company believes that the managed care industry operates most effectively on a regional basis, and is affected most by provider competition, physician referral patterns, custom and practice and local hospital relationships. Management also believes that developing a significant local market presence permits economies of scale and greater efficiencies through centralization of operations.

    The Company believes that physician management fosters better relationships with providers. The Chief Executive Officer, Jacob Y. Terner, M.D., and President, Gregg DeNicola, M.D., have been practicing physicians. More recently Dr. Terner served as Chairman of the Board and Chief Executive Officer of Century MediCorp, Inc. ("Century MediCorp"), a publicly-traded corporation operating through three wholly-owned HMO subsidiaries, hospitals and an affiliated independent practice association, until its October 1992 merger with a major publicly-traded HMO. The Company typically retains senior management of the entities that it acquires.

    The Company provides management and other administrative services to physician organizations that specialize in managed care, including personnel, claims administration, utilization management and quality assurance, case management and data collection and management information systems. The Company also helps these physician organizations by negotiating capitation rates and incentive payment arrangements with HMOs. The Company assists physician organizations that accept full financial risk for all physician services to be provided under an HMO agreement. The Company and its direct subsidiaries are prohibited by California law from engaging in the corporate practice of medicine and, therefore, do not practice medicine or employ physicians. The physician organizations affiliated with the Company hire and contract with physicians and ancillary health care service providers for the provision of medical services.

    The Company has entered into a long-term management services agreement with each affiliated physician organization. The Company helps its affiliated physician organizations acquire other physician organizations that have contracts with HMOs. The Company then enters into a long-term management services agreement with each newly-acquired physician organization. Under the long-term management services agreements, the Company provides the physician organizations with certain management and administrative support services as described above in return for a fee calculated with reference to certain components of the physician organization's revenues and the Company's costs of providing its services. The Company's management fee fluctuates based on the profitability of the affiliated physician organizations as the Company is entitled to a residual interest in the profits of the affiliated physician organizations. The Company's fee arrangements are structured so that, by enabling its affiliated physician organizations to deliver required medical services in a more cost-effective manner, the Company will benefit from the savings so obtained.

    Prospect Medical Holdings, formerly known as Med-Search, Inc., was incorporated in Delaware on May 12, 1993. The principal corporate executive offices of the Company are located at 515 South Flower St., Suite 1640, Los Angeles, California 90071, and its telephone number is (213) 629-2185.

                                  THE OFFERING

Securities Offered by the
  Company.........................  3,000,000 shares of Common Stock and 3,000,000 Warrants
                                    (collectively, the "Securities"). The shares of Common
                                    Stock and Warrants may be purchased separately and will
                                    be separately transferable immediately following
                                    completion of this Offering. See "Description of Capital
                                    Stock."

Terms of Warrants.................  Each Warrant entitles the registered holder thereof to purchase, at any time during the period commencing
                                          , 1999 [the first anniversary of the effective
                                    date of the registration statement filed with respect to
                                    the Securities], and terminating on       , 2003 [the
                                    day immediately preceding the fifth anniversary of said
                                    effective date], one share of Common Stock at an initial
                                    exercise price of $8.40 per share, subject to
                                    adjustment. Commencing       , 1999 [the first
                                    anniversary of said effective date], the Warrants are
                                    subject to redemption by the Company, in whole but not
                                    in part, at $.10 per Warrant on thirty (30) days' prior
                                    written notice to the Warrant holders, provided that the
                                    average closing sales price of the Common Stock as
                                    reported on the American Stock Exchange equals or
                                    exceeds $18.00 per share, subject to adjustment, for any
                                    twenty (20) trading days within a period of thirty (30)
                                    consecutive trading days ending on the fifth trading day
                                    prior to the date of the notice of redemption. See
                                    "Description of Capital Stock-- Warrants."

Common Stock Outstanding Prior to
  this Offering(1)................  4,449,395 shares of Common Stock

Securities to Be Outstanding
  After Completion of this
  Offering(1).....................  7,449,395 shares of Common Stock and 3,000,000 Warrants

Risk Factors and Dilution.........  An investment in the Common Stock and the Warrants offered hereby involves a high degree of risk and
                                    immediate and substantial dilution and should be
                                    considered only by persons who can afford the loss of
                                    their entire investment. See "Risk Factors" and
                                    "Dilution."

Use of Proceeds...................  The Company intends to apply a portion of the proceeds of the Offering to pay down the outstanding balance
                                    under the Company's credit facility provided by Imperial
                                    Bank. Draws under such facility were used by the Company
                                    (i) in connection with certain acquisitions, and (ii)
                                    for working capital. The Company intends to apply
                                    additional proceeds of the Offering (i) to repay certain
                                    outstanding promissory notes made in connection with
                                    certain completed acquisitions, (ii) to pay a portion of
                                    the costs to establish a health plan with a limited
                                    license pursuant to California law and to form and
                                    develop a Medicare Health Plan (as defined herein), in
                                    each case to assume full risk for the provision of
                                    health care services under contracts with HMOs or HCFA,
                                    as applicable, and (iii) for working capital.

Proposed American Stock Exchange
  Symbols:

  Common Stock....................  "PXX"

  Warrants........................  "PXX.W"

------------------------

(1) Calculated after deduction of the shares of Common Stock that were returned to the Company in exchange for a release from certain agreements pursuant to the Yorba Linda Settlement Agreement effective as of July 1, 1998. See "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group" and "Business of the Company--History of the Company" for a further description of the Yorba Linda Settlement Agreement. Does not include (i) any shares of Common Stock that may be issued pursuant to the Underwriters' over-allotment option or any shares of Common Stock that may be issued pursuant to the exercise of Warrants offered hereby or the Representative's Warrants or warrants underlying the Representative's Warrants, (ii) 166,000 shares of Common Stock reserved for issuance pursuant to grants that may be made under the Company's 1998 Stock Option Plan (the "Stock Option Plan"), including but not limited to 55,000 shares of Common Stock reserved for issuance upon exercise of options granted to two officers of the Company at an exercise price equal to $5.00 per share, (iii) 477,119 shares of Common Stock in the aggregate reserved for issuance upon exercise of options granted to three current directors and a former director of the Company at an exercise price equal to $1.25 per share, (iv) 10,000 shares of Common Stock reserved for issuance upon exercise of options granted to a recently elected director at an exercise price equal to $5.00 per share, (v) 35,000 shares of Common Stock reserved for issuance upon exercise of options granted to the sellers of Sierra Primary Care Medical Group, A Medical Corporation and Sierra Medical Management, Inc., at an exercise price equal to $5.00 per share,
    (vi) 13,635 shares of Common Stock reserved for issuance upon exercise of warrants granted to certain finders in connection with the 1996 Merger (as defined herein) and related transactions at an exercise price equal to $1.375 per share, (vii) 192,725 shares of Common Stock reserved for issuance upon exercise of warrants granted to the Company's commercial lender at an exercise price of $5.00 per share and (viii) 10,080 shares of

    Common Stock that may be issued to a physician whose assets were acquired by an affiliated physician organization. See "Management of the Company--Stock Option Plan," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources-- Credit Facility," and "Business of the Company--History of the Company."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected financial data with respect to the Company's statement of operations for the year ended September 30, 1993 and the balance sheet data at September 30, 1993 have been derived from the financial statements of Prospect Medical Group, the Company's predecessor for financial statement reporting purposes. These financial statements have not been audited and are not included herein. The following selected financial data with respect to the Company's statements of operations for the years ended September 30, 1994, 1995 and 1996 and the balance sheet data at September 30, 1994, 1995 and 1996 have been derived from the financial statements of the Company or its predecessor as applicable which have been audited by BDO Seidman, LLP, independent certified public accountants. The following selected financial data with respect to the Company's statement of operations for the year ended September 30, 1997 and the balance sheet data at September 30, 1997 have been derived from the financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. The selected financial data presented below for the nine months ended June 30, 1997 and the nine months ended June 30, 1998 have not been audited and were prepared by management of the Company on the same basis as the audited financial statements appearing elsewhere in this Prospectus and, in the opinion of management of the Company, include all adjustments necessary to present fairly the information set forth therein. The results for the nine months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending September 30, 1998 or future periods. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                                                                   YEAR ENDED      NINE
                                                                                                  SEPTEMBER 30,   MONTHS
                                                                                                      1997         ENDED
                                                     YEARS ENDED SEPTEMBER 30,                    -------------  JUNE 30,
                                   -------------------------------------------------------------                 ---------
                                                                                                    PRO FORMA
                                    (UNAUDITED)                                                    AS ADJUSTED   (UNAUDITED)
                                   -------------                                                   (UNAUDITED)   ---------
                                      1993(1)       1994(1)      1995(1)      1996       1997       (2)(4)(5)      1997
                                   -------------  -----------  -----------  ---------  ---------  -------------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total Operating Revenues.........    $   6,583     $  10,232    $  14,657   $  24,435  $  29,955    $  48,729    $  19,977
                                        ------    -----------  -----------  ---------  ---------  -------------  ---------
Expenses:
Cost of Medical Services.........        4,645         6,496       10,660      19,492     23,202       36,506       16,107
General and Administrative.......        1,669         2,741        3,545       4,291      7,236       12,516        4,330
Depreciation & Amortization......            7            50          125         102        244        1,578          114
                                        ------    -----------  -----------  ---------  ---------  -------------  ---------
    Total Cost of Operations.....        6,321         9,287       14,330      23,885     30,682       50,600       20,551
Provision for Impairment of
  Goodwill.......................       --            --           --          --         (2,197)      (5,053)      (2,197)
                                        ------    -----------  -----------  ---------  ---------  -------------  ---------
Income (Loss) before Provision
  for Income Taxes...............          262           945          327         550     (2,924)      (6,924)      (2,771)
Income Tax Expense (Benefit).....          104           384          139          (5)      (285)        (449)         173
                                        ------    -----------  -----------  ---------  ---------  -------------  ---------
    Net Income (Loss)............    $     158     $     561    $     188   $     555  $  (2,639)   $  (6,475)   $  (2,944)
                                        ------    -----------  -----------  ---------  ---------  -------------  ---------
                                        ------    -----------  -----------  ---------  ---------  -------------  ---------
Net Income (Loss) Per Common
  Share
Basic:
  Basic Income (Loss) Per
    Share........................    $    0.10     $    0.32    $    0.10   $    0.22  $   (0.55)   $   (0.87)   $   (0.62)
  Weighted Average Number of
    Common Shares Outstanding....        1,525         1,742        1,976       2,487      4,801        7,465        4,767
Diluted:
  Diluted Income (Loss) Per
    Share........................    $    0.10     $    0.32    $    0.10   $    0.22  $   (0.55)   $   (0.87)   $   (0.62)
  Weighted Average Number of
    Common and Common Dilutive
    Shares Outstanding...........        1,525         1,742        1,976       2,487      4,801        7,465        4,767

                                               NINE MONTHS
                                                  ENDED
                                              JUNE 30, 1998
                                              -------------

                                                PRO FORMA
                                               AS ADJUSTED
                                               (UNAUDITED)
                                     1998       (3)(4)(5)
                                   ---------  -------------

STATEMENT OF OPERATIONS DATA:
Total Operating Revenues.........  $  40,314    $  39,336
                                   ---------  -------------
Expenses:
Cost of Medical Services.........     26,854       27,406
General and Administrative.......     12,294       11,112
Depreciation & Amortization......        786        1,041
                                   ---------  -------------
    Total Cost of Operations.....     39,934       39,559
Provision for Impairment of
  Goodwill.......................     --             (312)
                                   ---------  -------------
Income (Loss) before Provision
  for Income Taxes...............        380         (535)
Income Tax Expense (Benefit).....          4            4
                                   ---------  -------------
    Net Income (Loss)............  $     376    $    (539)
                                   ---------  -------------
                                   ---------  -------------
Net Income (Loss) Per Common
  Share
Basic:
  Basic Income (Loss) Per
    Share........................  $    0.07    $   (0.07)
  Weighted Average Number of
    Common Shares Outstanding....      5,398        7,449
Diluted:
  Diluted Income (Loss) Per
    Share........................  $    0.07    $   (0.07)
  Weighted Average Number of
    Common and Common Dilutive
    Shares Outstanding...........      5,765        7,449

    See accompanying notes to the audited historical and unaudited pro forma consolidated statement of operations data.

                                                             SEPTEMBER 30,                            JUNE 30, 1998
                                        -------------------------------------------------------  ------------------------
                                                                                                               PRO FORMA
                                        (UNAUDITED)                                                           AS ADJUSTED
                                          1993(1)     1994(1)    1995(1)     1996       1997     (UNAUDITED)  (UNAUDITED)
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Assets:
  Cash and Cash Equivalents...........   $     217   $     278  $     822  $   5,333  $   2,822   $   1,765    $   2,997
  Other Current Assets................       1,914       2,592      2,856      1,651      3,743       5,361        5,361
  Intangible and Other Assets.........         119         541        583      2,947     17,946      21,377       21,057
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------
    Total Assets......................   $   2,250   $   3,411  $   4,261  $   9,931  $  24,511   $  28,503    $  29,415
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------
Liabilities:
  Accrued Medical Claims..............   $     447   $     833  $   1,278  $   3,063  $   5,918   $   6,025    $   6,025
  Other Current Liabilities...........         766         932      1,157        792      2,650       3,671        1,851
  Other Liabilities...................      --             291        222        778     12,064      13,462          614
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------
    Total Liabilities.................       1,213       2,056      2,657      4,633     20,632      23,158        8,490
Shareholders' Equity:.................       1,037       1,355      1,604      5,298      3,879       5,345       20,925
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------
  Total Liabilities & Shareholders'
    Equity............................   $   2,250   $   3,411  $   4,261  $   9,931  $  24,511   $  28,503    $  29,415
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------
                                        -----------  ---------  ---------  ---------  ---------  -----------  -----------

                                                                      JUNE 30, 1998 (UNAUDITED)
                                                                --------------------------------------
                                                                               PRO        PRO FORMA
                                                                 ACTUAL     FORMA(4)    AS ADJUSTED(5)
                                                                ---------  -----------  --------------
                                                                            (IN THOUSANDS)
PRO FORMA BALANCE SHEET DATA:
  Cash and Cash Equivalents...................................  $   1,765   $   1,822     $    2,997
  Working Capital (Deficit)...................................     (2,569)     (2,513)           482
  Total Assets................................................     28,503      28,560         29,415
  Long-Term Debt..............................................     13,231      13,231            381
  Total Shareholders' Equity..................................      5,343       5,400         20,925

------------------------

(1) On July 31, 1996, a wholly-owned subsidiary of the Company merged into Prospect Medical Systems (the "1996 Merger"), with Prospect Medical Systems being the surviving corporation and a wholly-owned subsidiary of the Company. As the shareholders of Prospect Medical Group became the majority stockholders in the merged company, under applicable financial reporting requirements, Prospect Medical Group is considered the predecessor entity to the Company for periods prior to July 31, 1996 for financial statement reporting purposes.

(2) Gives effect to the acquisitions of Sierra Medical Group, Santa Ana/Tustin Physicians Group and certain assets of Antelope Valley Medical Group as if they had occurred on October 1, 1996. See "Business of the Company--History of the Company," "Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) Gives effect to the acquisition of certain assets of Antelope Valley Medical Group as if it had occurred on October 1, 1996. See "Business of the Company--History of the Company," "Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) Gives effect to the Yorba Linda Settlement Agreement. See "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group" and "Business of the Company--History of the Company" for further discussion of the Yorba Linda Settlement Agreement.

(5) Gives effect to the completion of this Offering at an assumed initial offering price of $6.00 per share and $.10 per Warrant and the receipt and application of the estimated net proceeds therefrom as if such transaction had occurred on October 1, 1996 and October 1, 1997 for the statement of operations data for fiscal year 1997 and the nine months ended June 30, 1998, respectively, and on June 30, 1998 for balance sheet data. See "Use of Proceeds" and "Capitalization."

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK AND WARRANTS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE MATERIAL SET FORTH BELOW AND UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS OF THE COMPANY--STRATEGY OF THE COMPANY," AS WELL AS IN THE PROSPECTUS GENERALLY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE RISK FACTORS SET FORTH BELOW AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY.

    LACK OF PROFITABLE HISTORY AND NEGATIVE WORKING CAPITAL. The Company has a limited history of operations and earnings following implementation of the Company's current growth strategy in mid-1996. The Company's audited financial statements for the fiscal years ended September 30, 1995, 1996 and 1997 reflect net income (loss) of $188,250, $555,428, and $(2,639,415), respectively, and the Company's unaudited financial statements for the nine months ended June 30, 1998 reflect net income of $375,516. There can be no assurance that the Company will be able to integrate and manage profitably the physician organizations with which it affiliates, or that the Company will be able to successfully and profitably manage HMO and other payor contracts on behalf of these physician organizations. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, the Company had negative working capital of $2,569,000 and $2,003,000 at June 30, 1998 and September 30, 1997, respectively.

    DIFFICULTY IN CONTROLLING HEALTH CARE COSTS; CAPITATED NATURE OF
REVENUE. As of June 30, 1998, the Company received approximately 89% of its revenues from agreements with HMOs. The Company's continuing profitability primarily depends upon the ability to pay out less in medical and administrative costs than the capitation revenue received from HMOs. HMOs are increasingly overseeing the provision of and the prices charged for medical services with the goal of reducing costs and lowering capitation payments. The Company's success therefore depends in large part on the effective management of health care costs, including controlling utilization of specialty care and other ancillary care and purchasing services at competitive prices. Any adjustment downward in capitation payments caused by the increasing efforts by HMOs to reduce costs could have a material adverse effect on the Company's operating results and financial position. In addition, employer groups are becoming increasingly successful in negotiating reductions in the growth of premiums paid for their employees' health insurance, which tends to depress the payments for health care services. At the same time, employer groups are demanding higher accountability from payors and providers of health care services with respect to measurable accessibility, quality and service. If these trends continue, the cost of providing physician services could increase while the level of payment could grow at a lower rate or could decrease. There can be no assurance that these pricing pressures will not have a material adverse effect on the operating results and financial condition of the Company.

    Agreements with HMOs may also contain shared-risk arrangements under which additional compensation can be earned based on the provision of high quality, cost-effective health care to enrollees but which may require that a portion of any loss in connection with such shared-risk arrangements, including losses resulting from the provision of hospital services, be assumed by the Company, thereby reducing the Company's net income. The amount of non-capitated and hospital costs in any period could be affected by factors beyond the control of the Company, such as changes in treatment protocols, new technologies and inflation. To the extent that such non-capitated and hospital costs are higher than anticipated, revenue paid to the Company may not be sufficient to cover the costs the Company is responsible for paying. Any such insufficiency could have a material adverse effect on the operating results and financial condition of the Company.

    RISKS ASSOCIATED WITH GROWTH STRATEGY. The Company's strategy primarily involves growth through acquisition of additional physician organizations that specialize in managed care and the expansion of their medical practices; establishing a health plan with a limited license to provide hospital, ancillary health care and physician services to commercial and Medicare enrollees within the Company's service network; and formation and development of a Medicare Health Plan to provide hospital, ancillary health care and physician services to Medicare enrollees not currently served by the Company's provider network. Several of the acquisitions by the Company were large transactions which involve significant risks and uncertainties for the Company. The Company anticipates continuing to pursue growth through acquisitions and expansion of existing medical practices. The success of past and future acquisitions is largely dependent on the ability of the Company to integrate the operations of the acquired physician organizations into the Company's operations in an efficient and effective manner. The histories, business models and cultures of acquired physician organizations may differ from those of the Company and its affiliated physician organizations. The process of integrating management services, which includes management information systems, claims administration and billing services, utilization management of medical services, care coordination and case management, quality and cost monitoring and physician recruitment, as well as administrative functions, facilities and other aspects of operations, while managing a larger entity with differing histories, business models and cultures, presents a significant challenge to the Company's management. In addition, integration must be carried out so that the Company is able to control medical and administrative costs. The ability to control such costs is key to the successful future operations of the Company. There can be no assurance that the Company's acquisitions will be successfully integrated on a timely basis, if at all, or that the anticipated benefits of these acquisitions, including cost savings, will be realized. Furthermore, there can be no assurance that any cost savings which are realized will not be offset by increases in other expenses or operating losses. The Company will encounter similar uncertainties and risks with respect to any future acquisitions it may make. Failure to effectively accomplish the integration of acquired companies could have a material adverse effect on the Company's results of operations and financial condition. Further, there can be no assurance that the Company will be able to successfully expand and manage the physician organizations with which it affiliates. The Company's growth is dependent on its ability to affiliate with physician organizations, to manage and control costs, and to realize economies of scale.

    Certain of the companies whose assets were recently acquired by affiliated physician organizations have recently or historically operated at a loss. Other acquired companies have experienced fluctuations in quarter-to-quarter operating results. See "--Fluctuations in Quarterly Results." The Company has commenced the institution of certain measures intended to reduce any operating losses and to operate the acquired businesses profitably. However, there can be no assurance that the Company will reverse these trends or operate these assets profitably. If there are continuing operating losses from the acquired assets, the Company may need additional capital to fund its business, and there can be no assurance that such additional capital can be obtained at all or, if obtained, that it will be on terms acceptable to the Company.

    The Company and its affiliated physician organizations are regularly in discussions with potential acquisition candidates and may from time to time enter into letters of intent or definitive agreements with respect to the acquisition of such businesses. No assurance can be given as to the Company's or the affiliated physician organizations' ability to identify suitable acquisition candidates, to compete successfully at favorable prices for available acquisition candidates or to complete future acquisitions, or as to the financial effect on the Company of any acquired business. Future acquisitions by the Company may involve the issuance of additional shares of common stock, which could have a dilutive effect on earnings per share, or could involve significant cash expenditures and may result in increased indebtedness and interest and amortization expenses or decreased operating income, which could have an adverse impact on the Company's future operating results.

    There can be no assurance that the Company and/or its affiliated physician organizations will be able to achieve and manage its planned growth or that suitable physician organizations will continue to be available for affiliation upon terms satisfactory to the Company, if at all. In addition, there can be no assurance that the Company will be able to continue to attract and retain a sufficient number of qualified physicians and other health care professionals to continue to expand its operations or otherwise to maintain an adequate infrastructure to support continued growth. Any failure of the Company to consummate economically feasible acquisitions, effectively integrate acquisitions or price services appropriately could have a material adverse effect on the Company's growth, financial condition and results of operations.

    The integration of acquired entities also requires the dedication of management resources, which may distract the attention of management from the day-to-day business of the combined companies. Furthermore, new acquisitions may expose the Company's service network to new payors and providers with which it has had no previous business experience. The Company cannot predict whether it will be able to enroll into the Company's service network all members currently served by physicians affiliated with newly acquired entities. Also, there can be no assurance that there will not be substantial unanticipated costs or other material adverse effects associated with acquisition and integration activities, any of which could result in significant one-time charges to earnings or otherwise adversely affect the Company's operating results.

    To establish a health plan to provide hospital, physician and ancillary health care services to commercial and Medicare enrollees and thereby accept full financial risk for the provision of hospital as well as physician and ancillary health care services, the Company or an affiliated physician organization will need to obtain a license under the State of California Knox-Keene Health Care Service Plan Act of 1975 ("Knox-Keene") which Act is administered by the State of California Department of Corporations ("DOC"). Further, in order to accept full risk for Medicare beneficiaries, in addition to a Knox-Keene license, the Company or its affiliated physician organization or organizations will need to obtain certification as a Medicare Health Plan from HCFA. There can be no assurance that the Company and/or its affiliated physician organizations will be able to obtain the necessary licenses or certifications to operate as a health plan with a limited license or as a Medicare Health Plan. The application process to obtain such licenses and/or certifications is also time-consuming and expensive.

    Even if the Company obtains a limited license under Knox-Keene to operate as a health plan, the Company will need to enter into agreements with fully-licensed HMOs to provide hospital, physician and ancillary health care services to commercial and/or Medicare enrollees. The Company cannot predict which, if any, HMOs will be willing or able to enter into agreements with the Company pursuant to which the Company or an affiliated physician organization would assume full risk for all hospital, physician and ancillary health care services or if any such agreements will be available on terms acceptable to the Company. Even if the necessary licenses and certifications to form a Medicare Health Plan are obtained, the Medicare Health Plan will need to enter into one or more agreements with HCFA to provide health care services to Medicare beneficiaries. There also can be no assurance that the Medicare Health Plan will be able to enter into one or more contracts with HCFA to assume full risk for all health care services provided to Medicare beneficiaries or if any such contracts will be available on terms acceptable to the Company. There can be no assurance that the Company or an affiliate, as the case may be, will be able to implement or operate as a health plan with a limited license or as a Medicare Health Plan. A Medicare Health Plan performs all marketing and sales functions directed at Medicare beneficiaries. The Company has no experience in direct marketing or sales to Medicare beneficiaries. There can be no assurance that the Company will be able to successfully market or sell to Medicare beneficiaries. There also can be no assurance that, even if the Company or an affiliate satisfies all of the conditions stated above to assume full risk for all health care services, the Company will earn a profit or not incur losses from such operations.

    NEED FOR ADDITIONAL CAPITAL. Implementation of the Company's growth strategy requires substantial capital resources to permit its affiliated physician organizations to acquire the assets or stock of additional physician organizations that specialize in managed care, for the effective integration, operation, and expansion of affiliated physician organizations, and/or for the acquisition of related management companies and for the effective integration and operation of such management companies. Such resources will also be needed to obtain a limited Knox-Keene license and the certifications required to form a Medicare Health Plan. The Company may also require working capital in connection with its ongoing operations.

    A portion of the Company's revenues is derived from incentive payments under HMO agreements that are accrued monthly but are not received until approximately the third quarter of the calendar year, which is well after the revenue has accrued. These payments are not always made in a timely manner. Subsequent to this Offering, the Company anticipates that a renewal or replacement of its credit facility, including any additional amounts available thereunder, and cash flows from operations will be sufficient to meet the Company's currently anticipated acquisition, health plan formation and development, expansion and working capital needs through September 30, 1999; subsequent to September 30, 1999, the Company anticipates that the capital needed to implement its business plan may exceed the capital sources described above. To finance its ongoing capital requirements, the Company may from time to time to issue additional equity securities or incur additional debt. A greater amount of debt or additional equity financing could be required to the extent that the Company's Common Stock fails to maintain a market value sufficient to warrant its use in future acquisitions or to the extent that physician organizations are unwilling to accept Common Stock in exchange for their operating assets or common stock. Pursuant to the Company's agreements with the Representative, the Company's ability to issue any securities is restricted for a period commencing in March 1998 and ending twelve months following the effective date of the Registration Statement of which this Prospectus forms a part (the "Effective Date"), except for certain specified purposes, which purposes include acquisitions. See "--Shares Eligible for Future Sale" herein for further discussion. The Company's ability to issue any convertible debt or equity securities in a public or private sale may also be restricted under certain circumstances pursuant to contractual restrictions in the Company's agreements with its commercial lender. There can be no assurance that the Company will be able to obtain additional required capital on terms acceptable to the Company, if at all. Any additional capital could result in increased indebtedness and interest and financing expense, decreased operating income to fund future expansion and dilution of the existing equity owners. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    CURRENT FINANCING ARRANGEMENTS. The Company currently has a revolving credit facility with Imperial Bank, a California banking corporation (the "Bank"). The maximum amount available to the Company under the credit facility is $12,500,000. The credit facility matures on July 3, 1999. The Company currently intends to renegotiate the terms of or replace its credit facility upon maturity. There can be no assurance that the Company will be able to renegotiate the terms of or replace the credit facility or that any renegotiated or replacement financing can be obtained on terms acceptable to the Company.

    HIGH CONCENTRATION OF HMO CONTRACTS; SHORT-TERM NATURE OF HMO CONTRACTS. In the current fiscal year, based on revenues for the nine-month period ended June 30, 1998, the Company anticipates that contracts with three HMOs will account for approximately 70% of the Company's revenue, of which the contracts with PacifiCare of California/FHP, Inc. will account for approximately 50% of the Company's revenue, the contracts with Cigna Healthcare of California, Inc. will account for slightly less than 10% of the Company's revenue and the contract with Blue Cross of California will account for slightly more than 10% of the Company's revenue. HMO contracts generally are for one-year terms, may be terminated earlier without cause upon notice and upon renewal and are subject to annual negotiation of capitation rates, covered benefits and other terms and conditions. At times, HMO contracts may be continued on a month-to-month basis while the parties renegotiate the terms of the contracts. There can be no assurance that any of such contracts will not be terminated, will be renewed or, if renewed, that they will contain favorable terms. The loss of any HMO contract and the failure to regain or retain such HMO's members or the related revenues could have a material adverse effect on the Company.

    RELIANCE ON GOVERNMENT SPONSORED HEALTH CARE PROGRAMS. Although the Company's affiliated physician organizations do not directly contract with HCFA, the Company estimates that approximately 35% of the revenues of such affiliated physician organizations are derived from payments made to their contracting HMOs under Medicare, Medicaid and other government-sponsored health care programs. Consequently, any change in the regulations, policies, practices, interpretations or statutes adversely affecting payments made to HMOs under these government-sponsored health care programs could adversely affect the results of operations of the Company.

    DEPENDENCE ON HMO MEMBER GROWTH. The Company is also largely dependent on the continued increase in the number of HMO members who use its service networks. This growth may come from affiliation with additional physician organizations, increased membership in HMOs currently contracting with the Company through its affiliated physician organizations, additional agreements with HMOs and development or acquisition of other management companies. There can be no assurance that the Company will be successful in identifying, acquiring and integrating additional physician organizations or other management companies or in increasing the number of enrollees. A decline in membership in HMOs could have a material adverse effect on the operating results and financial condition of the Company.

    DEPENDENCE ON AFFILIATED PHYSICIAN ORGANIZATIONS. Substantially all of the Company's revenues are derived from management agreements with its affiliated physician organizations. The Company's management agreements are for a term of 30 years with additional renewal terms of 10 years and may be terminated only for cause. Physicians are employed by the affiliated medical groups (and not by the Company) pursuant to employment agreements with initial terms ranging from three to seven years. The Company's affiliated independent practice associations generally contract with independent physicians pursuant to provider agreements with a term of one year, terminable by either party upon 30 days' (for primary care physicians) or 90 days' (for specialty care physicians) notice. Key members of a physician organization could retire, become disabled, terminate their employment agreements or provider contracts, or otherwise become unable or unwilling to continue generating revenues at the current level or practicing medicine within such physician organization. There can be no assurance that (i) physicians presently in the Company's affiliated physician organizations will not leave such physician organizations and that enrollees served by such physicians will not enroll in an unaffiliated physician organization, (ii) the Company will be able to attract additional physicians into its affiliated physician organizations, or (iii) the amount of capitation and risk-sharing payments to such physicians will not have to be increased. In addition, each of the Company's affiliated physician organizations operates within a limited geographic area, and a deterioration of economic or other conditions within such area could have a material adverse impact upon the Company. Any material decline in revenue of the Company's affiliated physician organizations, whether as a result of physicians leaving the affiliated physician organizations or otherwise, could have a material adverse effect on the Company.

    The Company's affiliated independent practice associations seek to include exclusivity and non-diversion arrangements with contracting physicians in their agreements. In an exclusivity agreement generally, a contracting physician agrees to refrain from providing physician services to members of HMOs except through Company-affiliated physician organizations. Under a non-diversion agreement, a physician is required to refrain from diverting enrollees in a Company-affiliated independent practice association to an independent practice association unaffiliated with the Company. Although the affiliated independent practice associations have entered into exclusivity and/or non-diversion agreements of varying degrees with certain physicians, there can be no assurance as to the enforceability of such restrictive agreements. There can also be no assurance that the affiliated independent practice associations will be able to enter into additional exclusivity arrangements. In addition, the affiliated independent practice associations do not have exclusivity and/or non-diversion agreements with a substantial number of the contracting physicians.

    RECENT SETTLEMENT AGREEMENT WITH YORBA LINDA MEDICAL GROUP. Certain physicians who are employed by Yorba Linda Medical Group have provided medical services to enrollees of an affiliated physician organization, Prospect Medical Group, under separate provider agreements. Under the agreements between these physicians and Prospect Medical Group, these physicians had agreed to be exclusive providers for Prospect Medical Group. These physicians sought release from the exclusivity and other noncompetition provisions in their agreements with Prospect Medical Group in order to join another physician organization. As described under "Business of the Company--History of the Company," the Company and Prospect Medical Group have agreed to the release in exchange for the return of 1,126,323 shares of Common Stock of the Company pursuant to a settlement agreement (the "Yorba Linda Settlement Agreement"). The Board of Directors of the Company believed that the return of the Common Stock constituted adequate consideration for the release of such physicians from their agreements. The Company estimates that no more than approximately 13,000 of the Company's enrollees who were served by these physicians as of June 30, 1998 may enroll with an unaffiliated physician organization, that any such change in enrollment would occur by October 1, 1998 and that the loss of these enrollees could reduce the Company's capitation revenues by no more than 16%, or total revenues by no more than 15% based on the results of operations for the nine months ended June 30, 1998. Management of the Company believes these reductions in revenue will not materially adversely affect the Company's business, operations, financial condition or cash flows because the costs associated with this revenue were relatively higher than the costs associated with the Company's other revenue. See "Unaudited Pro Forma Financial Information" herein for a description of the anticipated effect of the Yorba Linda Settlement Agreement on the results of operations, financial condition or cash flows of the Company.

    HIGHLY COMPETITIVE MARKET. The managed care industry is highly competitive and is subject to continuing changes with respect to the manner in which services are provided and how providers are selected and compensated. The Company competes with any entity that contracts with HMOs and other payors for the provision of prepaid health services, including but not limited to: (i) other companies that provide management services to health care providers; (ii) hospitals that affiliate with one or more medical groups; (iii) HMOs that employ or contract directly with physicians; and (iv) other physician organizations. Additionally, the physician organizations with which the Company is affiliated compete with other medical groups and independent practice associations in the areas in which the Company does business, or is expected to do business in the future. Pressures to reduce the cost of medical care, through legal reform of the health care system or through market forces such as the continued expansion of managed care, could adversely impact the Company's revenues. Further, increased enrollment in prepaid plans because of health care reform or for other reasons, increased participation by physicians in group practices and other factors may attract new entrants into the managed care industry and result in increased competition for the Company. Certain of the Company's competitors are significantly larger and better capitalized, provide a wider variety of services, may have more experience in providing health care management services and may have longer established relationships with HMOs. There can be no assurance that the Company will be able to compete effectively with such competitors, that additional competitors will not enter the market or that such competition will not make it more difficult to enter into affiliations with physician organizations on terms beneficial to the Company, if at all. See "Business of the Company--Competition."

    DEPENDENCE ON INFORMATION SYSTEMS. New systems are critical to developing and implementing operational, financial and disease management information. To develop its network, the Company has invested in a sophisticated management information system. See "--Year 2000 Risks" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company may experience unanticipated delays, complications and expenses in implementing, integrating and operating such systems. Furthermore, such systems may require modifications, improvements or replacements as the Company expands and as new technologies become available. See "Management's Discussion and Analysis of

Financial Condition and Results of Operations--Liquidity and Capital Resources--Year 2000" for a discussion of the effects of the year 2000 on the Company's management information systems. Such modifications, improvements or replacements may require substantial expenditures and may require interruptions in operations during periods of implementation. Moreover, implementation of such systems is subject to the availability of information technology and skilled personnel to assist the Company in creating and implementing the systems. No assurance can be given that the Company will be able to enhance existing and/or implement new information systems. The failure to successfully implement and maintain operational, financial and clinical information systems would have a material adverse effect on the Company. See "Business of the Company--Strategy of the Company."

    DEPENDENCE ON KEY PERSONNEL. The Company's future success depends on the services of its key management personnel, who include Jacob Y. Terner, M.D. and Gregg DeNicola, M.D. The loss of either of these individuals, or the inability to attract and retain a sufficient number of qualified management personnel, could have a materially adverse effect on the Company's results of operations. Currently, the Company maintains no life insurance on its key management personnel.

    RISKS INHERENT IN PROVISION OF MEDICAL SERVICES. Each of the affiliated physician organizations is involved in the delivery of health care services to the public and, therefore, is exposed to the risk of professional liability claims. Each of the affiliated physician organizations' contracts with HMOs generally require such physician organizations to indemnify the HMO for losses resulting from the negligence of physicians who were employed by or contracted with the physician organization. Claims of this nature, if successful, could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive. Moreover, in recent years, physicians, hospitals and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related claims based on the withholding of approval for or reimbursement of necessary medical services. Many of these lawsuits involve large claims and substantial defense costs. Although the Company does not engage in the practice of medicine or the provision of medical services, there can be no assurance that the Company will not become involved in such litigation in the future. The Company and its affiliated physician organizations are currently insured under policies which cover general and professional liability (including malpractice) and directors' and officers' liability insurance on a "claims made" basis in amounts deemed appropriate by management, based upon historical claims and the nature and risk of its business. In addition, the affiliated independent practice association provider contracts with physicians typically require each physician to maintain professional liability insurance coverage of the physician and of each employee, servant and agent of the physician. There can be no assurance, however, that future claims will not exceed the limits of available insurance coverage, that existing insurers will remain solvent and able to meet their obligations to provide coverage for any such claims, or that such coverage will continue to be available or available with sufficient limits and at reasonable cost to adequately and economically insure the Company's and affiliated physician organizations' operations in the future. A judgment against the Company or any of its affiliated physician organizations could have a material adverse effect on the Company.

    FULL RISK CAPITATION. Under all current HMO contracts, the affiliated physician organizations accept the financial risk for the provision of physician (including certain specialty care physician) services and certain ancillary health care services. Pursuant to the Company's future growth strategy, the Company or an affiliated entity may also accept the financial risk for hospital services. In the event that (i) the Company is unable to negotiate favorable prices or rates in contracts with providers of these services on behalf of itself or its affiliate, or (ii) the affiliated physician organizations are unable to effectively control the utilization of these services, the Company could experience material adverse effects on its results of operations.

    FLUCTUATIONS IN QUARTERLY RESULTS. The Company's financial statements (including interim financial statements) contain accruals which are calculated quarterly for estimates of incentive payments to be made by the HMOs to the affiliated physician organizations based upon a comparison of specialist and hospital utilization to budgeted costs. Quarterly results have in the past and may in the future be affected by adjustments to such estimates for actual costs incurred. Historically, the affiliated physician organizations and HMOs generally reconcile differences between actual and estimated amounts receivable or payable relating to HMO incentive payment arrangements by the third quarter of each calendar year. In the event that the affiliated physician organizations and HMOs are unable to reconcile such differences, extensive negotiation, arbitration or litigation relating to the final settlement of these amounts may occur. Any delay in the settlement of these amounts may result in an inability of the Company to record anticipated income. As the Company's network expands to include additional HMOs, the timing of these reconciliations may vary; this variation in timing may cause the Company's results not to be directly comparable to corresponding quarters in other years. The Company's financial statements also include estimates of costs for covered medical benefits incurred by enrollees, which costs have not yet been reported by the providers. While these estimates are based on information available to the Company at the time of calculation, actual costs may differ from the Company's estimates of such amounts. If the actual costs differ significantly from the amounts estimated by the Company, adjustments will be required and quarterly results may be affected. Quarterly results may also be affected by movements of HMO members from one HMO to another, particularly during periods of open enrollment for HMOs. Additionally, the Company, through the affiliated physician organizations, anticipates making acquisitions in the future. Such acquisitions could cause fluctuations in the Company's quarterly results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    YEAR 2000 RISKS. The Company is seeking to ensure that its electronic data processing systems, including any embedded systems that control equipment, will recognize the year 2000 and will not treat any date after December 31, 1999 as a date during the twentieth century. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Year 2000." However, no assurances can be given that the Company will be able to avoid all year 2000 problems, especially those that could originate with third parties with whom the Company engages in electronic transactions or otherwise does business. If the Company or any third party with whom the Company does business were to have a year 2000 problem, the Company's business could be seriously disrupted and the Company's financial condition and results of operations could be materially adversely affected.

    RISK RELATED TO INTANGIBLE ASSETS AND AMORTIZATION OF GOODWILL. The Company has a significant amount of intangible assets. As a result of acquisitions, intangible assets (net of accumulated amortization) of approximately $18,588,000 have been recorded in the Company's balance sheet as of June 30, 1998. Additional acquisitions will result in the recognition of additional intangible assets which will cause a further increase in amortization expense. Further, any future determination that a significant impairment of the value of acquired intangible assets has occurred would require the write-down of the impaired portion of unamortized goodwill to fair value, which would have a material adverse effect on the Company's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    GOVERNMENT REGULATION. The activities currently conducted by the Company and its affiliated physician organizations are subject to extensive regulation at the local, state, and federal levels. The Company believes its operations are in material compliance with applicable laws. However, the assortment of laws and regulations affecting the Company's business are complex, in many cases ambiguous and many provisions have not been the subject of regulatory or judicial interpretation. There can be no assurance that a review of the Company's business by courts or regulatory authorities will not result in a determination that the Company has not complied fully with all applicable laws and regulations in one or more aspects of its business which could adversely affect the operations of the Company. Further, there can be no assurance that the health care regulatory environment will not change so as to restrict the Company's existing operations or their expansion. See "Business of the Company--Governmental Regulation."

    In California, and in certain other states in which the Company may attempt to conduct business in the future, general business corporations are not permitted to practice medicine, exercise control over physicians who practice medicine or engage in certain practices such as fee-splitting with physicians. The statutory prohibitions against the corporate practice of medicine generally proscribe lay entities from employing or hiring health care practitioners, or from otherwise interfering directly or indirectly with a health care practitioner's practice of medicine. The Company believes that it is not engaged in the corporate practice of medicine as it neither represents to the public that it offers medical services nor purports to control the practice of medicine. Further, although the Company provides the affiliated physician organizations with administrative, management and support services, the affiliated physician organizations continue to be exclusively in control of and responsible for all aspects of the practice of medicine and delivery of medical services. The Company's agreements with its affiliated physician organizations specifically reserve to the physicians exclusive authority to make all decisions regarding medical care, including the right to employ physicians or enter into contracts for the provision of medical services or make other financial commitments. See "Business of the Company--The Affiliated Physician Organizations." There can be no assurance, however, that regulatory authorities, courts or parties with which the Company does business will not assert that the Company is engaged in the corporate practice of medicine and seek relief prohibiting the Company from carrying on business or voiding existing contractual relationships. If such assertions are made, the Company might be required to restructure its contracts with HMOs or with its affiliated physician organizations. Any such restructuring could have a material adverse effect on the Company.

    The Company is subject to federal legislation that prohibits activities and arrangements that provide kickbacks or other economic inducements for the referral of business under the Medicare and Medicaid programs. "Safe harbor" regulations have been promulgated to identify certain business and payment practices which are deemed not to violate this legislation. In addition, federal legislation (known as Stark II) currently restricts the ability of physicians to refer Medicare/Medicaid patients to entities providing certain designated health services if the physician has an ownership interest or compensation arrangement in such entity. Non-compliance with either the federal anti-kickback legislation or the federal self-referral prohibition can result in exclusion from the Medicare and Medicaid programs and civil and criminal penalties. In addition, with respect to the self-referral prohibition, the entity and the referring physician are prohibited from receiving reimbursement for services rendered. Many states, including California, have similar anti-kickback and self-referral laws which provide for similar penalties. Although the Company believes that its operations comply with all federal and state anti-kickback and self-referral laws, no assurances can be given that the Company's operations fall outside the scope of these prohibitions. Further, there can be no assurance that the Company will be able to comply with any prospective legislation which may be enacted to regulate the health care industry. See "Business of the Company-- Governmental Regulation."

    In April 1998, the Office of the Inspector General of the Department of Health and Human Services (the "OIG") issued an advisory opinion under the Medicare/Medicaid anti-kickback statute with respect to compensation arrangements in a proposed management services agreement between a medical practice management company and a primary care physician practice. Based upon such advisory opinion, the Company has revised its standard management agreement with its affiliated physician organizations to specify a flat fee payable on a monthly basis as compensation for marketing services. However, no assurance can be given that the OIG or any other health care regulatory agency will not interpret the Company's compensation arrangements to be in violation of the prohibitions of the anti-kickback statute. See "Business of the Company--Governmental Regulation."

    There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers that fraudulently or wrongfully bill governmental or other third-party payors for health care services. The federal law prohibiting false billings allows a private person to bring a civil action in the name of the United States government for violations of its provisions. The Company believes it is in material compliance with such laws, but there is no assurance that the Company's activities will not be challenged or scrutinized by governmental authorities. Moreover, technical Medicare and other reimbursement rules affect the structure of physician billing arrangements. The Company believes it is in material compliance with such regulations, but regulatory authorities may differ and in such event the Company may have to modify its physician billing arrangements. Non-compliance with such regulations may adversely affect the operation of the Company and subject it to penalties and additional costs.

    INACTIVE PRIOR MARKET FOR THE COMMON STOCK; NO ASSURANCE OF AMERICAN STOCK EXCHANGE LISTING. Prior to the Offering, the Company's Common Stock has been the subject of limited and sporadic trading on the OTC-Bulletin Board. The Company intends to apply to list the Shares and the Warrants on the American Stock Exchange under the proposed symbols "PXX" and "PXX.W," respectively. No assurance can be given that such application will be granted or, if granted, that an active trading market will develop. See "Price Range of Common Stock and Dividend Policy." There can be no assurance that an active trading market, if developed, will be sustained.

    The Board of Governors of the American Stock Exchange, Inc. has established certain standards for the initial listing and continued listing of a security on the American Stock Exchange. The standards for initial listing require, among other things, that an issuer have a three-year history of operations; minimum public distribution of 500,000 shares together with a minimum of 800 public holders or 1,000,000 shares together with a minimum of 400 public holders, and stockholders equity of at least $4,000,000; the minimum bid price for the listed securities be $3.00 per share; and the minimum market value of the public float (the shares held by non-insiders) be at least $15,000,000. The maintenance standards require, among other things, that an issuer maintain a minimum market value of its public float of at least $1,000,000, a minimum public distribution of 200,000 shares and a minimum of 300 holders and comply with certain filing requirements of the American Stock Exchange. There can be no assurance that the Company will continue to satisfy the requirements for maintaining an American Stock Exchange listing. If the Company's securities were to be de-listed from the American Stock Exchange, it would adversely affect the prices of such securities and the ability of holders to sell them, and the Company would be required to comply with the initial listing requirements to be relisted on the American Stock Exchange.

    DETERMINATION OF OFFERING PRICE; POSSIBLE VOLATILITY OF STOCK PRICE. The Offering Price of the Common Stock and the Warrants has been established by negotiation between the Company and the Representative of the Underwriters and may not be indicative of the prices that will prevail in the public market. See "Underwriting." There has been a history of significant volatility in the market prices for shares of health care companies and smaller capitalization companies generally, and it is likely that the market price of the Common Stock will be highly volatile. There can be no assurance that shares of Common Stock or the Warrants may be resold at or above the Offering Price after this Offering. Prices for the Common Stock and the Warrants following this Offering may be influenced by many factors, including announcements of legislation or regulation affecting the health care industry in general and reimbursement for health care services in particular, the depth and liquidity of the market for the Common Stock and the Warrants, investor perception of the Company and fluctuations in the Company's operating results and market conditions.

    RISK OF LOW-PRICED SECURITIES; RISK OF APPLICATION OF PENNY STOCK RULES. If the Company is unable to satisfy the American Stock Exchange's listing and/or maintenance requirements, the Common Stock would remain on, or return to, as the case may be, the OTC Bulletin Board, a screen-based electronic bulletin board maintained by the National Association of Securities Dealers, Inc. If the price per share were to drop below $5.00, then unless the Company satisfied certain net asset tests, the Company's securities would become subject to certain penny stock rules promulgated by the Securities and Exchange Commission (the "Commission"). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Common Stock becomes subject to the penny stock rules, investors in the Offering may find it more difficult to sell their shares.

    SPECULATIVE NATURE OF WARRANTS. The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Following the completion of this Offering, the market value of the Warrants will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS.  Commencing       , 1999
[the first anniversary of the effective date of the registration statement filed with respect to the Securities], the Warrants are subject to redemption by the Company at $.10 per Warrant on thirty days' prior written notice to the warrant holders if the average closing sales price of the Common Stock as reported on the American Stock Exchange equals or exceeds $18.00 per share of Common Stock for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30-day notice of redemption period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so; (ii) sell the Warrants at the current market price, if any, when they might otherwise wish to hold the Warrants; or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Capital Stock--Warrants."

    POTENTIAL ADVERSE EFFECT OF SUBSTANTIAL SHARES OF COMMON STOCK
RESERVED. The Company has reserved a total of 4,504,559 shares of Common Stock for issuance as follows: (i) 3,000,000 shares for issuance upon exercise of the 3,000,000 Warrants; (ii) 300,000 shares for issuance upon exercise of the Representative's Warrants; (iii) 300,000 shares for issuance upon exercise of the Warrants issuable upon exercise of the Representative's Warrants; (iv) 166,000 shares of Common Stock reserved for issuance pursuant to grants that may be made under the Company's Stock Option Plan, including but not limited to 55,000 shares of Common Stock reserved for issuance upon exercise of options granted to two officers of the Company at an exercise price equal to $5.00 per share; (v) 477,119 shares of Common Stock in the aggregate reserved for issuance upon exercise of options granted to three current directors and a former director of the Company at an exercise price equal to $1.25 per share; (vi) 10,000 shares of Common Stock reserved for issuance upon exercise of options granted to a recently elected director at an exercise price equal to $5.00 per share, (vii) 35,000 shares of Common Stock reserved for issuance upon exercise of options granted to the sellers of stock of Sierra Primary Care Medical Group, A Medical Corporation and Sierra Medical Management, Inc., at an exercise price equal to $5.00 per share; (viii) 13,635 shares of Common Stock reserved for issuance upon exercise of warrants granted to certain finders in connection with the 1996 Merger and related transactions at an exercise price equal to $1.375 per share; (ix) 192,725 shares of Common Stock reserved for issuance upon exercise of warrants granted to the Company's commercial lender at an exercise price of $5.00 per share; and (x) 10,080 shares that may be issued to a physician whose assets were acquired by an affiliated physician organization. The existence of the Warrants, the Representative's Warrants and any other options or warrants may adversely affect the Company's ability to consummate future equity financings. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Shares Eligible for Future Sale."

    LEGAL RESTRICTIONS ON SALES OF SHARES UNDERLYING THE WARRANTS. The Warrants are not exercisable for one year and will not then be exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants.

    LACK OF EXPERIENCE OF REPRESENTATIVE. Securities Capital Trading, Inc., the Representative, commenced operations in June 1995. The Representative has co-managed and participated as an underwriter in only two previous public offerings of securities. Accordingly, the Representative has limited experience as a co-manager or underwriter of public offerings of securities. In addition, the Representative is a relatively small firm and no assurance can be given that the Representative will be able to participate as a market maker of the Securities. No assurance can be given that any broker-dealer will be a market maker in any of the Securities. See "Underwriting."

    REPRESENTATIVE'S POTENTIAL INFLUENCE ON THE MARKET AND THE COMPANY. A significant amount of the Securities offered hereby may be sold to customers of the Representative. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Representative. If the Representative participates in the market, as a market maker or otherwise, the Representative may exert a dominating influence on the market, if one develops, for the Securities described in this Prospectus. Such market making activity may be discontinued at any time. The price and liquidity of the Common Stock and the Warrants may be significantly affected by the degree, if any, of the Representative's participation in such market. In addition, the Representative may have a continuing influence on the Company through exercise of the Representative's Warrants. See "Underwriting."

    DILUTION. The Offering Price is substantially higher than the book value per share of Common Stock. Investors purchasing shares of Common Stock in this Offering will, therefore, incur immediate, substantial dilution in net tangible book value of their shares. Substantial additional dilution could result from the expected issuance of other equity securities of the Company, including shares issued upon the exercise of currently outstanding options and warrants. See "Shares Eligible for Future Sale." In addition, the Company's expansion strategy includes acquisitions of, and affiliations with, physician organizations and acquisition of related management companies. Such acquisitions and affiliations may be consummated using newly-issued shares of Common Stock as consideration. The issuance of additional shares of Common Stock may have a dilutive effect on the net tangible book value or earnings per share following such issuance.

    SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market following this Offering could have an adverse effect on the market price of the Common Stock. Upon completion of the Offering and after giving effect to the Yorba Linda Settlement Agreement (see "Business of the Company--History of the Company"), the Company will have outstanding approximately 7,449,395 shares of Common Stock (7,899,395 shares if the Underwriters' over-allotment option is exercised in full), of which 3,000,000 shares offered hereby (3,450,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act to the extent they are not held by "affiliates" of the Company, as that term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended ("Securities Act"). The remaining 4,449,395 shares of Common Stock outstanding upon completion of the Offering will be "restricted securities" as that term is defined in Rule 144, of which 2,597,083 shares will be eligible for resale without restriction in compliance with Rule 144(k), 1,025,039 shares will be eligible for resale subject to the manner of sale, volume, notice and current public information requirements of Rule 144, and 827,273 shares will subsequently become eligible for resale under Rule 144 upon expiration of their respective one-year holding periods. Additionally, upon completion of the Offering the Company will have outstanding Warrants, Representative's Warrants and other options and warrants for the purchase of up to approximately 4,504,559 shares of Common Stock (4,954,559 shares if the Underwriters' over-allotment option is exercised in full). The existence of a large number of shares eligible for future sale could have an adverse effect on the Company's ability to raise additional equity capital or on the price at which such equity capital could be raised. See "Shares Eligible for Future Sale."

    The officers, directors and certain other stockholders of the Company, who upon completion of the Offering will own in the aggregate 1,649,039 shares of Common Stock (including all of the shares that will be eligible for resale under Rule 144 and 624,000 of the shares that will not yet be eligible for resale under Rule 144 following the Offering) and options and/or warrants to purchase up to 460,000 shares of Common Stock, are required to agree that they will not, without the consent of the Underwriters, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber any of such shares or securities exercisable or exchangeable for or convertible into shares of Common Stock, whether or not owned, or otherwise dispose of any interest therein under Rule 144 promulgated by the Commission or otherwise, for a period of not less than twelve months following the effective date (the "Effective Date") of the Registration Statement filed with respect to this Offering (the "Registration Statement"). In addition, without the consent of the Underwriters, the Company will not sell or offer for sale any of its securities for a period commencing on March 24, 1998 through a date twelve months following the Effective Date, except pursuant to or in connection with (i) the exercise of options granted by the Company under any incentive stock ownership plan (a "Plan") authorized by the Company's stockholders, (ii) the exercise of non-Plan options and warrants granted by the Company prior to March 24, 1998 and/or (iii) the issuance of shares of Common Stock in transactions involving acquisitions by the Company of the assets or equity ownership of unrelated business entities.

    In connection with obtaining its credit facility, the Company issued to the Bank warrants to purchase shares of Common Stock of the Company (the "Bank Warrants"). In the event the Company offers to the Company's shareholders the right to purchase any securities of the Company, then the holders of the Bank Warrants are entitled to participate in such rights offering.

    Certain holders of warrants to purchase shares of Common Stock have certain registration rights with respect to such shares and additional shares that may be issued to such persons upon certain dilutive events (subject to certain limitations on the numbers of shares such holders are entitled to have registered under any registration statement).

    NO DIVIDENDS. The Company has never paid cash dividends on its Common Stock and anticipates that for the foreseeable future, all earnings, if any, will be retained for the operation and expansion of the Company's business. In addition, under the Company's credit facility, the Company is prohibited from declaring or paying any dividends or distributions of earnings to its stockholders. See "Price Range of Common Stock and Dividend Policy."

    ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER AND OTHER PROVISIONS. The Company's Certificate of Incorporation and By-laws contain certain provisions that could have the effect of making it more difficult for a person to acquire, or of discouraging a third party from attempting to acquire, control of the Company, including transactions in which stockholders might receive a substantial premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they deem to be in their best interest. The Company's Certificate of Incorporation authorizes the Board of Directors to issue preferred stock ("Preferred Stock") without stockholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of the outstanding Common Stock of the Company. There are no shares of Preferred Stock presently outstanding and the Company has no present plans to issue any shares of Preferred Stock. See "Description of Capital Stock--Preferred Stock." The Company's Certificate of Incorporation further provides for the classification of its Board of Directors into three classes, with each class of directors serving staggered terms of three years. In addition, stockholders do not have the right (i) to take action by written consent without authorization by a resolution of the Board of Directors or (ii) to call special meetings of stockholders. Any amendment to the Company's Bylaws or certain provisions of the Company's Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the outstanding shares of the Company. In addition, the Company will, upon consummation of this Offering, be subject to the anti-takeover provision of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless such business combination is approved in the prescribed manner. See "Description of Capital Stock."

    Provisions in Dr. DeNicola's employment agreement provide for post-termination compensation, including payment of his salary for two years, following a merger or consolidation in which the Company is not the consolidated or surviving corporation or a transfer of substantially all of the assets of the Company. See "Management of the Company--Employment Arrangements." A change in control of the Company also constitutes an event of default under the Company's credit facility. The foregoing matters may, together or separately, have the effect of discouraging or making more difficult an acquisition or change of control of the Company.

                                  THE COMPANY

    The Company manages and administers physician organizations (i.e., medical groups and independent practice associations) that have entered into agreements with HMOs to provide physician and certain ancillary health care services to HMO members under capitated or prepaid fee arrangements. Management services are provided by the Company to each affiliated physician organization pursuant to a long-term management services agreement. Under this long-term management services agreement, the Company provides the physician organization with certain management and administrative support services, such as claims administration, utilization management and quality assurance, case management, data collection and management information systems and payor and provider contracting. The Company also provides its affiliated medical groups with leased premises, furniture, fixtures, equipment and personnel (which the Company does not provide to its affiliated independent practice associations, as such associations are operated as separate businesses with respect to these items). In order to secure its rights under the management services agreement, the Company enters into an assignable option agreement with the physician organization which gives the Company the right to designate the physician or physicians who will own the physician organization.

    Physician organizations increasingly are responding to the cost-containment pressures within the managed care industry by affiliating with managed care administrators such as the Company. The Company's management services are intended to allow affiliated physician organizations to deliver required medical services in a more cost effective manner. Management believes that cost savings can be generated without adversely affecting the quality of care provided by the physician organizations by, for example, managing the risk for hospital services as well as physician and ancillary health care services, negotiating favorable HMO and provider contracts, and generating operating efficiencies. The Company's fee arrangements with affiliated physician organizations are structured so as to allow the Company to benefit from the savings so obtained.

    The Company believes that the managed care industry operates most effectively on a regional basis, and is affected most by provider competition, physician referral patterns, custom and practice and local hospital relationships. Management believes that developing a significant local market presence permits economies of scale and greater efficiencies through centralization of operations. Management believes there is more economic opportunity in developed rather than in undeveloped managed care markets because
(i) physicians and hospitals in developed markets have established practice and referral patterns that are consistent with providing services within a managed care framework and (ii) there is generally a higher concentration of physicians and hospitals in a developed market, creating a more competitive environment with greater opportunities for the Company and its affiliated physician organizations to negotiate more favorable provider contracts. The Company has selected certain counties in Southern California as the initial primary service area for its operations because management believes that Southern California is a highly-developed managed care market.

    The Company's primary strategy is to grow through acquisition by its affiliated physician organizations of other medical groups and independent practice associations. The criteria which the Company has developed to assess potential acquisition candidates include (i) either a history of profitable operation or a compelling synergy with opportunities for economies of scale through combining operations; (ii) either geographic proximity to the Company's current operations or a material share of the potential acquisition candidate's own local marketplace; (iii) a favorable hospital relationship; and/or (iv) willingness of the acquisition candidate's management to continue managing the acquired entity following its acquisition. The Company is continuously seeking new acquisition and affiliation candidates as part of its growth strategy. There can be no assurance that any definitive agreements will be executed or that any such acquisitions or affiliations will be consummated.

    As part of the Company's future growth strategy, the Company through its affiliated physician organizations intends to seek to provide and manage all hospital health care services as well as physician and ancillary health care services to (i) enrollees within the Company's service network and (ii) Medicare enrollees not currently served through the Company's provider network, in each case in exchange for a monthly per member capitation payment from the respective payor. To implement this strategy the Company intends to seek to obtain a license pursuant to California law to contract with HMOs on a full-risk basis and certification under federal law to form and develop a Medicare Health Plan to contract with HCFA on a full-risk basis. The ability of the Company and/or any affiliated physician organization to assume the financial and managerial responsibility for hospital as well as physician and ancillary health care services will also require the Company to obtain contracts with fully-licensed HMOs or HCFA, as applicable. There can be no assurance that any such license or federal Medicare Health Plan certification can be obtained. See "Risk Factors--Risks Associated with Growth Strategy."

    Since July 1997, Prospect Medical Group has acquired four physician organizations for the aggregate consideration of approximately $12,700,000 in cash, plus promissory notes in the aggregate principal amount of $3,000,000 and the issuance of 800,000 shares of the Company's Common Stock and options to purchase 35,000 shares of the Company's Common Stock. These acquisitions increased the Company's service network in Central Orange County and resulted in the Company managing one of the largest managed care practices in the Antelope Valley region of Southern California.

                                USE OF PROCEEDS

    The estimated net proceeds to the Company from the sale of the 3,000,000 shares of Common Stock and Warrants to purchase 3,000,000 shares of Common Stock offered hereby are $15,524,000 ($17,954,000 if the Underwriters' over-allotment option is exercised in full), based on an assumed initial public offering price of $6.00 per share and $0.10 per Warrant and after deducting underwriting discounts and commissions and costs of the Offering. The Company intends to use such net proceeds as follows:

ANTICIPATED APPLICATION
---------------------------------------------------------------
Repayment of acquisition financing(1)..........................  $10,000,000
Repayment of Sierra Medical Group notes and other debt(2)......   3,250,000
Repayment of additional draw down on credit facility(3)........   1,100,000
Formation of health plans(4)...................................     500,000
Working capital................................................     674,000
                                                                 ----------
TOTAL FUNDS APPLIED............................................  $15,524,000
                                                                 ----------
                                                                 ----------

------------------------

(1) The Company intends to use a portion of the proceeds of the Offering to pay the outstanding debt under the Company's credit facility provided by its commercial lender. Approximately $10,000,000 was drawn under this facility by the Company as of June 30, 1998 in connection with the acquisitions of Santa Ana/Tustin Physicians Group, Inc., a California professional corporation ("Santa Ana/Tustin Physicians Group") and Sierra Primary Care Medical Group, A Medical Corporation ("Sierra Medical Group"). See "Business of the Company--History of the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Application of proceeds to pay the outstanding balance will make funds available under the Company's credit facility for future acquisitions. See "Risk Factors--Need for Additional Capital" and "Business of the Company--Strategy of the Company." The interest rate on the Company's credit facility varies based upon the prime rate plus an applicable margin ranging from 50 to 150 basis points. The credit facility matures on July 3, 1999.

(2) The Company intends to apply approximately $2,250,000 (outstanding balance at June 30, 1998) of proceeds of the Offering to pay off the outstanding principal of two promissory notes issued by Prospect Medical Group to acquire Sierra Medical Group and one promissory note issued by the Company to acquire Sierra Medical Management and approximately $1,000,000 of proceeds of the Offering to pay the cash portion and to pay off the principal of a promissory note that the Company issued in connection with the acquisition of certain assets of PrimeCare Medical Group of Antelope Valley, Inc., a California professional corporation ("Antelope Valley Medical Group").

(3) The Company intends to use approximately $1,100,000 of proceeds of the Offering to pay an additional draw under the Company's credit facility that was used for working capital.

(4) The Company intends to apply approximately $500,000 of proceeds of the Offering to pay certain costs associated with the formation and development of health plans. See "Business of the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Such costs include organizational expenses and initial operating expenses and making a deposit into a tangible net equity reserve. The Company intends to use a draw on its credit facility to pay for any additional costs which the Company currently estimates will total approximately $2,500,000.

    Allocation of the net proceeds of this Offering by the Company, as set forth above, represents the Company's best estimate, based upon its present plans and certain assumptions regarding general economic and industry conditions. If any of such plans or assumptions should change, the Company may find it necessary or advisable to reallocate some of the Offering proceeds within the above-described categories, or to other purposes.

    Pending any of the other uses described above, the Company intends to apply the net proceeds of the Offering to pay off any outstanding balances under the Company's credit facility and then to invest any remaining net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the United States.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

    Prior to this Offering, Prospect Medical Holdings' Common Stock has been the subject of limited and sporadic trading on the OTC Bulletin Board, a screen-based electronic bulletin board maintained by the National Association of Securities Dealers, Inc. Accordingly, there is no established public trading market for the Company's Common Stock. See "Risk Factors--Inactive Prior Market for the Common Stock; No Assurance of American Stock Exchange Listing" and "Description of Capital Stock--Listing on American Stock Exchange."

    As of July 1, 1998, the estimated number of beneficial owners of the Company's Common Stock was approximately 695 and the number of stockholders of record was 459. See "The Offering."

    No cash dividends have been paid by the Company to date and none is expected to be paid in the near future. In the event the Company becomes profitable, management currently is of the view that all earnings will be retained for the operation and expansion of the Company's business. The future dividend policy of the Company will be subject to the discretion of its Board of Directors and will depend upon a number of factors, including future earnings, financial conditions, cash needs and general business conditions. In addition, under the Company's credit facility, the Company is prohibited from declaring or paying any dividends or distributions of earnings to its stockholders. See "Risk Factors--No Dividends."

                                 CAPITALIZATION

    The following table sets forth, as of June 30, 1998, the actual and pro forma capitalization of the Company (i) giving effect to the Yorba Linda Settlement Agreement (see "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group" and "Business of the Company--History of the Company") and
(ii) as adjusted to reflect the Offering and use of proceeds therefrom. The capitalization information set forth in the table below is unaudited and is qualified by and should be read in conjunction with "Unaudited Pro Forma Financial Information," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in the Prospectus.

                                                                                     JUNE 30, 1998
                                                                      -------------------------------------------
                                                                                                    PRO FORMA AS
                                                                         ACTUAL      PRO FORMA(1)     ADJUSTED
                                                                      -------------  -------------  -------------
Short-term debt.....................................................  $   1,630,582  $   1,630,582  $     130,582
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Long-term debt......................................................  $  13,230,774  $  13,230,774        380,774
                                                                      -------------  -------------  -------------
Shareholders' equity:
  Preferred Stock, $.01 par value per share; 1,000,000 shares
    authorized; no shares issued....................................       --             --             --
  Common Stock, $.01 par value per share; 40,000,000 shares
    authorized, 5,575,718 shares issued and outstanding (actual),
    4,449,395 shares issued and outstanding (pro forma); 7,449,395
    shares issued and outstanding (as adjusted).....................         55,757         44,494         74,494
  Additional paid-in-capital........................................      5,554,195      5,622,220     21,117,097
  Accumulated deficit...............................................       (266,632)      (266,632)      (266,632)
                                                                      -------------  -------------  -------------
    Total shareholders' equity......................................      5,343,320      5,400,082     20,924,959
                                                                      -------------  -------------  -------------
      Total capitalization..........................................  $  18,574,094  $  18,630,856  $  21,305,733
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

------------------------

(1) Reflects the reduction of 1,126,323 shares of Common Stock of the Company which become unissued and authorized shares.

                                    DILUTION

    The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets reduced by the amount of total liabilities) by the number of outstanding shares of Common Stock. The following discussion allocates no value to the Warrants.

    The historical net negative tangible book value of the Company at June 30, 1998 was approximately $(13,939,504), or $(2.50) per share of Common Stock ($(13,882,742) or $(3.12) per share of Common Stock after giving effect to the Yorba Linda Settlement Agreement (see "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group" and "Business of the Company--History of the Company")). See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources." After giving effect to the Offering and the application of the net proceeds from the Offering (with an initial public offering price of $6.00 per share), the Company's net tangible book value at June 30, 1998 would have been approximately $1,962,000, or $0.26 per share. This represents an immediate increase in net tangible book value of $2.76 per share to existing stockholders and an immediate dilution in net tangible book value of $5.74 per share to new investors purchasing shares of Common Stock in the Offering. The following table illustrates this per share dilution:

Initial public offering price per share of Common Stock......             $    6.00
  Historical net negative tangible book value per share at
    June 30, 1998 after giving effect to Yorba Linda
    Settlement Agreement.....................................      (3.12)
  Increase in net tangible book value per share attributable
    to existing investors....................................       3.38
                                                               ---------
Adjusted pro forma net tangible book value per share after
  the Offering...............................................                  0.26
                                                                          ---------
Dilution per share to new investors..........................             $    5.74
                                                                          ---------
                                                                          ---------

    The following table summarizes, on an adjusted pro forma basis as of June 30, 1998, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price paid per share by the existing stockholders and by new investors at an initial public offering price of $6.00 per share:

                                                                                      TOTAL
                                                  SHARES PURCHASED(1)(2)       CONSIDERATION(1)(2)
                                                ---------------------------  ------------------------   AVERAGE PRICE
                                                     NUMBER        PERCENT      AMOUNT       PERCENT      PER SHARE
                                                ----------------  ---------  -------------  ---------  ---------------
Existing stockholders(2)......................         4,449,395       59.7% $   5,666,714       23.9%    $    1.27
New investors.................................         3,000,000       40.3     18,000,000       76.1          6.00
                                                ----------------  ---------  -------------  ---------
  Total.......................................         7,449,395      100.0% $  23,666,714      100.0%
                                                ----------------  ---------  -------------  ---------
                                                ----------------  ---------  -------------  ---------

------------------------

(1) Assuming the Underwriters' over-allotment option is exercised in full, sales of Common Stock by the Company in the Offering will reduce the number of shares of Common Stock held by existing stockholders to 56.3% of the total number of shares of Common Stock to be outstanding after the Offering, and will increase the number of shares held by new investors to 43.7% of the total number of shares of Common Stock to be outstanding after the Offering. See "Beneficial Ownership of Capital Stock."

(2) After giving effect to the reduction of 1,126,323 shares of Common Stock outstanding in conjunction with the Yorba Linda Settlement Agreement.

(3) The above computations assume no exercise after June 30, 1998 of any of the outstanding options and warrants to purchase shares of the Common Stock. As of June 30, 1998, there were options and warrants outstanding to purchase a total of 783,479 shares of Common Stock at a weighted average exercise price of $2.65 per share, all of which were exercisable on such date. To the extent that these options and warrants are exercised, there will be further dilution to new investors.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma consolidated balance sheet at June 30, 1998 and the unaudited pro forma consolidated statements of operations for the year ended September 30, 1997 and the nine months ended June 30, 1998 have been prepared to reflect adjustments to the Company's historical financial position and results of operations to give effect to the following completed transactions as if such transactions had been consummated at earlier dates.

    Effective July 14, 1997, Prospect Medical Group (an affiliate of the Company) acquired Santa Ana/ Tustin Physicians Group for cash consideration of $5,000,000. Effective September 25, 1997 Prospect Medical Group and the Company acquired Sierra Medical Group and Sierra Medical Management, Inc., respectively, for consideration totaling $9,000,000 in cash and notes and 600,000 shares of the Company's common stock and options to purchase 35,000 shares of the Company's common stock. These two acquisitions resulted in goodwill and other intangible assets of $5,081,343 and $11,127,000, respectively.

    Effective as of June 1, 1998, Sierra Medical Group and the Company acquired certain assets (primarily management rights and provider contracts) of Antelope Valley Medical Group and its affiliated management company for $1,000,000 in cash and notes and 200,000 shares of the Company's common stock. This acquisition resulted in goodwill and other intangible assets of $2,047,375. None of the personnel or facilities of Antelope Valley Medical Group or its related management company were acquired by Sierra Medical Group or the Company. The general and administrative costs shown in the unaudited pro forma consolidated statements of operations for the year ended September 30, 1997 and the nine months ended June 30, 1998 for Antelope Valley Medical Group reflect historical costs incurred by or on behalf of Antelope Valley Medical Group for the year ended September 30, 1997 and eight months ended May 31, 1998, respectively. The Company believes that it will be able to integrate the acquired assets into the existing operations of its affiliated physician organizations utilizing personnel and facilities already located and operating in the Antelope Valley and thereby significantly reduce the general and administrative costs associated with the operations of the assets acquired from Antelope Valley Medical Group. Therefore, the Company does not believe that the historical general and administrative costs of Antelope Valley Medical Group are indicative of the costs likely to be incurred in future periods. In addition, prior to acquisition, the former management of Antelope Valley Medical Group had determined that it could not operate Antelope Valley Medical Group profitably, and therefore a non-recurring expense totaling $3,168,260 was recorded by the former management of Antelope Valley Medical Group in the twelve-month period ended December 31, 1997.

    The unaudited pro forma financial information also gives effect to the Yorba Linda Settlement Agreement. Certain physicians employed by Yorba Linda Medical Group who have provided physician services to enrollees of Prospect Medical Group sought release from the exclusivity and other noncompetition provisions in their agreements with Prospect Medical Group. Effective July 1, 1998, the Company and Prospect Medical Group entered into the Yorba Linda Settlement Agreement with these physicians who were also stockholders of the Company. Pursuant to the Yorba Linda Settlement Agreement, the stockholders returned to the Company an aggregate of 1,126,323 shares of the Company's common stock that had been issued to them in connection with the 1996 Merger in exchange for a release by Prospect Medical Group from the non-competition and exclusivity provisions contained in their agreements. The Company estimates that a maximum of approximately 13,000 enrollees who were served by the departing physicians related to Yorba Linda Medical Group may be transferred from Prospect Medical Group. The effect of the Yorba Linda Settlement Agreement was to reduce operating revenues on the pro forma consolidated statements of operations as compared to the historical consolidated statements of operations. Likewise, the cost of medical services was reduced on the pro forma consolidated statements of operations as compared to the historical statements of operations because the costs associated with providing the medical services to the Yorba Linda Medical Group enrollees would not have been incurred; however, no other adjustments to reduce operating expenses, except for an estimate of the costs incurred related to management fee revenues which will no longer be earned, which might have resulted from such reduction have been made. See "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group."

    The unaudited pro forma consolidated statements of operations for the year ended September 30, 1997 and the nine months ended June 30, 1998 reflect the pro forma results of operations of all entities acquired and the impact from the Yorba Linda Settlement Agreement as if such acquisitions and Settlement Agreement had been effected as of October 1, 1996.

    The pro forma financial information has been prepared by management based on the historical consolidated audited and unaudited financial statements of the Company and the affiliated physician organizations as of and for the year ended September 30, 1997 and as of and for the nine months ended June 30, 1998. Additional general and administrative expenses, which may have been required to support the operations of the acquired entities, are not included in the consolidated pro forma results of operations. The Company and its affiliated physician organizations have not had any experience prior to June 1, 1998 operating or managing the assets acquired from Antelope Valley Medical Group and its affiliated management company. These assets will need to be integrated with those assets currently managed by the Company. Consequently, the Company's actual results of operations or financial condition may differ from the information presented in the pro forma financial information as a result of this acquisition. Similarly, the effect of the Yorba Linda Settlement Agreement on the Company's actual results of operations or financial condition may differ from the pro forma financial information since the Company has historically included the revenues and related expenses derived from the enrollees of Yorba Linda Medical Group within its affiliated physician organizations' service network and such enrollees may be transferred from the Company's affiliated physicians organization in the future. The pro forma financial information is presented for illustrative purposes and does not purport to represent what the results of operations or financial condition of the Company for the periods or at the dates presented would have been if such transactions had been consummated as of such dates and is not indicative of the results that may be obtained in the future.

    The pro forma statement of operations for the year ended September 30, 1997 also reflects the proposed Offering of Common Stock including the Warrants, at an assumed initial public offering price of $6.00 per share and $.10 per Warrant, and gives effect to the receipt and application of the estimated net proceeds from this Offering, as if such transaction had occurred on October 1, 1996. The pro forma statement of operations for the nine months ended June 30, 1998 also reflects the proposed Offering and gives effect to receipt and application of the estimated net proceeds from this Offering, including the repayment of certain indebtedness, as if such transactions had occurred on October 1, 1997. The pro forma balance sheet as of June 30, 1998 also reflects the proposed Offering and gives effect to the receipt and application of the estimated net proceeds from this Offering, as if such transaction had occurred on June 30, 1998.

    The pro forma financial information is based on the financial statements of the Company, after giving effect to the assumptions and adjustments in the accompanying notes to the pro forma financial information.

                                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
                               OF OPERATIONS DATA

                                                           YEAR ENDED SEPTEMBER 30, 1997
                 ------------------------------------------------------------------------------------------------------------------
                            SANTA ANA/   SIERRA
                              TUSTIN     MEDICAL
                            PHYSICIANS    GROUP
                            GROUP FOR    FOR THE
                               THE       PERIOD   ANTELOPE
                 PROSPECT     PERIOD     10/1/96   VALLEY    YORBA LINDA                                                 PRO FORMA
                 MEDICAL     10/1/96       TO     MEDICAL     SETTLEMENT     PRO FORMA                     OFFERING          AS
                 HOLDINGS   TO 7/13/97   9/24/97   GROUP     AGREEMENT(1)   ADJUSTMENTS         TOTAL   ADJUSTMENTS(5)    ADJUSTED
                 --------   ----------   -------  --------   ------------   -----------        -------  --------------   ----------

                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)

Total Operating
  Revenues.....  $ 29,955     $7,539     $12,899  $ 6,614      $(8,278)       $--              $48,729     $--            $48,729
                 --------   ----------   -------  --------   ------------   -----------        -------  --------------   ----------
Cost of Medical
  Services.....    23,202      5,151       7,773    6,246       (5,866)        --               36,506      --             36,506
General and
Administrative...    7,236     2,507       5,272    1,181         (891)       (1,442)(2)(3)     13,863      (1,347)(5)     12,516
Depreciation
  and
Amortization...       244         34          45      398       --             857(4)            1,578      --              1,578
                 --------   ----------   -------  --------   ------------   -----------        -------  --------------   ----------
  Total Cost of
  Operations...    30,682      7,692      13,090    7,825       (6,757)         (585)           51,947      (1,347)        50,600
Provision for
  Impairment of
  Goodwill.....    (2,197)     --          --      (2,856)      --             --               (5,053)     --             (5,053)
                 --------   ----------   -------  --------   ------------   -----------        -------  --------------   ----------
Income (Loss)
  Before
  Provision for
  Income
  Taxes........    (2,924)      (153)       (191)  (4,067)      (1,521)          585            (8,271)      1,347         (6,924)
Income Tax
  Benefit......      (285)      (123)        (41)   --          --             --                 (449)     --               (449)
                 --------   ----------   -------  --------   ------------   -----------        -------  --------------   ----------
  Net Income
    (Loss).....  $ (2,639)    $  (30)    $  (150) $(4,067)     $(1,521)       $  585           $(7,822)    $ 1,347        $(6,475)
                 --------   ----------   -------  --------   ------------   -----------        -------  --------------   ----------
                 --------   ----------   -------  --------   ------------   -----------        -------  --------------   ----------
Basic and
  Diluted
  Weighted
  Average
  Number of
  Common
  Shares.......     4,801                                                                        4,801                      4,801
Pro Forma
 Adjustments...     --                                                                            (336)                     2,664
                 --------                                                                      -------                   ----------
                    4,801                                                                        4,465                      7,465
                 --------                                                                      -------                   ----------
                 --------                                                                      -------                   ----------
Basic and
  Diluted Loss
  Per
  Share........  $  (0.55)                                                                     $ (1.75)                   $ (0.87)
                 --------                                                                      -------                   ----------
                 --------                                                                      -------                   ----------

  See accompanying notes to the unaudited pro forma consolidated statement of operations data.

(1) The reductions in revenues related to the Yorba Linda Settlement Agreement include primarily lost capitation and shared risk revenues based on the estimate of lost enrollees serviced by the specific physicians at their capitated rates and revenues under the management agreement with Yorba Linda Medical Group. Medical costs and operating expenses are reduced based upon the estimated medical loss ratio calculated with respect to the related capitation revenue and an adjustment to general and administrative costs related to the provision of management services.

(2) Assumed aggregate interest costs of $1,206,000 with respect to debt incurred related to the three acquisitions made are as follows:

     (i) The $5,000,000 debt incurred related to Santa Ana/Tustin Physicians Group is for nine and one-half months at an interest rate of 9% per annum.

     (ii) The $9,000,000 debt incurred related to Sierra Medical Group and its related management company is for 12 months at an average rate of approximately 8.4% per annum.

    (iii) The $1,000,000 debt incurred related to Antelope Valley Medical Group and its related management company is for 12 months at a rate of 9% per annum.

(3) Reductions in certain general and administrative expenses of $2,648,000 relate to reductions in certain officer salaries and rent of Santa Ana/Tustin Physicians Group and Sierra Medical Group and its related management company due to new employment and rental agreements entered into concurrent with the closing of the acquisitions. No significant reductions resulted from the acquisition of the assets of Antelope Valley Medical Group and its related management company.

(4) Additional amortization of goodwill resulting from acquisitions as follows:

    The goodwill acquired in the acquisitions of Santa Ana/Tustin Physicians Group, Sierra Medical Group and its related management company and certain assets of Antelope Valley Medical Group and its related management company totaled $5,081,343, $11,127,000 and $2,047,375, respectively. The Company is amortizing such goodwill over 20 years.

    Consequently, pro forma amortization with respect to the acquisition of Santa Ana/Tustin Physicians Group from October 1, 1996 to July 13, 1997 was $201,000, for Sierra Medical Group and its related management company was $556,000 and for certain assets of Antelope Valley Medical Group and its related management company was $100,000.

(5) Reduction of $1,347,000 of interest resulting from repayment of all interest bearing acquisition related debt utilizing the Offering proceeds.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                          NINE MONTHS ENDED JUNE 30, 1998
                         -------------------------------------------------------------------------------------------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      ANTELOPE VALLEY
                                          MEDICAL
                          PROSPECT         GROUP
                           MEDICAL     (EIGHT MONTHS   YORBA LINDA                             PRO FORMA
                          HOLDINGS         ENDED       SETTLEMENT    PRO FORMA                 OFFERING      PRO FORMA AS
                         (HISTORICAL)  MAY 31, 1998)   AGREEMENT(4) ADJUSTMENTS    TOTAL    ADJUSTMENTS(3)     ADJUSTED
                         -----------  ---------------  -----------  -----------  ---------  ---------------  -------------
Total Operating
  Revenues.............   $  40,314      $   5,235      $  (6,213)   $  --       $  39,336     $  --           $  39,336
                         -----------        ------     -----------  -----------  ---------       -------     -------------
Cost of Medical
  Services.............      26,854          4,992         (4,440)      --          27,406        --              27,406
General and
  Administrative.......      12,294            477           (631)          60(1)    12,200       (1,088)(3)      11,112
Depreciation and
  Amortization.........         786            188         --               67(2)     1,041       --               1,041
                         -----------        ------     -----------  -----------  ---------       -------     -------------
  Total Cost of
    Operations.........      39,934          5,657         (5,071)         127      40,647        (1,088)         39,559
Provision for
  Impairment of
  Goodwill.............      --                312         --           --             312        --                 312
                         -----------        ------     -----------  -----------  ---------       -------     -------------
Income (loss) before
  Provision for Income
  Taxes................         380           (734)        (1,142)        (127)     (1,623)        1,088            (535)
Income Tax Expense.....           4         --             --           --               4        --                   4
                         -----------        ------     -----------  -----------  ---------       -------     -------------
  Net Income (Loss)....   $     376      $    (734)     $  (1,142)   $    (127)  $  (1,627)    $   1,088       $    (539)
                         -----------        ------     -----------  -----------  ---------       -------     -------------
                         -----------        ------     -----------  -----------  ---------       -------     -------------
Weighted Average Number
  of Common
  Shares...............       5,398                                                  5,398                         5,398
Pro Forma
  Adjustments..........      --                                                       (948)                        2,051
                         -----------                                             ---------                   -------------
                              5,398                                                  4,450                         7,449
                         -----------                                             ---------                   -------------
                         -----------                                             ---------                   -------------
Basic and Diluted Net
  Loss Per Share.......   $    0.07                                              $   (0.37)                    $   (0.07)
                         -----------                                             ---------                   -------------
                         -----------                                             ---------                   -------------

------------------------

(1) Assumed aggregate interest costs of $60,000 with respect to debt of $1,000,000 incurred related to the acquisition of certain assets of Antelope Valley Medical Group and its related management company is based upon 9 months interest at a rate of 9% per annum.

(2) Additional amortization of goodwill resulting from acquisitions as follows:

       The goodwill acquired in the acquisition of certain assets of Antelope Valley Medical Group and its related management company totaled $2,047,375. The Company is amortizing such goodwill over 20 years. Consequently pro forma amortization with respect to the acquisition of Antelope Valley Medical Group and its related management company was $67,000.

(3) Reduction of $1,088,000 of interest resulting from the repayment of all interest bearing acquisition related debt utilizing the Offering proceeds.

(4) The reductions in revenues related to the Yorba Linda Settlement Agreement include primarily lost capitation and shared risk revenues based on the estimate of lost enrollees serviced by the specific physicians at their capitated rates and revenues for management services. Medical costs and operating expenses are reduced based upon the estimated medical loss ratio calculated with respect to the related capitation revenue and an adjustment to general and administrative costs related to the provision of management services.

    UNAUDITED PRO FORMA CONSOLITATED BALANCE SHEET DATA AS OF JUNE 30, 1998

                                                                    PRO FORMA
                                                                   ADJUSTMENTS
                                                 PROSPECT MEDICAL  YORBA LINDA       PRO FORMA
                                                     HOLDINGS       SETTLEMENT       OFFERING        PRO FORMA
                                                   (HISTORICAL)    AGREEMENT(1)   ADJUSTMENTS(2)    AS ADJUSTED
                                                 ----------------  ------------  -----------------  ------------
ASSETS
Current Assets:
  Cash and cash equivalents....................   $    1,765,408    $   56,762     $   1,174,877    $  2,997,047
  Accounts receivable, net of allowance........        4,864,892        --              --             4,864,892
  Prepaid expenses and other expenses..........          341,425        --              --               341,425
  Recoverable income taxes.....................          154,655        --              --               154,655
                                                 ----------------  ------------  -----------------  ------------
Total current assets...........................        7,126,380        56,762         1,174,877       8,358,019
Property, improvements and equipment:
  Land.........................................           40,620        --              --                40,620
  Leasehold improvements.......................          120,000        --              --               120,000
  Equipment....................................        1,810,460        --              --             1,810,460
  Furniture and fixtures.......................          153,537        --              --               153,537
                                                 ----------------                                   ------------
                                                       2,124,617        --              --             2,124,617
  Less: accumulated depreciation and
    amortization...............................         (501,563)       --              --              (501,563)
                                                 ----------------  ------------  -----------------  ------------
                                                       1,623,054        --              --             1,623,054
Deposits and other assets......................          109,971        --              --               109,971
Deferred tax assets............................          361,121        --              --               361,121
Deferred financing costs.......................          374,378        --              --               374,378
Deferred offering costs........................          320,121        --              (320,121)              0
Goodwill and other intangible assets, net......       18,588,325        --              --            18,588,325
                                                 ----------------  ------------  -----------------  ------------
Total assets...................................   $   28,503,350    $   56,762     $     854,756    $ 29,414,868
                                                 ----------------  ------------  -----------------  ------------
                                                 ----------------  ------------  -----------------  ------------
Liabilities and Shareholders' Equity
Current Liabilities:
  Accrued medical claims.......................   $    6,024,959    $   --         $    --          $  6,024,959
  Accounts payable.............................        2,040,225        --              (320,121)      1,720,104
  Notes payable and capital lease obligations,
    current portion............................        1,630,582        --            (1,500,000)        130,582
                                                 ----------------  ------------  -----------------  ------------
Total current liabilities......................        9,695,766        --            (1,820,121)      7,875,645
Notes payable and capital lease obligations....       13,230,774        --           (12,850,000)        380,774
Deferred income taxes..........................          233,490        --              --               233,490
                                                 ----------------  ------------  -----------------  ------------
Total liabilities..............................       23,160,030        --           (14,670,121)      8,489,909
Shareholders' equity:
  Common stock.................................           55,757       (11,263)           30,000          74,494
  Additional paid-in capital...................        5,554,195        68,025        15,494,877      21,117,097
  Accumulated deficit..........................         (266,632)       --              --              (266,632)
                                                 ----------------  ------------  -----------------  ------------
Total shareholders' equity.....................        5,343,320        56,762        15,524,877      20,924,959
                                                 ----------------  ------------  -----------------  ------------
Total liabilities and shareholders' equity.....   $   28,503,350    $   56,762     $     854,756    $ 29,414,868
                                                 ----------------  ------------  -----------------  ------------
                                                 ----------------  ------------  -----------------  ------------

------------------------

(1) Pro forma adjustments to reflect the Yorba Linda Settlement Agreement pursuant to which 1,126,323 shares of the Company's Common Stock are to be surrendered to the Company plus $56,762 is to be paid by certain physician stockholders of the Company and a contracting physician in return for a release from certain noncompetition provisions in agreements entered into during the 1996 Merger.

(2) Pro forma adjustments to reflect the closing of the proposed Offering are as follows:

       (a) Estimated proceeds from the Offering of $18,300,000, less underwriters discount and transactions costs of $2,775,123 (assumes no over-allotment).

       (b) Utilization of proceeds from successful Offering to pay down certain borrowings.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS, AND THE NOTES THERETO AND THE OTHER FINANCIAL INFORMATION, APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE DISCUSSIONS IN THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND IN "RISK FACTORS" AND ELSEWHERE IN THE PROSPECTUS.

GENERAL

    The Company manages and administers medical groups and independent practice associations that have entered into agreements with HMOs to provide medical services to enrollees under a capitated or prepaid fee arrangement.

    As discussed further in Note 1 to the Company's consolidated financial statements, under applicable financial reporting requirements the financial statements of the affiliated physician organizations with which the Company has long term management services agreements are consolidated with those of the Company. This consolidation is required under EITF Issue No. 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements" issued by the Emerging Issues Task Force of the Financial Accounting Standards Board because the Company is deemed to hold a controlling financial interest in such organizations through a nominee shareholder. The Company can (through an assignable option agreement) change the nominee shareholder at will on an unlimited basis and for nominal cost. There is no limitation on who may be named by the Company as a nominee shareholder except that such person must be a licensed physician or otherwise permitted by law to hold shares in a professional corporation. See "Business of the Company--The Affiliated Physician Organizations--Management Services" and "Business of the Company--The Affiliated Physician Organizations--Assignable Option Agreements" for a description of the management services agreements and assignable option agreements. As a consequence of this consolidation, the operations of the Company's affiliated physician organizations have, and will continue to have, a significant impact upon the Company's financial statements.

    On July 31, 1996, a wholly-owned subsidiary of the Company merged into Prospect Medical Systems in the 1996 Merger, with Prospect Medical Systems being the surviving corporation and a wholly-owned subsidiary of the Company. Concurrently with the 1996 Merger, the name of the Company was changed from Med-Search, Inc. ("Med-Search") to its current name, Prospect Medical Holdings, Inc. Under applicable financial reporting requirements, Prospect Medical Group, Inc. (a medical group that is and was affiliated with Prospect Medical Systems prior to the 1996 Merger) is considered the predecessor entity to the Company for periods prior to July 31, 1996 for financial statement reporting purposes.

    Prospect Medical Group's subsidiaries, Santa Ana/Tustin Physicians Group and Sierra Medical Group, were acquired on July 14, 1997, and September 25, 1997, respectively. As of the dates of acquisition by Prospect Medical Group, Santa Ana/Tustin Physicians Group and Sierra Medical Group had approximately 12,000 and 15,000 covered lives, respectively. Pegasus Medical Group, a wholly-owned subsidiary of Prospect Medical Group that was formed on November 7, 1996, had no medical operations until its acquisition of certain assets of Western Medical Group on October 31, 1997. Based upon the number of lives served by Western Medical Group on October 31, 1997, this acquisition provided Pegasus Medical Group with approximately 5,300 covered lives. Sierra Medical Group acquired certain assets of Antelope Valley Medical Group effective as of June 1, 1998, including responsibility for approximately 12,000 covered lives. Such acquisitions have been accounted for under the purchase method of accounting and the operations of such acquired physician organizations have been included on a consolidated basis in the

Company's financial statements for periods after the effective date of such acquisitions. Consequently, the Company's financial statements for the fiscal year ending September 30, 1997 reflect only 2.5 months of the operations of Santa Ana/Tustin Physicians Group and no operations for either Sierra Medical Group or Pegasus Medical Group. In addition, the Company's balance sheet as of September 30, 1997 does not reflect the acquisition of certain assets of Western Medical Group by Pegasus Medical Group or any assets of Antelope Valley Medical Group and its related management company. The Western Medical Group acquisition was not considered material when the determination was made for inclusion of separate historical financial statements.

    The Company's consolidated revenues are composed primarily of (1) monthly payments (capitation) made by HMOs to the Company's affiliated physician organizations on behalf of the HMOs' members who have chosen or been assigned to one of these organizations to provide for the HMOs' members' medical needs under managed care arrangements, (2) fee-for-service collections generated by the affiliated physician organizations for medical services provided and (3) incentive payments made under risk-sharing agreements with HMOs utilizing funds (i.e. "risk pools" or "bonus pools") withheld or paid by the HMOs to promote and reward savings obtained through the efficient utilization of medical services. See "Business of the Company--Managed Care Industry Overview" for a brief description of such payments. Additional revenues are received by the Company in the form of management fees from non-affiliated physician organizations.

    The Company's consolidated cost of medical services consists largely of (1) monthly capitation payments to those primary care physicians and specialists contracting with the affiliated independent practice associations who have elected that means of compensation, (2) mostly discounted fee-for-service payments made to non-capitated specialists and other providers of medical services who are not employed by Prospect Medical Group or its medical group subsidiaries and (3) salaries, benefits and other compensation paid to physicians and other medical professionals who are employees of Prospect Medical Group or its medical group subsidiaries.

    In order for the Company to implement its growth strategy, the Company has been required to invest in the expansion of its operating infrastructure. Approximately 68 additional persons were hired during the period from April 1, 1997 to March 31, 1998, in part to establish separate departments to manage the areas of (i) clinical operations, including case management and quality control,
(ii) claims and management information systems operations, (iii) contracting, and (iv) independent practice association/medical management, including billing and collecting, practice management, medical staff and provider relations. Each of these departments operates under the supervision of a vice president; since March 31, 1998 the Company has not significantly increased the number of its permanent employees.

    Other general and administrative expenses incurred in preparation for implementation of the Company's growth strategy included investment in advanced management information systems equipment and increased legal and accounting costs in connection with the Company's acquisition program. In fiscal year 1998, Prospect Medical Systems acquired the hardware and software for a sophisticated management information system at an initial investment of approximately $1,100,000. The Company currently estimates that the total cost will be expended in fiscal year 1998. The Company commenced using the new system on September 1, 1998. The Company borrowed approximately $600,000 of the total cost from an unaffiliated lender under a long-term loan agreement at an interest rate of 10.25% per annum. The Company anticipates that any additional costs that are incurred to install and implement this system will be paid from cash generated from operations.

RESULTS OF OPERATIONS

    Comparison of the Company's historical results of operations for the fiscal years ended September 30, 1997, 1996 and 1995 and for the nine month periods ended June 30, 1998 and 1997 will not, in the view of management of the Company, prove meaningful because of the rapid growth of the Company during such periods and because the affiliation relationships entered into by the Company during those periods are not reflected in the Company's historical results of operations for prior periods. Instead, a summary of the elements which management of the Company believes essential to an analysis of the results of operations for such periods is presented below.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED WITH FISCAL YEAR ENDED SEPTEMBER
  30, 1996

    The Company's operating revenues increased to $29,955,000 in the fiscal year ended September 30, 1997 from $24,435,000 in the fiscal year ended September 30, 1996, representing an increase of $5,520,000. Of this increase, $4,355,000 resulted from an increase in capitation revenue to $24,606,000 in the fiscal year ended September 30, 1997 from $20,251,000 in the fiscal year ended September 30, 1996. The increase of $4,355,000 in capitation revenues from 1996 resulted from the addition of 13,000 enrollees or approximately $2,555,000 from internal growth and approximately 27,000 enrollees or approximately $1,800,000 as a result of the acquisitions. As of September 30, 1997, the number of managed care patients enrolled in the Company's networks totaled approximately 75,000 as compared to approximately 35,000 at the same date in 1996.

    Fee-for-service revenue increased to $1,188,000 during the fiscal year ended September 30, 1997 from $705,000 during the fiscal year ended September 30, 1996. This increase is primarily the result of an increase in co-payments made by enrollees under HMO agreements and fees from non-capitated patients. Fee-for-service revenue as a percentage of operating revenues increased to approximately 4.0% during the fiscal year ended September 30, 1997 from approximately 2.9% during the fiscal year ended September 30, 1996. The Company believes that this percentage will not increase significantly as the Company and its affiliated physician organizations undertake additional acquisitions.

    Incentive payments consist of bonus pool revenue that is paid to affiliated physician organizations. Bonus pool revenue increased to $2,509,000 during the fiscal year ended September 30, 1997 from $1,562,000 during the fiscal year ended September 30, 1996. This increase was due to increased enrollees and better risk management.

    Revenue from management services provided to unaffiliated physician organizations ("MSO Revenue") increased to $1,429,000 for the fiscal year ended September 30, 1997 from $945,000 for the fiscal year ended September 30, 1996. The increase resulted from the Company managing additional unaffiliated physician organizations during the year ended September 30, 1997. For the fiscal year ended September 30, 1997, $891,000 of the MSO Revenue and for the fiscal year ended September 30, 1996, $901,000 of the MSO Revenue was derived from management services provided to Yorba Linda Medical Group. A portion of such revenues terminated as of July 1, 1998. See "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group."

    The cost of medical services for the fiscal year ended September 30, 1997 was $23,202,000, representing an increase of $3,710,000 from $19,492,000 in the prior fiscal year. The total cost of medical services increased from fiscal year 1996 to fiscal year 1997 as a result of the increase in the number of enrollees from the Company's acquisition program and internal growth. The medical loss ratio (the ratio of the cost of medical services to operating revenues derived from medical services) was 82.0% and 86.6% for the fiscal years ended September 30, 1997 and 1996, respectively. The decrease in the medical loss ratio from fiscal year 1996 to fiscal year 1997 resulted from lower medical costs per enrollee at the acquired physician organizations.

    The Company and its affiliates have taken several additional actions since October 1, 1997 in an attempt to continue to reduce their respective costs. These actions include closer monitoring of claims authorizations, renegotiation of contracts for certain specialty and ancillary health care services, including obstetrics and gynecology, orthopedics, general surgery, outpatient radiology and physical therapy and entering into new agreements for certain hospital services and hospital-based physicians. The Company has entered into a lease to consolidate the operations of Santa Ana/Tustin Physicians Group with certain operations of Prospect Medical Group. The Company has also entered into a lease to consolidate the management and administrative functions performed by Prospect Medical Systems for Prospect Medical Group and Santa Ana/Tustin Physicians Group into a single location on or about the end of the first quarter of fiscal year 1999.

    Gross margin for the fiscal year ended September 30, 1997 increased to $6,753,000 from $4,943,000 for the prior fiscal year, representing 22.5% and 20.2% of total operating revenues for the fiscal years ended September 30, 1997 and 1996, respectively. The increase in gross margin resulted from a larger increase in total operating revenues than the increase in the cost of medical services as a result of lower medical costs per enrollee at the acquired physician organizations.

    General and administrative expenses for the fiscal year ended September 30, 1997 rose to $7,300,000 from $4,212,000 for the preceding fiscal year, representing 24% and 17% of gross revenues for the respective year. The largest component of such costs is non-physician salaries and benefits. Salaries and benefits increased to $4,318,000 during the fiscal year ended September 30, 1997 from $2,559,000 during the fiscal year ended September 30, 1996, an increase of 69%. This increase resulted from the increase in the number of management personnel hired in preparation for implementation of the Company's growth strategy and cost containment programs.

    Other general and administrative expenses incurred in preparation for implementation of the Company's growth strategy included employee training in connection with investment in advanced management information systems equipment, and increased legal and accounting costs. Physician office expenses increased to $869,000 during the fiscal year ended September 30, 1997 from $696,000 during the fiscal year ended September 30, 1996. This increase is primarily the result of additional offices for the medical groups acquired pursuant to the Company's acquisition program. Other operating expenses increased to $2,113,000 during the fiscal year ended September 30, 1997 from $957,000 during the fiscal year ended September 30, 1996, an increase of 121%. This increase is primarily the result of the Company's acquisition program and an increase in personnel support.

    Depreciation and amortization rose to $244,000 for the fiscal year ended September 30, 1997 as compared to $102,000 for the fiscal year ended September 30, 1996.

    The acquisition of the stock of Santa Ana/Tustin Physicians Group, Sierra Medical Group and Sierra Medical Management (and certain assets of Western Medical Group and Antelope Valley Medical Group) and related entities have been accounted for by the Company using the purchase method of accounting, under which the Company records as goodwill the excess of the purchase price over the fair value of the net tangible assets of the acquired businesses. As of September 30, 1997, the Company's total consolidated assets were approximately $24,511,000, of which approximately $16,530,000, or 67.4% was goodwill. Goodwill is being amortized on a straight-line basis over a 20 year period.

    Substantially all of the goodwill on the Company's consolidated balance sheet as of September 30, 1997 is related to acquiring the stock of Santa Ana/Tustin Physicians Group, Sierra Medical Group and Sierra Medical Management. The Company evaluates each acquisition and establishes an appropriate amortization period based on the underlying facts and circumstances. Currently, the Company uses 20 years based on a preliminary allocation of the estimated fair values of the net assets acquired. Subsequent to each acquisition, the Company will reevaluate such facts and circumstances to determine if the related goodwill continues to be realizable and if the amortization period continues to be appropriate.

    Amortization of goodwill for the fiscal year ended September 30, 1997 was $49,000. In addition, during the fiscal year ended September 30, 1997 the Company voluntarily terminated one HMO contract related to the provider network acquired in the 1996 Merger because the capitation payments made under this contract were not sufficient to cover the cost of medical services provided thereunder. This HMO contract was the primary asset acquired in that transaction. Consequently, all intangible assets acquired from Med-Search were considered impaired and of no continuing value. To reflect this asset impairment, a loss totaling $2,197,000 was recorded in the fiscal year ended September 30, 1997.

    Affiliations with additional physician organizations which result in the recognition of additional goodwill would cause amortization expense to increase further. Any future determination that a significant impairment has occurred would require the write-down of the impaired portion of unamortized goodwill to fair value, which would have a material adverse effect on the Company's results of operations. See "Risk Factors--Risk Related to Intangible Assets and Amortization of Goodwill."

    Interest expense was $152,000 during the fiscal year ended September 30, 1997, as compared to none in the prior year, and was attributable to two and one half months of interest on funds drawn on the Company's revolving credit agreement for acquisition purposes.

    As a consequence of incurring the foregoing expenses, the Company suffered a net loss of $2,639,000 for the fiscal year ended September 30, 1997 as compared to net income of $555,000 for the prior fiscal year.

FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED WITH FISCAL YEAR ENDED SEPTEMBER
  30, 1995

    The Company's operating revenues increased to $24,435,000 in the fiscal year ended September 30, 1996 from $14,657,000 in the fiscal year ended September 30, 1995, representing an increase of $9,778,000, as a result of internal growth. As of September 30, 1996 the number of managed care patients enrolled in the Company's networks totaled approximately 35,000 as compared to approximately 27,000 at the same date in 1995.

    The cost of medical services for the fiscal year ended September 30, 1996 was $19,492,000, representing an increase of $8,832,000 from $10,660,000 the prior fiscal year. During the fiscal year ended September 30, 1996, the increase in operating revenues was slightly higher than the increase in the cost of medical services, resulting in a $946,000 increase in gross profit (from $3,997,000 to $4,943,000). The gross margin for the fiscal year ended September 30, 1996 was 20.2% as compared to 27.3% for the prior fiscal year. The decrease in gross margin is attributable to higher costs relating to patient services and treatment (including higher utilization of specialists that the Company had to provide).

    General and administrative expenses for the fiscal year ended September 30, 1996 increased to $4,212,000 from $3,545,000 for the preceding fiscal year, representing 17% and 24%, respectively, of operating revenues for such years.

    Depreciation and amortization was approximately $102,000 for the fiscal year ended September 30, 1996 as compared to $125,000 in the prior fiscal year.

    Investment income was $175,000 for the fiscal year ended September 30, 1996, as compared to none in the prior year, and was attributed to the ability of the Company to invest the surplus cash balances generated by the sale of Company's common stock in a private placement.

    During the fiscal year ended September 30, 1996 the Company incurred a $240,000 loss from the sale of property and equipment to an affiliate.

    As a result of an increase in gross margin and reduced general and administrative expenses as a percentage of operating revenues the Company experienced an increase in net income to $555,000 for the fiscal year ended September 30, 1996 as compared to $188,000 in fiscal year September 30, 1995.

NINE MONTHS ENDED JUNE 30, 1998 COMPARED WITH NINE MONTHS ENDED JUNE 30, 1997

    The Company's operating revenues increased to $40,314,000 in the nine months ended June 30, 1998 from $19,977,000 in the nine months ended June 30, 1997, representing an increase of $20,337,000 or

101.8%. The majority of this increase resulted from the increase in capitation revenue during the nine months ended June 30, 1998 to $33,860,000 from $16,165,000 during the nine months ended June 30, 1997. Approximately 90% of the increase in the capitation revenues from the nine months ended June 30, 1997 when compared to the nine months ended June 30, 1998 resulted from the increase in the number of managed care patients served by the Company's affiliated physician organizations as a result of the Company's acquisition program and approximately 10% of the increase resulted from internal growth of 9,000 enrollees during periods of open enrollment for HMO plans under contract with the Company's affiliated physician organizations.

    Fee-for-service revenue increased to $2,610,000 during the nine months ended June 30, 1998 from $762,000 during the nine months ended June 30, 1997. This increase is largely the result of the Company's acquisition program. Fee-for-service revenue as a percentage of operating revenues increased to approximately 6.5% during the nine months ended June 30, 1998 from approximately 3.8% during the nine months ended June 30, 1997.

    Incentive payments consist of bonus pool revenue that is paid to affiliated physician organizations. Bonus pool revenue increased to $2,122,000 during the nine months ended June 30, 1998 from $1,795,000 during the nine months ended June 30, 1997. This increase was due to additional bonus pools for which physician organizations that became affiliated with the Company during fiscal year 1997 and the first quarter of fiscal year 1998 were eligible.

    MSO Revenue increased to $1,467,000 for the nine months ended June 30, 1998 from $924,000 for the nine months ended June 30, 1997. The increase in MSO Revenue resulted from managing additional unaffiliated physician organizations when compared to the comparable prior period. For the nine months ended June 30, 1998, $631,000 of the MSO Revenue, and for the nine months ended June 30, 1997, $668,000 of the MSO Revenue, was derived from management services provided to Yorba Linda Medical Group. As of July 1, 1998, a portion of such revenues was terminated. See "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group."

    The cost of medical services increased to $26,854,000 during the nine months ended June 30, 1998 from $16,107,000 during the nine months ended June 30, 1997. Of such cost, monthly capitation payments to primary care physicians and specialists increased to $8,656,000 during the nine months ended June 30, 1998 from $5,635,000 during the nine months ended June 30, 1997. This increase was largely attributable to an increase in the number of physicians receiving capitation payments as a result of the Company's acquisition program. The reduction in medical costs as a percentage of total operating revenues derived from medical services from 86.0% for the nine months ended June 30, 1997 as compared to 69.6% for the nine months ended June 30, 1998 results from the acquirees operating at significantly lower medical costs and the Company implementing new contracts with specialists and ancillary health care providers. The acquired physician organizations have lower medical costs because they have more control over the utilization of medical services as a result of employing primary care physicians rather than paying monthly capitation payments to independent primary care physicians.

    During the nine months ended June 30, 1998, operating revenues rose at a faster rate than the cost of medical services, resulting in an $9,591,000 increase in gross margin (from $3,869,000 during the nine months ended June 30, 1997 to $13,460,000 during the nine months ended June 30, 1998). The gross margin was 33.4% of total operating revenues during the nine month period ended June 30, 1998, as compared to 19.4% for the nine month period ended June 30, 1997. The increase in gross margin is a result of the lower medical cost per enrollee at the acquired physician organizations and the implementation of new contracts with specialists and ancillary health care providers.

    General and administrative expenses for the nine months ended June 30, 1998 rose to $11,299,000 from $4,503,000 for the nine months ended June 30, 1997, representing 28.0% and 22.5% of gross revenues for such periods. The largest component of such costs is salaries and benefits. Salaries and benefits increased to $6,580,000 during the nine months ended June 30, 1998 from $2,513,000 during the nine months ended June 30, 1997, an increase of more than 162%. This increase resulted from the increase in the number of management and other personnel hired in preparation for implementation of the Company's growth strategy and cost containment programs and the increase in personnel incorporated from the Company's acquisition program.

    Physician office expenses increased to $1,097,000 during the nine months ended June 30, 1998 from $535,000 during the nine months ended June 30, 1997. This increase is primarily the result of additional offices for the medical groups acquired pursuant to the Company's acquisition program. Other operating expenses increased as a result of the implementation of the Company's growth strategy to $3,622,000 during the nine months ended June 30, 1998 from $1,455,000 during the nine months ended June 30, 1997, an increase of 149%.

    Depreciation and amortization rose to $786,000 for the nine months ended June 30, 1998 as compared to $114,000 for the nine months ended June 30, 1997, an increase of 589%.

    Interest expense was $1,028,000 during the nine months ended June 30, 1998, as compared to none in the prior year. Interest expense during the nine months ended June 30, 1998 was attributable to nine months of interest on funds drawn on the Company's credit facility for acquisition purposes, including interest due on promissory notes made by Prospect Medical Group and the Company to the sellers of Sierra Medical Group and its related physician practice management company.

    As a consequence of the foregoing, the Company earned a net income of $376,000 for the nine months ended June 30, 1998 as compared to a net loss of $2,944,000 for the nine months ended June 30, 1997.

PRO FORMA NINE MONTHS ENDED JUNE 30, 1998 COMPARED WITH HISTORICAL NINE MONTHS
  ENDED JUNE 30, 1998

    The pro forma consolidated statement of operations gives effect to the acquisition of assets of Antelope Valley Medical Group, the Yorba Linda Settlement Agreement in which common stock shares were returned to the Company and the utilization of proceeds of this Offering to repay debt. During June 1998, Sierra Medical Group acquired certain assets of Antelope Valley Medical Group and the Company acquired certain assets of its related management company. None of the personnel or facilities of Antelope Valley Medical Group or its related management company were acquired by Sierra Medical Group or the Company. The Company believes that it will be able to integrate the acquired assets into the existing operations of its affiliated physician organizations, thereby reducing the costs associated with the operations of the assets acquired from Antelope Valley Medical Group in future periods. The pro forma statement of operations data has not been adjusted to reflect any reduction in the historical operating costs of Antelope Valley Medical Group.

    The pro forma financial information for the period also gives effect to the Yorba Linda Settlement Agreement. Certain physicians employed by Yorba Linda Medical Group who have provided physician services to enrollees of Prospect Medical Group sought release from the exclusivity and other noncompetition provisions in their agreements with Prospect Medical Group. Effective July 1, 1998, the Company and Prospect Medical Group entered into the Yorba Linda Settlement Agreement pursuant to which these physicians who were also stockholders of the Company have returned to the Company an aggregate of 1,126,323 shares of the Company's Common Stock in exchange for the release from the exclusivity and other noncompetition provisions in their agreements with Prospect Medical Group.

    The Company's pro forma operating revenues decreased by $978,000 as compared to the historical operating revenues as a result of including the historical unaudited revenues of Antelope Valley Medical Group and the reduction in revenues related to the Yorba Linda Settlement Agreement as if they had been effected at the beginning of the period. These two events resulted in a net enrollee decrease of approximately 1,000. The increase in the cost of medical services of $552,000 can be attributed to the higher historical medical cost per enrollee of Antelope Valley Medical Group as compared to Yorba Linda Medical Group. The decrease in general and administrative costs results from cost savings derived from services no longer provided to Yorba Linda Medical Group physicians, including a reduction in rent expense. In addition, prior to acquisition, the former management of Antelope Valley Medical Group had determined that it could not operate Antelope Valley Medical Group profitably, and therefore a non-recurring expense totaling $312,000 was recorded by such management in the eight-month period ended May 31, 1998 in addition to a charge of $2,856,000 recorded prior to September 30, 1997. Lastly, the pro forma consolidated statements of operations have also been adjusted to give effect to the utilization of proceeds of the Offering to pay down debt and thereby reduce interest expense.

LIQUIDITY AND CAPITAL RESOURCES

    GENERAL. The Company requires capital primarily to facilitate its acquisition strategy and to develop the infrastructure necessary to effectively manage its affiliated physician organizations. Prior to or concurrent with establishment of an affiliation relationship with a physician organization, Prospect Medical Holdings may advance funds to one of its wholly-owned subsidiaries to acquire the non-medical assets used to operate and manage the physician organization. Prospect Medical Holdings may also advance funds to an affiliated physician organization to acquire the medical assets or, in some cases, the stock of another physician organization.

    Generally, contractual payments for capitation tend to be received by the Company's affiliated physician organizations from the HMOs before the dates when the Company's capitation and claim payments to its providers are due, improving cash flow. However, the portion of the Company's revenues that is derived from its share of HMO bonus pools may be settled quarterly, semi-annually or annually, well after the revenue has been accrued. Generally, bonus pools are settled after the end of the contract year. Historically, amounts payable to the Company that are derived from bonus pools are generally paid in the third quarter of each calendar year. See "Risk Factors--Fluctuations in Quarterly Results" for further discussion.

    The Company's primary sources of cash since 1996 have been funds provided by borrowing under the Company's credit facility, by the issuance of equity securities and by operating activities. Upon consummation of the 1996 Merger in the fiscal year ended September 30, 1996 the Company raised a net of $2,359,000 through a sale of the Company's common stock in a private transaction. During fiscal year 1997 the Company began to implement its growth strategy through a series of acquisitions and affiliations for cash, debt and equity securities. Through June 30, 1998, the Company paid or committed to pay consideration in an aggregate amount of approximately $15,950,000 in connection with its acquisitions plus the issuance of approximately 800,000 shares of common stock and options to purchase 35,000 shares of common stock of the Company.

    In July 1997, the Company (through Prospect Medical Group) acquired all of the stock of Santa Ana/ Tustin Physicians Group for $5,000,000. In September 1997, the Company acquired all of the stock of Sierra Medical Management and (through Prospect Medical Group) acquired all of the stock of Sierra Medical Group for an aggregate purchase price of $6,500,000 in cash, plus $2,500,000 payable pursuant to notes issued by Prospect Medical Group to the sellers, 600,000 shares of the Company's common stock and options to purchase 35,000 shares of common stock of the Company. Such notes bear interest at the rate of 7% per annum, require interest to be paid monthly with $125,000 principal payable quarterly plus annual principal payments of $250,000 until March 1999 when the unpaid principal balance then outstanding, and all accrued but unpaid interest, is due and payable in full. The notes to the former shareholders of Sierra

Medical Group provide that Prospect Medical Group will prepay the principal of such notes in full from the proceeds of this Offering; the interest on such notes will be paid from internally generated funds. See "Use of Proceeds."

    ACQUISITIONS DURING THE CURRENT FISCAL YEAR. In October 1997 the Company (through Pegasus Medical Group) acquired certain assets of Western Medical Group for $700,000. The Company (through Prospect Medical Group) also acquired certain assets of two medical practices for a total consideration of approximately $250,000 plus the issuance of up to approximately 10,000 shares of Common Stock of the Company. As of June 1998 the Company and Sierra Medical Group acquired certain assets of the Antelope Valley Medical Group and a related entity for consideration consisting of $500,000 in cash, $500,000 in promissory notes and 200,000 shares of the Company's common stock.

    WORKING CAPITAL. The Company had negative working capital of $2,569,000 and $2,003,000 at June 30, 1998 and September 30, 1997, respectively. The negative working capital at September 30, 1997 resulted primarily from current liabilities incurred in connection with acquisitions and the use of cash in operations. At June 30, 1998, the negative working capital resulted primarily from current liabilities incurred in connection with acquisitions. At June 30, 1998, the Company had cash and cash equivalents of $1,765,000 and a working capital ratio (currents assets to current liabilities) of .73 compared to cash and cash equivalents of $2,822,000 and a working capital ratio of .77 at September 30, 1997 and cash and cash equivalents of $693,000 and a working capital ratio of .78 at June 30, 1997. The increase in cash and cash equivalents of approximately $2,129,000 from June 30, 1997 to September 30, 1997 resulted primarily from the receipt of risk pool moneys, cash received from the acquisition of Santa Ana/Tustin Physicians Group and an increase in capitation revenues received as a result of the Santa Ana/Tustin Physician Group acquisition. The decrease in cash from $2,822,000 at September 30, 1997 to $1,765,000 at June 30, 1998 resulted from the utilization of cash to repay a portion of the outstanding balance under the Company's credit facility resulted primarily from the use of the Company's credit line and the Company's income. At September 30, 1997, the Company had cash and cash equivalents of $2,822,000 and a working capital ratio of .77 compared to cash and cash equivalents of $5,333,000 and a working capital ratio of 1.81 at September 30, 1996 and cash and cash equivalents of $822,000 and a working capital ratio of 1.51 at September 30, 1995. The decrease in cash and cash equivalents of approximately $2,511,000 from September 30, 1996 to September 30, 1997 resulted primarily from the use of $2,200,000 for the Company's acquisition activities and the operating losses. The increase in cash and cash equivalents of approximately $4,511,000 from September 30, 1995 to September 30, 1996 resulted primarily from proceeds from the private placement and from operations. The only significant current asset of the Company other than cash comprises accounts receivable. Accounts receivable consists primarily of the Company's interest in risk sharing pools, accrued management fees due from managed physician practices which are not consolidated, and fee-for-service amounts due from patients and third party payors. These receivable balances increased from $1,328,000 at September 30, 1996 to $3,247,000 at September 30, 1997 to $4,865,000 at June 30, 1998,
increases of $1,919,000 and $1,618,000, respectively, primarily due to (a) the increase of 44,000 enrollees as a result primarily of the Company's acquisition program, the most significant portion of which arose as a result of the July 1997 acquisition of Santa/Ana Tustin Physicians Group, the September 1997 acquisition of certain assets of Sierra Medical Group and Sierra Medical Management and the June 1998 acquisition of Antelope Valley Medical Group; and
(b) the increase in shared risk receivables of $1,947,000 related to Prospect Medical Group's acquisitions and internal growth due to an increase in enrollment and timing of the receipt of payments under the shared risk programs with HMOs which are typically made during the second and third quarter of the calendar year.

    The Company's current liabilities consist of (i) accrued medical claims, which are amounts accrued as payable to specialty care physicians and ancillary providers, (ii) accounts payable and (iii) the current portion of notes payable and capital lease obligations. The Company's accrued medical claims include claims received by the Company, together with amounts accrued as estimated costs for covered medical benefits incurred by the enrollees in the Company's network but not yet reported to the Company by providers ("IBNR"). Claims that are not disputed by the Company are typically paid within 30 days of their receipt. The increase in accrued medical claims from $2,953,000 at June 30, 1997 to $5,918,000 at September 30, 1997 and to
$6,025,000 at June 30, 1998 resulted primarily from the increased number of enrollees as a result of the Company's acquisition program. The increase in accrued medical claims from $1,278,000 at September 30, 1995 to $3,063,000 at September 30, 1996 resulted from internal growth. The increase in accrued medical claims from $3,063,000 at September 30, 1996 to $5,918,000 at September 30, 1997 resulted primarily from the increased number of enrollees as a result of the Company's acquisition program.

    CREDIT FACILITY. In July 1997, the Company obtained a credit facility of $10,000,000 from the Bank in the form of a revolving credit agreement (the "Facility"). The full Facility was utilized by the Company in connection with its acquisitions of Santa Ana/Tustin Physicians Group, Sierra Medical Group and Sierra Medical Management. In February 1998, the Company obtained an increase in the Facility to $12,500,000. The Facility matures on July 3, 1999, bears interest at a variable rate based on prime plus applicable margin and is secured by a first lien on substantially all of the assets of the Company and its subsidiaries. The Facility is also subject to both affirmative and negative covenants, including financial covenants. The financial covenants include maintaining certain financial ratios, such as a current ratio, leverage ratio and coverage ratio, as well as satisfying a net worth test. As of September 30, 1997, the Company did not meet certain financial ratios. The Bank has waived compliance with these ratios as of September 30, 1997, and December 31, 1997, made the waivers effective retroactive to September 1, 1997, and has revised the ratios for periods thereafter. As of March 31, 1998 and June 30, 1998, the Company did not meet certain financial ratios and negative covenants. The Bank has waived compliance with these ratios and negative covenants at those dates. In connection with the conferral of the Facility and the increase in the amount available under the Facility, the Company granted seven year warrants to the Bank for the purchase of 192,725 shares of common stock at $5.00 per share. The Company intends to renegotiate the terms of or replace the Facility upon expiration.

    As described above, the Company has primarily funded its acquisition program with draws on its Facility. The assets acquired by the Company and its affiliated physician organizations have largely been intangible assets. The result of acquiring such intangible assets with draws on the Facility is reflected in the significant negative net tangible book value of the Company. See "Dilution."

    EQUIPMENT LOAN. The Company entered into a loan agreement in September 1997 to finance a portion of the cost of a management information system. The loan agreement had an original principal balance of approximately $600,000 with an interest rate of 10.25% per annum and a term of seven years.

    ADDITIONAL FINANCING. As the Company continues to aggressively pursue its business strategy, additional financing specifically in connection with the Company's acquisitions will be required. Establishing a health plan with a limited license under California law and the formation and development of a Medicare Health Plan will also require additional financing. In addition, the operation and expansion of affiliated physician organizations will require ongoing capital expenditures. The Company anticipates repaying the outstanding balance on the Facility with proceeds of this Offering. The Company anticipates applying approximately $500,000 of proceeds of this Offering to pay a portion of the cost to establish a limited license Knox-Keene health plan and a Medicare Health Plan. The Company anticipates using a draw on its Facility to pay for any additional costs to establish such plans which the Company currently estimates will total approximately $2,500,000. The Company anticipates financing future acquisitions and potential business expansion with a combination of the proceeds of this Offering, the Facility, and cash flows from operations. Subsequent to this Offering, the Company believes that a renewal or replacement of the Facility, including any additional amounts thereunder and cash flow from operations will be sufficient to meet the Company's currently anticipated acquisition, health plan establishment, Medicare Health Plan formation and development, expansion and working capital needs through September 30, 1999. In addition, in order to meet its long-term liquidity needs, the Company may incur, from time to time, additional short and long term bank indebtedness and may issue additional equity and debt securities, the availability and terms of which will depend upon market and other conditions. Pursuant to the Company's agreements with the Representative, the Company's ability to issue any securities is restricted for a period commencing in March 1998 and ending twelve months following the Effective Date, except for certain specified purposes, which purposes include acquisitions. See "Risk Factors--Shares Eligible for Future Sale" herein for further discussion. The Company's ability to issue any convertible debt or equity securities in a public or private sale may also be restricted under certain circumstances pursuant to contractual restrictions in the Company's agreements with its commercial lender. There can be no assurance that such additional financing will be available upon terms acceptable to the Company, if at all. The failure to raise the funds necessary to finance its future cash requirements could adversely affect the Company's ability to pursue its strategy and could adversely affect its results of operations for future periods.

    The Company may require additional financing to the extent the Company identifies new acquisition candidates that meet its criteria for potential acquisition candidates and is able to enter into acquisition agreements with such candidates. The Company may issue shares of its Common Stock for all or a portion of the consideration to be paid for any such acquisition. There can be no assurances that the Company will be able to identify any such acquisition candidates, that the Company will be able to enter into any acquisition agreements on acceptable terms or that the Company will be able to obtain sufficient financing to consummate any such future acquisitions.

    YEAR 2000. Many existing computer systems and programs process transactions using two digits rather than four digits for the year of a transaction. Unless the hardware and/or the software have been or will be modified, a significant number of those computer systems and programs may process a transaction with a date of the year 2000 as the year "00", which could cause the system or the program to fail or create erroneous results before, on or after January 1, 2000 (the "Year 2000 Issue"). The Company has recently explored the effect of the Year 2000 Issue in connection with its management information systems, computerized accounting system, computerized telephone system and all of the Company's personal computers.

    The Company has formed a Year 2000 project team that includes members of its management information systems department, finance department, senior management and a computer consultant to continue evaluating and analyzing all systems. An inventory of all systems and programs that could be affected by the Year 2000 date change has been developed and categorized as to importance.

    The Company has recently purchased a sophisticated management information system (including software, licensing, training and support) for approximately $1,100,000. The management information system is specifically designed for the managed care segment of the Company's business, which accounts for approximately 89% of the Company's revenue. The vendor of this system is obligated under the purchase contract to provide and install a Year 2000 module designed to address the Year 2000 Issue. The Company commenced using the system on September 1, 1998. The Company anticipates that the Year 2000 module will be installed in February 1999, and will be tested within 90 days thereafter. No assurances can be given that the Year 2000 module will resolve the Year 2000 Issue. The Company does not expect any additional costs associated with the installation of its Year 2000 module.

    The Company also uses a computer system which was leased commencing in 1996 for billing and collection of fee-for-service accounts receivable, which accounts for less than 7.5% of the Company's revenues. This system is not currently Year 2000 compliant; however, the vendor is scheduled to provide a software upgrade on October 1, 1998 to enable the computer system to become Year 2000 compliant. The Company anticipates commencing to test the software upgrade within 30 days after receipt and to complete testing by December 31, 1998 to confirm that the upgrade will resolve the Year 2000 Issue. No assurance can be made at this time that the upgrade will resolve the Year 2000 Issue. The vendor has agreed to provide the upgrade and any technical support required at no cost to the Company, and has assured the Company that the upgrade has been fully tested to resolve the Year 2000 Issue. In the event the software upgrade will not resolve the Year 2000 Issue, the Company intends to terminate the lease for the computer system and the Company anticipates that it will purchase another computer system which is Year 2000 compliant at a cost of approximately $100,000 to perform these services. The Company anticipates that any such cost, if incurred, would be paid from cash flow generated by operations.

    The Company's financial and general ledger systems use a licensed software program. The licensor has provided a software upgrade to address the Year 2000 Issue at a negligible cost. The Company anticipates that the upgrade will be tested by approximately October 15, 1998. Although no assurance can be given that the software upgrade will make the financial and general ledger systems Year 2000 compliant, accounting software has recently been priced by representatives of the Company who found that new accounting software for the Company, which is Year 2000 compliant, currently costs under $5,000. The Company anticipates that any such cost, if incurred, would be paid from cash flow generated by operations.

    In connection with the anticipated relocation of the administrative offices of Prospect Medical Systems to its new facilities in Santa Ana, California (approximately November 1, 1998), management will be entering into a contract for a new state-of-the-art telephone interconnect system. The software in connection with the operation and management of the telephone system is operated through Microsoft Windows NT technology, and the Year 2000 module included with the telephone interconnect software has already been tested by the manufacturer who reports that the software is Year 2000 compliant. The telephone interconnect system will be leased directly from the manufacturer and the lease will provide for a full service guarantee for the life of the lease (8 years). The cost of the telephone interconnect system will be approximately $130,000, plus lease charges which include full service of the equipment by the manufacturer for the 8 year term. The Company anticipates that any such cost will be paid from cash flow generated by operations.

    The Company utilizes personal computers that are connected to a network for all of its employee workstations. These personal computers all utilize Microsoft Windows NT as their operating system. The Company believes that the Windows NT operating system is Year 2000 compliant. Management replaces personal computers after five years, and the Company anticipates replacing a portion of its personal computers in 1999 and 2000. The cost anticipated is approximately $75,000 per year. This cost is generally paid from cash flow generated by operations.

    The Company also has facilities in other parts of Orange County, California, Santa Barbara and the Antelope Valley region of Los Angeles County (Palmdale, California and Lancaster, California). All of these facilities will be connected to the management information system and the computer system for billing and collections by October 1, 1998. These facilities also operate with personal computers, which use the Windows NT operating system. Telephone systems at each location are currently being analyzed to determine if they meet the Year 2000 Issue, or whether they will require replacement. The cost associated with replacement of telephone systems at these offices is negligible.

    The medical equipment at the medical offices managed by the Company has all been tested and the Company has verified that this equipment is Year 2000 compliant, based on testing of the medical equipment and its related software.

    The Company primarily does business with hospitals and HMOs. The Company has contacted all of the hospitals and HMOs with which it does business and has verified that they are in the process of preparing for the Year 2000. The Company has been provided assurances that the hospitals and HMOs will be Year 2000 compliant by March 1999, although no assurances can be given by the Company with respect to these other parties.

    Any failure of the HMOs and third-party payors to become prepared for the Year 2000 could result in substantial adverse difficulties for the Company and its business. The most reasonably likely worst case scenario for the Company is the failure of the HMOs to become Year 2000 compliant. In the event the HMOs that contract with the affiliated physician organizations do not become Year 2000 compliant in a timely manner, the impact could severely and adversely affect the Company's results of operations and financial condition. Additionally, all information between the Company and its HMOs would have to be prepared and processed manually, at substantial cost to the Company.

    In the case of third-party payors (Medicare, Medicaid, and indemnity insurance companies) not becoming Year 2000 compliant in a timely manner, there would be some impact on the Company's revenues and additional cost to manually prepare and process claims. However, this segment of the Company's business accounts for less than 7.5% of its revenues, and is not a primary source of the Company's business.

    In the case of the Company's hospital relationships, in the event the hospitals are not Year 2000 compliant, all claims, authorizations, and in-patient hospital days would have to be processed manually, which could delay patients from obtaining needed medical care promptly, and potentially expose the Company to possible liability from the patients. The Company does not anticipate, however, that a failure of the hospitals to become Year 2000 compliant would materially adversely affect its business, results of operations or financial condition.

    The Company's project team is in the process of developing a contingency plan which will be completed by March 31,1999, in the event that a) any of Company's systems or programs fail to be Year 2000 compliant; or b) that any of the parties with which the Company has its principal business relationships (hospitals, HMOs or third-party payors as described above) fail to be Year 2000 compliant. See "Risk Factors--Year 2000 Risks."

                            BUSINESS OF THE COMPANY

GENERAL

    The Company manages and administers physician organizations (i.e., medical groups and independent practice associations) that have entered into agreements with HMOs to provide physician and certain ancillary health care services to HMO members under capitated or prepaid fee arrangements. Management services are provided by the Company to each affiliated physician organization pursuant to a long-term management services agreement. Under this long-term management services agreement, the Company provides the physician organization with certain management and administrative support services, such as claims administration, utilization management and quality assurance, case management, data collection and management information systems and payor and provider contracting. The Company also provides its affiliated medical groups with leased premises, furniture, fixtures, equipment and personnel (which the Company does not provide its affiliated independent practice associations, as such associations are operated as separate businesses with respect to these items). In order to secure its rights under the management services agreement, the Company enters into an assignable option agreement with the physician organization which gives the Company the right to designate the physician or physicians who will own the physician organization. See "The Affiliated Physician Organizations--Management Services", below.

    Physician organizations increasingly are responding to the cost-containment pressures within the managed care industry (see "Managed Care Industry Overview", below) by affiliating with organizations such as the Company. The Company's management services are intended to allow affiliated physician organizations to deliver required medical services in a more cost effective manner. Management believes that cost savings can be generated without adversely affecting the quality of care provided by the physician organizations by, for example, managing the risk for hospital services as well as physician and ancillary health care services, negotiating favorable HMO and provider contracts, and generating operating efficiencies. See "Strategy of the Company", below. The Company's fee arrangements with affiliated physician organizations are structured so as to allow the Company to benefit from the savings so obtained. See "The Affiliated Physician Organizations--Management Services", below.

    The Company's management and administrative functions are performed by its wholly-owned subsidiaries, Prospect Medical Systems and Sierra Medical Management. Prospect Medical Systems conducts its operations in Orange, Los Angeles, Ventura and Santa Barbara Counties of Southern California and currently manages Prospect Medical Group and Santa Ana/Tustin Physicians Group. Sierra Medical Management conducts its operations in the Antelope Valley region of Los Angeles County and currently manages Sierra Medical Group (including the assets acquired from Antelope Valley Medical Group) and Pegasus Medical Group. Under California law, the Company and its subsidiaries are prohibited both from engaging in the corporate practice of medicine and from contracting directly with HMOs. Therefore, the physician organizations with which the Company affiliates (see "The Affiliated Physician Organizations," below) enter into all HMO contracts and hire and contract with physicians and ancillary health care service providers in order to provide the medical services which such physician organizations are obligated to provide under their HMO contracts. See "The Affiliated Physician Organizations--Provider Agreements", below. The non-physician components of hospitalization are provided to the enrollees by hospitals that contract with and are paid by the HMOs. Currently, the Company's affiliated physician organizations have contracts with approximately 17 HMOs, from which the Company's revenue is primarily derived.

    The Company's primary growth strategy includes the acquisition by its affiliated physician organizations of other medical groups and independent practice associations. See "Strategy of the Company", below. Since July 31, 1996, when current management assumed control of the Company, the number of enrollees served by the Company's affiliated physician organizations has increased from approximately 6,800 to approximately 97,000 as of June 30, 1998, and over 100,000 as of July 31, 1998, principally through four strategic acquisitions. As of June 30, 1998, the affiliated physician organizations provided services through approximately 350 primary care physicians and 1,390 specialists in the Company's provider network. See "History of the Company", below.

    The Company believes that one of its strengths is its experienced management, which has provided a foundation to develop and manage the Company's current operations and future growth. See "Management of the Company." Management believes that the Company is viewed more favorably by potential acquisition candidates because its Chief Executive Officer and President have been practicing physicians. Its Chief Executive Officer, Jacob Y. Terner, M.D., previously served as Chairman of the Board and Chief Executive Officer of Century MediCorp, a publicly-traded corporation operating through three wholly-owned HMO subsidiaries, hospitals and an affiliated independent practice association until its October 1992 merger with a major publicly-traded HMO. The Company believes that physician management fosters better relationships with providers, thereby enhancing existing operations as well as appealing to potential acquisition candidates. In keeping with the Company's strategy of "corporate clout/local control," the Company typically retains senior management of the entities which it acquires.

MANAGED CARE INDUSTRY OVERVIEW

    Medical services have traditionally been provided on a fee-for-service basis with insurance companies assuming responsibility for paying all or a portion of such fees. Over the past decade, however, the costs of medical services have generally risen at a higher rate than the consumer price index. As a result, insurers, employers, state and federal governments and other health insurance payors have been seeking to reduce or control the sustained increases in health care costs. The response to these cost increases has been a shift away from the traditional fee-for-service method of paying for health care, and the resultant emergence of HMOs and other managed health care organizations which rely on the concept that prepayment based on prior negotiation is an effective way of controlling health care costs.

    HMOs offer a comprehensive health care benefits package in exchange for a fixed, prepaid monthly fee or premium per enrollee that does not vary through the contract period regardless of the quantity or quality of medical services used. HMOs enroll members by entering into contracts with employer groups or directly with individuals to provide a broad range of health care services for a prepaid charge, with minimal or no deductibles or co-payments required of the members. HMOs, in turn, contract directly with physicians, physician groups, hospitals and other health care providers to administer medical care to HMO members. These contracts provide for payment to the provider on either a discounted fee-for-service or per diem basis, or through a fixed monthly payment (also referred to as a capitation payment) based on the number of members covered, regardless of the actual need for and utilization of covered services. Under these contracts the provider assumes the financial risk that all necessary health care services can be provided at a cost less than the amount paid to the provider by the HMO. These contracts may also include incentive arrangements from HMOs for efficient utilization of hospital services or specialist services. Such arrangements include incentive payments to be made by the HMO or amounts withheld by the HMO from the contracted payment amounts. These payments or amounts are distributed to the physician organization and other participants (e.g., the hospital) following a reconciliation of budgeted expenses against actual expenses. To the extent actual expenses exceed budgeted expenses, the physician organization and other participants may be required to contribute additional amounts to pay such expenses.

    In states such as California, a provider can only accept risk from an HMO for those services which the provider is authorized to perform within the scope of its licensure. Thus, a physician or physician group cannot accept risk for the provision of hospital services, and a hospital cannot accept risk for physician or certain ancillary health care services. A provider in California, however, may obtain a license under Knox-Keene, the same California law that governs HMOs, and thereby accept risk for both physician and certain ancillary health care and hospital services.

    Practitioners in small to mid-sized physician organizations find themselves at a competitive disadvantage in the managed care environment. They generally do not have the market presence, expertise, or sophisticated cost accounting and quality management systems required for capitated risk-sharing arrangements. In addition, they often lack the capital required to purchase new medical equipment and information systems to enhance the efficiency and quality of their practices. Administrative burdens have been exacerbated by the proliferation of HMOs, which require physicians to comply with multiple formats for claims processing, credentialing and other administrative reporting requirements. As a result, physicians' operating expenses and the number of hours devoted to non-medical activities have increased.

    Physician organizations increasingly are responding to the cost-containment pressures within the managed care industry by affiliating with organizations, such as the Company, to control economic risk and perform the non-medical management and administrative tasks that arise from the practice of medicine in a managed care setting. These organizations provide management and other administrative services to physician organizations, including personnel, utilization management and quality assurance, case management and data collection and management information systems. These organizations also help physician organizations by negotiating capitation rates and incentive payment arrangements with HMOs and other payors. These organizations may manage a portion of the economic risks involved in providing health care or assist physician organizations that accept full financial risk for all physician and ancillary health care services to be provided under HMO agreements.

HISTORY OF THE COMPANY

    The Company was formed on May 12, 1993 as a Delaware corporation. Following its formation, the Company (then named Med-Search, Inc.) provided managed care and medical practice management services to a California professional corporation doing business as Interstate Care Providers ("ICP"). As of July 31, 1996, ICP had managed care contracts with four HMOs, through which it managed approximately 6,800 capitated lives, primarily in Ventura County, California.

    On July 31, 1996, control of the Company was transferred to certain investors (including Jacob Y. Terner, M.D.) in a private transaction and to former physician stockholders of Prospect Medical Systems (including Gregg DeNicola, M.D.). A new Board of Directors was elected and the new Board of Directors appointed Dr. Terner as the Chairman of the Board and Chief Executive Officer and Dr. DeNicola as the President. Concurrently with the change of control, the 1996 Merger was completed. Upon consummation of the 1996 Merger, the Company's name was changed to Prospect Medical Holdings, Inc. The Company raised $2,500,000 in the private transaction to finance short-term working capital needs immediately after the 1996 Merger.

    Following the 1996 Merger, management began to implement the Company's growth strategy through a series of acquisitions and affiliations. On July 14, 1997, Prospect Medical Group acquired all of the outstanding shares of stock of Santa Ana/Tustin Physicians Group for the cash consideration of $5,000,000. The founder and former sole shareholder of Santa Ana/Tustin Physicians Group continues to serve as its president pursuant to the terms of a two-year employment agreement. Concurrently, Santa Ana/Tustin Physicians Group signed a long-term management services agreement with Prospect Medical Systems.

    On September 25, 1997, Prospect Medical Group acquired all of the outstanding shares of stock of Sierra Medical Group. Sierra Medical Management, Inc. ("Old Sierra") concurrently merged into a wholly-owned subsidiary of Prospect Medical Holdings, Inc., which subsidiary signed an amended and restated management services agreement with Sierra Medical Group. The aggregate consideration paid was $6,500,000 plus promissory notes in the aggregate principal amount of $2,500,000 and the issuance of 600,000 shares of the Company's common stock and options to purchase 35,000 shares of the Company's common stock. The founders and former shareholders of Sierra Medical Group, Sinnadurai E. Moorthy, M.D. and Karunyan Arulanantham, M.D., executed three-year consulting and employment agreements, respectively, with Sierra Medical Group subsequent to the acquisition. Jayaratnam Jayakumar, the administrator of Sierra Medical Group, executed a three-year employment agreement with Sierra Medical

Management and has primary responsibility for the day-to-day management of Sierra Medical Management.

    On October 31, 1997, Pegasus Medical Group, a wholly-owned subsidiary of Prospect Medical Group, acquired certain assets of Western Medical Group located in the same service area as Sierra Medical Group for the aggregate cash consideration of $700,000. Concurrently, Pegasus Medical Group signed a long-term management services agreement with Sierra Medical Management.

    During June 1998, Sierra Medical Group acquired certain assets of Antelope Valley Medical Group and the Company acquired certain assets of its related management company for the aggregate consideration of $500,000 in cash and $500,000 payable pursuant to promissory notes issued by the Company plus the issuance of 200,000 shares of the Common Stock of the Company. Antelope Valley Medical Group is located in the same service area as Sierra Medical Group.

    As of July 1, 1998, the Company and Prospect Medical Group entered into the Yorba Linda Settlement Agreement. Pursuant to the Yorba Linda Settlement Agreement the physicians who were released from their exclusivity and noncompetition agreements with Prospect Medical Group returned to the Company an aggregate of 1,126,323 shares of the Company's Common Stock that was previously issued to them and repaid approximately $60,000. See "Risk Factors--Recent Settlement Agreement with Yorba Linda Medical Group" and "Unaudited Pro Forma Financial Information" for a description of the anticipated effect of the Yorba Linda Settlement Agreement on the results of operations, financial condition and cash flows of the Company.

STRATEGY OF THE COMPANY

    The Company believes that the managed care industry operates most effectively on a regional basis, and is affected most by provider competition, physician referral patterns, custom and practice and local hospital relationships. Management believes that developing a significant local market presence permits economies of scale and greater efficiencies through centralization of operations. Management believes there is more economic opportunity in developed rather than in undeveloped managed care markets because
(i) physicians and hospitals in developed markets have established practice and referral patterns that are consistent with providing services within a managed care framework and (ii) there is generally a higher concentration of physicians and hospitals in a developed market, creating a more competitive environment with greater opportunities for the Company and its affiliated physician organizations to negotiate more favorable provider contracts. The Company has selected Southern California as the initial primary service area for its operations because management believes that Southern California is a highly-developed managed care market.

    Management of the Company intends to focus on the following factors in seeking to achieve its business strategy. These factors relate primarily to the expansion of the Company's business through acquisitions and establishment of a licensed health plan as well as increasing operational efficiencies.

    ACQUISITIONS. The Company views the acquisition and incorporation of additional physician organizations with a concentration of managed care patients into its provider network as the most direct route to size and stability. The Company is focusing on physician organizations with approximately 10,000 or more capitated HMO enrollees as possible acquisition candidates. The criteria which the Company has developed to assess potential acquisitions include (i) either a history of profitable operation or a compelling synergy with opportunities for economies of scale through combining operations; (ii) either geographic proximity to the Company's current operations or a material share of the potential acquisition candidate's own local marketplace; (iii) a favorable hospital relationship; and/or (iv) willingness of the acquisition candidate's management to continue managing the acquired entity following its acquisition. The Company also intends to increase its operations through the acquisition of additional management companies in order to create a regional network to provide management services to additional physician organizations.

However, there can be no assurance that any definitive agreements will be executed or that any such acquisitions or affiliations will be consummated.

    The Company believes that it will be able to continue to attract physician organizations by (i) offering the affiliated physicians of the incorporated entities the benefits of payor contracts negotiated by the Company on behalf of one of the Company's affiliated physician organizations, together with the opportunity to build a larger patient base; (ii) allowing physicians who are otherwise reluctant to associate with management companies (a) substantial control over the provision of medical services and operations in their geographic areas according to the needs of their patients, thus providing flexibility in a continually changing market, and (b) an opportunity to play an ongoing role in the management of their practices; and (iii) relieving physicians from the administrative burden imposed by compliance with a variety of HMO contracts. At the same time, the Company can offer to these physicians the benefits of improved information resulting from its centralized management information systems, accounting and other financial services.

    INTERNAL GROWTH. Management of the Company also intends to grow through the addition of new enrollees to its service network. The Company provides marketing services to its affiliated physician organizations to promote such growth. With respect to Prospect Medical Group, the Company seeks to increase its enrollment through the development of relationships with sales representatives and marketing directors of HMOs and marketing directors and administrators of hospitals. Representatives of Prospect Medical Group attend health fairs and community and other events directed at commercial and Medicare enrollees and seek to attend these fairs and events as the sole physician organization whenever possible. The Company has also established a speakers bureau to make the physicians of Prospect Medical Group available to speak at public events. In addition, the Company has set up a Web page for Prospect Medical Group and is in the process of expanding its Web page. The Company intends to develop similar marketing programs for Sierra Medical Group, Santa Ana/Tustin Physicians Group and Pegasus Medical Group.

    EXPANDING SCOPE OF LICENSURE; ESTABLISHING FULL-RISK HEALTH PLANS. Under applicable California law, the Company's affiliated physician organizations can accept risk under their contracts with HMOs only with respect to services which are within the scope of their licensure, such as physician and ancillary health care services. The affiliated physician organizations cannot accept risk from an HMO with respect to services which are currently outside of the scope of their licensure, such as hospital services. The HMOs which now contract with the Company's affiliated physician organizations for physician services must contract directly with hospitals for hospital services, which deprives the Company and its affiliated physician organizations of control over the way in which such services are provided.

    As part of its future strategy, the Company or an affiliated physician organization may seek to obtain the state and federal regulatory approvals necessary to establish a licensed health plan in order to manage both hospital and physician and ancillary health care services. As a health plan, the Company or its affiliate would receive a fixed payment in return for full responsibility to provide and pay for all hospital, physician and ancillary health care services. By managing full risk the Company believes that it can achieve greater control over patient care through its utilization management and quality assurance protocols.

    The Company intends to seek to allocate the risk for hospital services to the hospitals within its inpatient provider network by entering into fixed fee or capitated payment arrangements. All other services not provided directly by an affiliated physician organization would be subcontracted out to other providers; the Company intends to seek to use fixed fee schedules that include per diems, case rates and other favorable arrangements. The profitability of any licensed health plan established by the Company will be dependent upon the ability of the Company to negotiate favorable arrangements with hospitals and other subcontractors. There can be no assurance, however, that any hospital or other subcontractor will agree to provide such services on a fixed fee or capitated payment basis or upon terms otherwise favorable to the Company.

    In order to be able to provide hospital, physician and ancillary health care services on a full-risk basis under California law, the Company expects to seek a form of Knox-Keene HMO licensure known as a "limited license" or a "license with waivers". The holder of a limited license under Knox-Keene may provide services on a full-risk basis to commercial, Medicare and/or Medicaid members of other (fully-licensed) plans and is precluded from contracting directly with subscribers. A limited Knox-Keene health care service plan license, unlike a full Knox-Keene health care service plan license, would not permit the Company to market directly to employer groups to promote its health plan. With such a license, the Company must enter into contracts with fully-licensed health plans and can provide services only to the members of the plans with which it contracts. The fully-licensed HMO performs all advertising and marketing functions, collects all premiums from the purchasers of plan services and performs certain administrative services that vary by HMO. The Company expects that such a limited license would be easier to obtain than a full license, although no assurances can be given, and would forestall direct competition between the Company and the HMOs with which it contracts. Upon obtaining the required licensure, the Company believes that it or its affiliate will be able to obtain full-risk contracts with HMOs, although no assurances can be given.

    The Company might alternatively seek a full Knox-Keene license in order to market directly to, and collect premiums from, Medicare enrollees (but not commercial enrollees). It is expected that this form of license would permit the Company to both operate as a Medicare Health Plan and to accept full risk from other fully-licensed plans as if it held a limited license as described above. To date, however, no health plan has received such a license, and no assurance can be given that such a license can be obtained. While such a license may be harder to obtain, it would enable the Company's health plan to contract directly with HCFA (the federal governmental agency responsible for administering and overseeing the Medicare program) to serve Medicare beneficiaries under the Medicare+Choice program which was established under the Federal Balanced Budget Act of 1997 (the "Budget Act"). The Medicare+Choice program was formulated to give Medicare beneficiaries health plan options in addition to the original Medicare fee-for-service program and already existing Medicare HMOs.

    The Company believes that formation and development of a Medicare+Choice health plan may provide opportunities for future growth. According to an article in the Winter 1998 edition of the California Health Care Financial Management journal, enrollment growth in managed care plans by Medicare beneficiaries has been increasing at an annual rate of approximately 25% nationwide, with HMOs enrolling approximately 13% of all Medicare beneficiaries nationwide. The same article indicated that enrollment in managed care plans by Medicare beneficiaries in the State of California increased 9.8% during the year ending June 30, 1997, bringing the total enrollment to nearly 1.4 million beneficiaries, or 35% of the eligible population.

    One of the plan categories available to members under the Medicare+Choice program is the Coordinated Care Plan, which includes HMO plans, provider-sponsored organization ("PSO") plans, and preferred-provider organization plans. A PSO is an entity that is established or organized and operated by a provider or group of affiliated health care providers and must be majority-owned by affiliated health care providers. The Budget Act defined "health care provider" as an individual who is engaged in the delivery of health care services and is required by state law or regulation to be licensed or certified to deliver such services, or an entity which is engaged in the delivery of health care services and is licensed or certified to provide such services, if so required.

    A Medicare+Choice Coordinated Care Plan (a "Medicare Health Plan") contracts directly with HCFA to provide hospital, physician and ancillary health care services to Medicare beneficiaries. A Medicare Health Plan is allowed to provide services on behalf of only one payor (HCFA) and only one enrollee population (Medicare beneficiaries). A Medicare Health Plan performs all advertising and marketing functions and collects all premiums from enrollees. As a result, the formation of a Medicare Health Plan could potentially place the Company in competition for Medicare beneficiaries with the HMOs now contracting with the Company's affiliated physician organizations. The Company intends to avoid competing with such HMOs by marketing its Medicare Health Plan only in areas where the Company's affiliated physician organizations do not serve Medicare beneficiaries. The Company does not intend to operate a Medicare Health Plan in a manner that would interfere with the established relationships of its affiliated physician organizations with their contracting HMOs. However, no assurances can be given as to the response of existing HMOs to any perceived competition by a new Medicare Health Plan.

    A Medicare Health Plan is required to obtain certification from HCFA. The Company or an affiliated physician organization may apply for licensure as a Medicare Health Plan to serve Medicare beneficiaries within its service area who currently are not served by providers within its network. In addition, in California, Medicare Health Plans which are HMO plans or PSO plans must be licensed as Knox-Keene health care service plans. To date, however, no PSO has been licensed under Knox-Keene, and no assurances can be given that such a license can be obtained.

    As described under "Governmental Regulation" below, once the Company or its affiliate has obtained a license under Knox-Keene, whatever its form, the Company or its affiliate will be subject to continuing regulation by the DOC and must continue to meet certain operating requirements. The Company believes that the management information system that it is currently implementing and the infrastructure that it has developed will satisfy a substantial portion of the data reporting and organizational and administrative capacity requirements to assume full risk as a limited license Knox-Keene plan or additional HCFA requirements for a Medicare Health Plan, or to assist an affiliated physician organization to meet such requirements, although management is aware that HCFA has not yet established specific reporting requirements for Medicare Health Plans. There can be no assurance, however, that the Company or its affiliate will be able to obtain the required licenses or certification or to satisfy any other regulatory requirements. See "Governmental Regulation," below.

    Management of the Company anticipates that state licensure for a health plan under Knox-Keene could occur in six to twelve months and the federal Medicare certification process would take four to six months following submission of the application to HCFA. To finance all or a portion of the cost of formation and development of a licensed health plan, the Company intends to apply, or lend to its affiliated physician organization, a portion of the proceeds from this Offering; the Company intends to finance the remainder of such cost from borrowings under its revolving credit agreement (the "Facility"). No assurance can be given that the Company or an affiliated physician organization will be able to obtain a Knox-Keene license or Medicare Health Plan certification or that sufficient funds will be available to finance the associated costs which would satisfy regulatory reserve and working capital requirements.

    ABILITY TO NEGOTIATE FAVORABLE HMO AND PROVIDER CONTRACTS. Management believes that the most significant benefit of increased size of its affiliated physician organizations may be the ability to negotiate HMO and specialist contracts on a more favorable basis. The Company believes that as its affiliated physician organizations provide services to a larger number of members of each of their contracting HMOs, the Company's bargaining power will increase and, as a result, the Company may be able to negotiate more favorable contract terms, including capitation rates. The Company believes that the ability to offer a larger number of enrollees to specialist physicians may also enable the affiliated independent practice associations to contract with specialist physicians at more competitive rates.

    STRENGTHEN PROVIDER NETWORK. Management of the Company also recognizes the importance of contractual arrangements that strengthen relationships with the providers. The Company assists its affiliated independent practice associations in negotiating agreements with contracting physicians and other medical providers. The Company seeks to include in these agreements provisions under which (i) a contracting physician agrees to refrain from providing physician services to members of HMOs except through Company-affiliated physician organizations (an exclusivity provision), and (ii) a contracting physician is required to refrain from soliciting or diverting an enrollee of a Company-affiliated physician organization to enroll with a physician organization unaffiliated with the Company (a non-solicitation or non-diversion provision). Providers are offered higher capitation rates as an incentive to become an exclusive provider. The Company believes that as of June 30, 1998 approximately 9 of the physicians within its provider network had exclusivity provisions in their contracts with an affiliated independent practice association (see "The Affiliated Physician Organizations," below). Certain other physicians have non-diversion or non-solicitation provisions in their contracts with an affiliated independent practice association. The Company believes the inclusion of these provisions, particularly exclusivity, non-solicitation and non-diversion provisions, strengthens and differentiates its provider network. No assurances can be given as to the enforceability of these provisions.

    OPERATING EFFICIENCIES. The Company believes that consolidating additional physician organizations that are acquired by the Company's affiliates will enable the Company to provide improved management services to the affiliated physician organizations on a more cost-effective basis. To integrate the newly acquired physician organizations, the Company intends to centralize the functions of credentialing, claims, finance, utilization management, quality assurance and management information systems with the assistance of an on-site person for quality assurance and utilization review. The Company will evaluate each acquired physician organization on a case-by-case basis in order to determine which, if any, administrative and management functions are most efficiently handled locally.

    Since August 1996, the Company has taken several significant steps to develop its management and operations infrastructure and improve its operational efficiencies. Infrastructure development has included creation of distinct departments with specific responsibilities for clinical operations, including quality management and case management; claims and management information systems operations; contracting; and independent practice association/medical management and the appointment of experienced managers for each such department.

    DECENTRALIZED MANAGEMENT STRUCTURE. In keeping with the Company's strategy of "corporate clout/ local control," the Company believes that each physician organization presents unique management issues and therefore is best served by decentralized management. As described above, the Company typically retains senior management of the entities which it acquires or with which it affiliates, adding additional management personnel as the entity expands. Each physician organization's physicians continue to maintain full professional control of the practice of medicine.

    ALIGNMENT OF ECONOMIC INTERESTS. The Company intends to issue shares of its common stock as all or a portion of the consideration for most future acquisitions as part of its strategy to give management of entities acquired by the Company or its affiliates a stake in the Company's future. No assurances can be given, however, that potential future acquisition candidates or affiliates will accept shares of the Company's common stock.

THE AFFILIATED PHYSICIAN ORGANIZATIONS

    The Company provides management and administrative services to the affiliated physician organizations under long-term management services agreements that, together with the assignable option agreements, establish an affiliation relationship. See "Management Services" below for a description of the management services agreements and "Assignable Option Agreements" below for a description of the assignable option agreements. The affiliated physician organizations include medical groups that employ physicians and independent practice associations that contract with physicians and other medical providers. As of June 30, 1998, the affiliated physician organizations employed approximately 28 primary care physicians and 1 specialist and contracted with approximately 326 primary care physicians and 1,389 specialists.

    Currently, the Company provides management and administrative services to the four affiliated physician organizations described below (the "Physician Organizations"). Dr. DeNicola is currently the

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
sole shareholder, a director and officer of Prospect Medical Group and Prospect Medical Group is the sole shareholder of the three remaining Physician Organizations.

    PROSPECT MEDICAL GROUP. Prospect Medical Group, which includes a medical group and independent practice association, operates substantially in Orange County with smaller operations in Ventura, Santa Barbara and Los Angeles Counties. As of June 30, 1998, Prospect Medical Group provided professional medical services to approximately 54,000 enrollees through capitated contracts with 15 HMOs. If the Yorba Linda Settlement Agreement had been entered into on or before June 30, 1998, the Company estimates that Prospect Medical Group would have provided medical services to at least 40,600 enrollees as of June 30, 1998. In addition, Prospect Medical Group provides limited services on a traditional fee-for-service basis. See "Management of the Company."

    SANTA ANA/TUSTIN PHYSICIANS GROUP. Santa Ana/Tustin Physicians Group is located in Central Orange County, California. Santa Ana/Tustin Physicians Group includes a medical group practice composed of primary care physicians located in Santa Ana, California as well as a physician delivery network consisting of multiple independent physician practices. As of June 30, 1998, Santa Ana/Tustin Physicians Group provided professional medical services to approximately 10,400 enrollees through capitated contracts with three HMOs.

    SIERRA MEDICAL GROUP. Sierra Medical Group is located in the Antelope Valley region of Los Angeles County, California. As of June 30, 1998, Sierra Medical Group provided professional medical services at three offices, located in the cities of Palmdale and Lancaster, to approximately 27,000 individuals, including individuals who previously were enrollees of Antelope Valley Medical Group, assigned to it under contracts with thirteen HMOs as well as other health care programs. As of June 30, 1998, Sierra Medical Group received approximately 90% of its revenues from managed care contracts with HMOs. The remaining 10% was made up from fee-for-service revenues.

    PEGASUS MEDICAL GROUP. Pegasus Medical Group is located in the Antelope Valley region of Los Angeles County, California. As of June 30, 1998, Pegasus Medical Group provided professional medical services to approximately 5,600 persons through capitated contracts with four HMOs.

    Set forth below is a chart showing each of the HMOs contracting with the affiliated Physician Organizations, the number of enrollees of the Physician Organizations served pursuant to each HMO's contracts and the percentage of the total number of enrollees of the Physician Organizations served pursuant to each HMO's contracts as of June 30, 1998. The chart below shows the contracts covering commercial members, Medicare beneficiaries and Medicaid beneficiaries as separate contracts although the contracts may be held by the same HMO.

                                 HMO ENROLLMENT
                             AS OF JUNE 30, 1998(1)

                                                                                     NUMBER      % OF TOTAL NUMBER
HMO CONTRACTS                                                                     OF ENROLLEES     OF ENROLLEES
--------------------------------------------------------------------------------  -------------  -----------------
COMMERCIAL
  Aetna U.S. Healthcare of California, Inc......................................        1,834             1.90
  California Physicians' Service dba Blue Shield of California/Care America
    Southern California, Inc....................................................        8,815             9.11
  Vivahealth, Inc., dba BPS HMO.................................................          364             0.38
  Blue Cross of California......................................................       16,890            17.46
  Cigna Healthcare of California, Inc...........................................       10,556            10.91
  Foundation Health/Health Net..................................................        7,291             7.54
  Inter Valley Health Plan......................................................          144             0.15
  Maxicare of California, Inc...................................................        2,407             2.49
  United Healthcare of California, Inc., formerly known as Metrahealth..........        3,392             3.51
  PacifiCare of California/FHP, Inc.............................................       21,522            22.24
  Prudential Health Care Plan of California, Inc................................        6,967             7.20
  Universal Care................................................................        1,057             1.09
  One Health Plan...............................................................          198              .20
  Other(1)......................................................................           43              .04
                                                                                       ------           ------
  SUBTOTAL......................................................................       81,480            84.22
MEDICARE
  Aetna U.S. Healthcare of California, Inc. Senior..............................        1,013             1.05
  Blue Shield of California/CareAmerica Southern California Inc. Sr.............          374             0.39
  Cigna Healthcare of California, Inc. Sr.......................................          371             0.38
  FHP, Inc. Sr./PacificCare (Secure Horizons)...................................        6,790             7.02
  Other(2)......................................................................           39              .04
                                                                                       ------           ------
  SUBTOTAL......................................................................        8,587             8.88
MEDICAID
  California Physicians Service dba Blue Shield of California...................          848              .88
  Cal Optima....................................................................        3,100             3.20
  Molina Medical Centers........................................................        2,731             2.82
                                                                                       ------           ------
SUBTOTAL........................................................................        6,679             6.90
                                                                                       ------           ------
GRAND TOTAL.....................................................................       96,746(3)        100.00
                                                                                       ------           ------
                                                                                       ------           ------

------------------------

(1) Other includes members under Greater Pacific HMO, Inc., HMO California and UHP Healthcare.

(2) Other includes members under Foundation Health Sr./Health Net Sr., United Healthcare of California, Inc. Sr., formerly known as Metrahealth Sr. and Prudential Health Care Plan of California, Inc. Sr.

(3) Does not reflect the potential loss of a maximum of approximately 13,000 enrollees as a result of the Yorba Linda Settlement Agreement.

    PROVIDER AGREEMENTS

    Decisions regarding patient health care are made exclusively by physicians who are employees of or contract with the Company's affiliated Physician Organizations and are rendered in connection with guidelines and policies developed and administered by the medical director of the affiliated medical group.

Each independent practice association enters into the following types of contracts for the provision of physician and ancillary health care services:

    PRIMARY CARE PHYSICIAN AGREEMENT. This agreement provides that primary care physicians contracting with an independent practice association are responsible both for the provision of primary care services to enrollees and for the referral of enrollees to specialists affiliated with the independent practice association when appropriate. Primary care physicians receive monthly capitation or reduced fee-for-service payments for the provision of primary care services to enrollees. An independent practice association can terminate the primary care physician agreement immediately upon the occurrence of certain specified events, including suspension, restriction or revocation of the physician's license to practice medicine in California, denial, restriction or revocation of medical staff privileges at any hospital for medical disciplinary reasons, and loss of professional liability insurance, among others. Either party may terminate the agreement, with cause, upon 30 days' prior written notice. During the term of the agreement, neither party may terminate the agreement without cause.

    SPECIALIST AGREEMENT. This agreement provides that specialty care physicians contracting with an independent practice association receive either
(i) discounted fee-for-service or case rate payments, or (ii) subcapitated payments for the provision of specialty services to those enrollees referred to them by the independent practice association's primary care physicians. An independent practice association can terminate the specialist agreement immediately upon the occurrence of certain specified events, including suspension, restriction or revocation of the physician's license to practice medicine in California, denial, restriction or revocation of medical staff privileges at any hospital for medical disciplinary reasons, and loss of professional liability insurance, among others. Generally, either party may terminate the agreement, with or without cause, upon 90 days' prior written notice.

    ANCILLARY PROVIDER AGREEMENT. This agreement provides that ancillary service providers (generally non-physician providers such as physical therapists, laboratories, etc.) contracting with an independent practice association receive monthly capitation or discounted fee-for-service payments for the provision of services to enrollees on an as-needed basis. Generally, either party can terminate the ancillary provider agreement with or without cause upon 60-90 days' written notice.

    MANAGEMENT SERVICES

    Prospect Medical Systems has executed separate long-term management services agreements with each of Prospect Medical Group and Santa Ana/Tustin Physicians Group. Sierra Medical Management has executed separate long-term management services agreements with Sierra Medical Group and Pegasus Medical Group. Each of the management services agreements contains terms substantially similar to those summarized below.

    Pursuant to the management services agreements, each Physician Organization has delegated to the Company the non-physician administrative, management and support functions that are required by the Physician Organization in the practice of medicine. As compensation for the services provided to each Physician Organization pursuant to its respective management services agreement, the Company receives from the revenues of each Physician Organization (i) the costs of the Company in providing services and satisfying its obligations thereunder, plus (ii) an additional percentage of the gross revenues, a fixed fee for marketing and public relations services and a portion of net pre-tax income of the Physician Organization. Under certain circumstances, the Company may defer the amount of gross revenues to be paid to the Company.

    To secure the payment of all accrued management fees, each Physician Organization has granted to the Company a security interest in its accounts and rights to payment. The management services agreements have a thirty (30) year term and will renew automatically for successive ten-year terms unless either party elects to terminate them. The management services agreements are terminable by the unilateral action of the applicable Physician Organization prior to their normal expiration only for the breach by the Company of its obligations thereunder or for certain bankruptcy events.

    The management services agreements specifically obligate the Company to provide suitable facilities, fixtures and equipment and non-physician support personnel (including marketing, clerical, administrative and maintenance personnel) to each of its affiliated medical groups so that the affiliated medical groups can adequately provide for all medical services. The Company is further obligated to provide to the Physician Organizations (including affiliated independent practice associations) administrative, accounting and billing services and to assist in all phases of contract administration and marketing. The Company provides management and administrative functions that do not constitute the practice of medicine. Under the management services agreements, the Physician Organizations continue to be solely and exclusively in control of and responsible for all aspects of the practice of medicine.

    The management and administrative services provided under the management services agreements to the Physician Organizations include the following:

    UTILIZATION MANAGEMENT/QUALITY ASSURANCE. Pursuant to the management services agreements, the Company assists the Physician Organizations with development and implementation of a utilization and quality management plan. The Company further implements systems, programs and procedures necessary for the Physician Organizations and participating providers to perform utilization and quality management; organizes procedures for prior authorization of elective, urgent and emergent out-patient ambulatory surgery and hospital procedures; assists the Physician Organizations with prospective, concurrent and retrospective review of medical procedures in accordance with their policies and HMO health plan requirements; provides data regarding the use of outpatient and inpatient services by the provider to the Physician Organizations and the use of noncontracting providers; and assists the medical director and the utilization review/quality assurance committee of each affiliated medical group in responding to the HMO plan member grievances based on the instructions of such medical director.

    CASE MANAGEMENT. Case management is administered by the clinical operations department and is the clinical and administrative process by which health care service referrals to specialists and ancillary health care providers are evaluated, coordinated and implemented on an ongoing basis for both acute illnesses and enrollees experiencing chronic disability, complex medical cases or problems requiring long-term care. The latter involve coordination by case management. The goal of case management is to provide a continuum of quality care throughout the enrollee's treatment period.

    PHYSICIAN CREDENTIALING. The Company's physician credentialing program seeks to monitor the physicians within the network. The physician credentialing program includes the investigation and verification of physicians' qualifications, credentials and medical staff privileges at the time they are brought into the network, as well as periodically reviewing competency and continuing medical education.

    MANAGED CARE CONTRACTING. The Company's services are aimed at evaluating, negotiating and administering agreements with payors, such as prepaid health plans; negotiating agreements with specialist and ancillary service providers; negotiating agreements with out-of-area hospital and ancillary providers; and coordinating each Physician Organization's network and, with respect to affiliated medical groups, their office operations.

    CLAIMS ADMINISTRATION. The Company possesses complete medical claims processing capabilities. These capabilities include determining enrollee eligibility, identifying appropriate benefits, issuing payments to providers, processing hospital and outpatient facility charges for the payment of claims and providing and analyzing encounter data.

    FINANCIAL SERVICES. The Company has exclusive decision-making authority with respect to the establishment and preparation of annual budgets for the practice of each affiliated medical group that reflect in reasonable detail anticipated revenues and expenses. In consultation with each affiliated medical group the

Company establishes bank accounts for the deposit of all sums received by each affiliated medical group for services provided to members. In addition the Company may endorse all checks made payable to each affiliated medical group and deposit checks and funds; prepare financial statements on a monthly basis; receive and deposit capitation and other payments received by the Physician Organizations; calculate primary care capitation and specialty, ancillary and other payable claims based on the records provided by the participating plans and prepare checks to pay the amounts due; monitor subscribers or enrollees exceeding stop loss deductibles and communicate with HMOs orally or in writing to seek reimbursement on behalf of the Physician Organizations; bill other payors for coordination of benefits and other third party liability payments; administer capitation and other distributions from HMOs including auditing and monitoring of HMO incentive payments; negotiate and settle the Physician Organization's share of such payments; establish and maintain IBNR reserves for the Physician Organization; and assist the Physician Organizations in establishing and administering a physician incentive system and a system to establish and adjust reserves for medical expenses.

    BILLING SERVICES. The Company also provides bookkeeping and accounting services including the preparation, distribution and recording of all bills and statements for fee-for-service professional services rendered by the Physician Organizations as well as all reports and forms required by applicable third party payors; collection of accounts receivable; and submission, processing and collection of all claims for payment to, and receipt of payments from, third-party payors. The Physician Organizations at all times have the ultimate responsibility for setting all fees for professional services provided on a fee for service basis to patients of the practice, as well as establishing the terms of each managed care contract.

    PROVIDER RELATIONS. The Company's services include the preparation, negotiation and renewal of agreements with each Physician Organization's providers, and the maintenance of eligibility data in a computerized database. The Company provides resources to train providers in each Physician Organization's policies and procedures and assist each Physician Organization in developing and updating manuals.

    MANAGEMENT INFORMATION SYSTEMS. The Company's management information systems, which support both practice-oriented and administrative functions, assist management in maintaining control over the significant growth experienced during the last two years and are critical to the growth which is anticipated in the future. The Company's newly acquired management information system is a sophisticated software system specifically designed for managed care. The Company commenced using the new system on September 1, 1998. Further, the Company maintains an on-line database that provides inpatient and outpatient utilization statistics, and patient encounter reporting. The Company believes that the availability of timely information on utilization patterns improves physician productivity and effectiveness. This data also plays an integral role in the physician utilization control process by enabling the medical directors and utilization control nurses of the affiliated medical groups to monitor case management decisions, evaluate patient outcomes and monitor utilization trends. In addition, the Company's management information systems are capable of performing various administrative functions including insurance verification, billing, accounts payable and receivable, outside service referrals and verification, and all third party claims processing. See "Risk Factors--Dependence on Information Systems."

    PATIENT ELIGIBILITY AND SERVICES. The Company provides a variety of services related to patient eligibility, including obtaining eligibility lists from health plans, assisting with the determination of eligibility of patients for health care coverage prior to the provision of medical services, maintaining a computerized eligibility database, distributing eligibility reports and coordinating health education and wellness programs to enrollees of each Physician Organization.

    PATIENT AND PHYSICIAN RELATIONS. The Company employs staff to aid patients and physicians in understanding managed care and the nature and extent of coverages, assist patients in making informed decisions concerning their medical care and treatment alternatives, and provide support in resolving financial questions.

    MARKETING AND PUBLIC RELATIONS SERVICES. The Company will assist each Physician Organization in the Physician Organization's marketing, public relations and advertising of the health care services provided by the Physician Organization. The Company shall provide and be principally responsible for marketing and advertising services for each Physician Organization. In providing its marketing services, the Company is acting solely in its capacity as administrator for the Physician Organization. All such marketing services are to be conducted in accordance with the laws, rules, regulations and guidelines of all applicable governmental and quasi-governmental agencies, including but not limited to the Medical Board of California.

    The Company has the right to decline to manage new medical facilities which a Physician Organization desires to establish or acquire. Consistent with a Physician Organization's exclusive control of all aspects of patient medicine, the Physician Organization retains the right to purchase from outside providers any equipment, facilities or services not provided by the Company. The Company is obligated to provide all medical and non-medical supplies reasonably requested by the Physician Organization.

    ASSIGNABLE OPTION AGREEMENTS

    The assignable option agreements give the Company the assignable right to designate a successor physician or physicians, which person or persons must be duly-licensed physicians in the State of California or otherwise permitted by law to be a shareholder in a professional corporation, to purchase all or any portion of the stock of an affiliated medical group. The Company may elect to exercise the option at any time. Dr. DeNicola is currently the sole shareholder, a director and an officer of Prospect Medical Group (the "nominee shareholder") and a director and officer of the Company. Prospect Medical Group is the sole shareholder of Santa/Ana Tustin Physicians Group, Sierra Medical Group and Pegasus Medical Group. Under the assignable option agreement between Prospect Medical Systems, Prospect Medical Group and Dr. DeNicola, Prospect Medical Systems has the right to designate a successor physician or physicians to purchase for nominal consideration all of the stock of Prospect Medical Group from Dr. DeNicola. The assignable option agreements effectively give the Company the ability to protect its rights under the management services agreements.

COMPETITION

    The managed care industry is highly competitive and is subject to continuing changes with respect to the manner in which services are provided and how providers are selected and paid. The Company is subject to significant competition both in affiliating with physician organizations and in seeking managed care contracts on behalf of its affiliated Physician Organizations. Generally, the Company and the Physician Organizations compete with any entity that contracts with payors for the provision of prepaid health care services, including but not limited to (i) other companies that provide management services to health care providers, (ii) hospitals that affiliate with one or more physician organizations, (iii) HMOs that employ or contract directly with physicians and (iv) other physician organizations. Additionally, the Physician Organizations with which the Company is affiliated compete with other medical practices in the areas in which the Company does business, or is expected to do business in the future. Pressures to reduce the cost of medical care, through legal reform of the health care system or through market forces such as the continued expansion of managed care, could adversely impact the Company's revenues. Further, increased enrollment in prepaid plans because of health care reform or for other reasons, increased participation by physicians in group practices and other factors may attract new entrants into the managed care industry and result in increased competition for the Company. Certain competitors, including but not limited to MedPartners, Inc., and Phy Cor, Inc. and certain of its subsidiaries are significantly larger and better capitalized than the Company, provide a wider variety of services, have greater experience in providing health care management services and have longer-established relationships with buyers of such services than does the Company. There can be no assurance that the Company will be able to compete effectively with such competitors, that additional competitors will not enter the market, or that such competition will not make it more difficult to enter into affiliations with physician organizations on terms beneficial to the Company.

    The Company also experiences competition in the recruitment and retention of qualified physicians and other health care professionals on behalf of its affiliated Physician Organizations. There can be no assurance that the Company will be able to recruit or retain a sufficient number of qualified physicians and other health care professionals to continue to expand its operations. See "Risk Factors--Highly Competitive Market."

GOVERNMENTAL REGULATION

    GENERAL HEALTH CARE REGULATIONS. The health care industry is highly regulated, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. Generally, regulation of health care companies is increasing and health care transactions continue to be subject to substantial scrutiny by regulatory authorities. The Health Insurance Portability and Accountability Act of 1996 is among the most significant and comprehensive anti-fraud laws to be enacted. Its provisions create new anti-fraud programs, amend existing anti-fraud statutes to cover more health care providers and to impose greater penalties for violations, and create new crimes to combat health care fraud and abuse. In addition to increased scrutiny of fraud and abuse activity, legislation has been introduced, and in some cases enacted, which may significantly affect the reimbursement of health care services under certain health care programs. The recently-enacted Budget Act will reduce funds available to the Medicare program by $115 billion over five years. Federal, state and local officials and legislators continue to propose a variety of reforms to the health care system. Certain reforms could, if adopted, have a material adverse effect on the Company.

    Both federal and state law, including California law, generally specify who may practice medicine and limit the scope of relationships between medical practitioners and other parties. Under these laws, the Company is prohibited from practicing medicine or exercising control over the provision of medical services. To comply with such laws, the provider network is organized so that all physician services are offered by the physicians who are employed by or contract with a Physician Organization. The Company does not employ physicians to provide medical services, exert control over medical decision-making or represent to the public that it offers medical services. The Company has entered into a separate management services agreement with each of the Physician Organizations which delegates to the Company the performance of administrative, management and support functions. These agreements specifically reserve exclusive control and responsibility for all aspects of the practice of medicine and the delivery of medical services to the Physician Organizations. See "The Affiliated Physician Organizations--Management Services."

    Further, state law imposes licensing requirements on individual physicians and on facilities operated by physicians. In addition, federal and state laws regulate HMOs and other managed care organizations with which the Physician Organizations may have contracts. Some states also require licensing of third-party administrators and collection agencies. This may affect the Company's operations in states in which the Company may seek to do business in the future. In connection with its existing operations and its expansion into new markets, the Company believes it is in compliance with all such laws and regulations and current interpretations thereof, but there can be no assurance that such laws, regulations or interpretations will not change in the future or that additional laws and regulations will not be enacted. The ability of the Company to operate profitably will depend in part upon the Company and its affiliated Physician Organizations obtaining and maintaining all necessary licenses and other approvals and operating in compliance with applicable health care regulations.

    Subject to limited exceptions, federal anti-kickback legislation prohibits the offer, payment, solicitation or receipt of any form of remuneration, whether direct or indirect, in return for, or in order to induce: (i) the referral of a person for services; (ii) the furnishing or arranging for the furnishing of items or services; or (iii) the purchase, lease or order of, arranging or recommending purchasing, leasing or ordering of, any item or service, in each case, reimbursable under any federally-funded health care programs, including the Medicare or Medicaid programs. A violation of the federal anti-kickback statute generally requires several elements: (i) the offer, payment, solicitation, or receipt of remuneration; (ii) the intent to induce referrals; and (iii) the ability of the parties to make or influence referrals of patients for services reimbursable under federally-funded health care programs or to provide items reimbursable under such programs. Noncompliance with, or violation of, the federal anti-kickback legislation can result in exclusion from the Medicare and Medicaid programs and civil and criminal penalties. Many states, including California, have similar anti-kickback prohibitions with similar penalties.

    In addition to the statutory exceptions to the federal anti-kickback statute, the accompanying regulations set forth certain "safe harbor" arrangements which are protected from scrutiny under the legislation. Although satisfaction of the requirements of any of these safe harbors generally provides a guarantee of compliance with the law, failure to meet the safe harbor does not necessarily mean that a transaction violates the prohibitions. Included among the safe harbor regulations is a safe harbor for management contracts which meet certain criteria. The Company believes its activities are not in violation of the anti-kickback legislation. Further, the Company believes that the business operations of its affiliated Physician Organizations do not involve the offer, payment, solicitation or receipt of remuneration to induce referrals of patients because compensation arrangements between the Physician Organizations and the primary care physicians who make referrals are designed to discourage referrals to the extent they are medically unnecessary. These physicians are paid either on a capitation or fee-for-service basis and do not receive any financial benefit from making referrals. Although the Company believes its activities do not violate the anti-kickback legislation, no assurances can be given that its operations will not ultimately be construed to fall within the ambit of such prohibitions.

    Federal legislation also restricts the ability of physicians to refer patients to entities in which they or one of their immediate family members has an ownership interest or compensation arrangement for the provision of certain designated health services reimbursable under federally-funded health plans. Further, the entity providing health care services is also prohibited from presenting, or causing to be presented, a claim or bill for the designated services furnished pursuant to a prohibited referral. Penalties for violations include, without limitation, denial of reimbursement, forfeiture of amounts collected in violation of the provision, civil monetary penalties and exclusion from the Medicare and Medicaid programs. Many states, including California, have similar self-referral laws which provide for similar penalties.

    The Company believes that its business arrangements do not involve the referral of patients to entities with whom referring physicians have an ownership interest or compensation arrangement within the meaning of federal and state self-referral laws, because referrals are made directly to other providers rather than to entities in which referring physicians have an ownership interest or compensation arrangement. The Company further believes its financial arrangements with physicians fall within various exceptions to state and federal self-referral laws, including exceptions for ownership or compensation arrangements with certain managed care organizations and for physician incentive plans that limit referrals. In addition, the Company believes that the methods that it uses to acquire existing physician organizations and to recruit new physicians do not violate such laws and regulations.

    The federal government continues to engage in increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse relating to patients of federal health care programs, and no assurances can be given that the Company's operations will not fall within the ambit of the anti-kickback or self-referral prohibitions or that other laws or regulations will not be enacted that will have a material adverse effect on the Company. The application of the anti-kickback and self-referral laws and regulations to many kinds of business transactions in the health care industry has not been subject to regulatory or judicial interpretation. Should any of the Company's business arrangements be deemed to constitute arrangements designed to induce the referral of Medicare or Medicaid patients or to involve referrals to entities with which the referring physician has an ownership interest or compensation arrangement, then such arrangements could be viewed as violating anti-kickback or self-referral laws and regulations. A determination of liability under any such law could have a material adverse effect on the Company's financial condition and results of operations.

    Upon written request, the OIG is authorized to issue advisory opinions, which clarify whether a proposed arrangement implicates the Medicare/Medicaid anti-kickback statute and, if so, whether it fits within a statutory exception or safe harbor. In April 1998, the OIG issued an advisory opinion under the Medicare/Medicaid anti-kickback statute regarding a proposed management services contract between a medical practice management company and a primary care physician practice. Pursuant to the agreement, the management company would provide facilities, equipment, billing services, and marketing services to the physician practice, as well as negotiate on behalf of the physician practice with managed care plans and establish specialty physician networks to which referrals may be made by the primary care physicians. The compensation paid to the management company included a fee based on a percentage of the physician practice's net revenues, including revenues from business derived from managed care contracts arranged by the management company. The OIG concluded that the proposed arrangement was problematic because: (1) percentage of revenue compensation arrangements may include financial incentives to increase patient referrals since the revenue includes revenue from business derived from managed care contracts arranged by the management company and the management company would be establishing networks of specialist physicians to whom the primary care physicians would be required to make referrals in some circumstances; (2) the proposed arrangement contained no safeguards against utilization which is particularly problematic in light of the proposed establishment of provider networks with required referral arrangements; and (3) percentage of revenue compensation arrangements may include financial incentives that encourage abusive billing practices since the management company had an incentive to maximize the physician practice's revenue. However, the OIG did not rule that the proposed contract was illegal, noting that it had not received any information on the proposed arrangement from the management company and that the legality of the arrangement might depend on the intent of the parties. After studying the legal implications of the advisory opinion, the Company has revised its standard management agreement with its affiliated physician organizations to specify a flat fee payable on a monthly basis as compensation for marketing services. The Company is also in the process of adopting a corporate compliance program designed to prevent violation of the anti-kickback statute in both its acquisitions and day-to-day operations. The Company believes that, although it continues to receive percentage of revenue remuneration under management services agreements, it is not in a position to make or influence the referral of patients or services reimbursed under government programs to the Physician Organizations, and therefore, believes that its compensation arrangements do not violate the anti-kickback statute. However, there can be no assurances that the OIG or any other health care regulatory agency will not interpret the Company's compensation arrangements under its management services agreements to be in violation of the prohibitions of the anti-kickback statute.

    Federal and state laws prohibit anti-competitive conduct among health care providers within the same or overlapping markets, such as price-fixing agreements between competitors, agreements allocating or dividing geographic market areas in which competitors will separately operate, or agreements to boycott or refuse to deal with another competitor. Such antitrust laws also prohibit the monopolization of markets, or mergers and other agreements among competitors intended to monopolize markets. Because the Physician Organizations remain separate legal entities, they may be deemed to be competitors, and therefore may be subject to these antitrust laws. In such case, their activities, including the coordination of their contracting efforts, could violate antitrust prohibitions. The Company intends to comply with state and federal antitrust laws, but there is no assurance that the review of the Company's operations by courts or regulatory authorities will not result in a determination that could adversely affect the operation of the Company and the Physician Organizations.

    Federal and state laws regulate insurance companies, HMOs and other managed care organizations. Generally, these laws apply to entities that accept financial risk. Certain of the risk arrangements entered into by the affiliated Physician Organizations could be characterized by some states as the business of insurance or of an HMO. The Company, however, believes that the acceptance of capitation payments by a health care provider does not constitute the conduct of the business of insurance or of an HMO. The Company believes that it is in compliance with these laws in California where it conducts its business, but there can be no assurance that interpretations of these laws by the regulatory authorities in California will not require licensure or a restructuring of some or all of the Company's operations. In the event that the Company is required to become licensed under these laws, the Company would be required to obtain a license under Knox-Keene and comply with the requirements thereunder as described under "--Regulatory Requirements for a Limited License Knox-Keene Health Plan and Medicare Health Plan."

    REGULATORY REQUIREMENTS FOR A LIMITED LICENSE KNOX-KEENE HEALTH PLAN AND MEDICARE HEALTH PLAN. To operate a health plan in the State of California, an organization must apply for a license under Knox-Keene from the DOC. All Knox-Keene health care service plan applicants must demonstrate the projected financial viability of the plan in the marketplace, and that the proposed business will "break even" within a reasonable period of time. Traditionally, this is accomplished through market feasibility studies and letters of interest that support enrollment projections, actuarial studies that justify medical utilization costs, and comprehensive financial projections. The DOC requires all plans to demonstrate fiscal soundness and full assumption of financial risk, which includes (i) demonstrating that health care rates and charges are financially sound and will provide for achievement and maintenance of a positive cash flow; (ii) showing that adequate working capital will be available, including provisions for contingencies; (iii) providing adequate insurance for extraordinary losses; (iv) substantiating enrollment projections; (v) projecting financial viability; (vi) listing the entity's sources of tangible net equity; and (vii) demonstrating that the overall business plan has been validated by feasibility studies and actuarial reports.

    The organization must also meet certain quality assurance and utilization review standards and will be subject to audit by its contracting HMOs or HCFA (in the case of a Medicare Health Plan). These audits may be performed by the individual HMOs or HCFA, or by an independent auditor on behalf of the HMO or HCFA, as applicable. The organization must also implement grievance and complaint procedures to identify, evaluate and remedy problems relating to access, continuity and quality of care, and utilization management, and to document that provider reimbursement exceeds the costs of services expected to be provided. The organization must also continually demonstrate sufficient organizational and administrative capacity.

    Newly licensed plans are required to maintain a minimum tangible net equity of $1,000,000. The DOC also expects that a plan will have at least another $2,000,000 to $3,000,000 available for working capital and expansion needs, including an amount sufficient to pay for all obligations incurred through a projected break even date. After the plan becomes operational, tangible net equity requirements may exceed the above-listed amounts if the annualized revenues or enrollment of the plan exceed certain criteria.

    Once an entity has obtained a license under Knox-Keene, it will be subject to continuing regulation by the DOC; to assume full risk for the provision of hospital, physician and ancillary health care services to enrollees, it must continue to meet certain operating requirements. These requirements include significant data reporting specifications, particularly regarding financial viability, quality management and general organizational and administrative capacity. These requirements may involve significant investment in management information systems and organizational and administrative capacity.

    In addition to compliance with the foregoing requirements of the DOC, a Medicare Health Plan is also required to meet certain requirements of HCFA. These requirements generally cover similar areas (finance, quality management and organizational and administrative capacity) that the DOC underscores.

    GENERAL REGULATORY REQUIREMENTS. In addition to the regulations referred to above, significant aspects of the Company's and its affiliated physician organizations' operations are subject to state and federal statutes and regulations governing workplace health and safety, dispensing of controlled substances and the disposal of medical waste. The Company's operations may also be affected by changes in ethical guidelines and operating standards of professional and trade associations such as the American Medical Association. Accordingly, changes in existing laws and regulations, adverse judicial or administrative interpretations of such laws and regulations or enactment of new legislation could have a material adverse effect on the operating results and financial condition of the Company.

MALPRACTICE INSURANCE

    The Company currently is not covered by malpractice insurance but does carry general liability insurance. Each of the Company's affiliated medical groups maintains malpractice insurance as well as managed care professional liability insurance for the corporate entity and its employees. The Company requires all physicians who contract with an affiliated independent practice association to carry malpractice insurance coverage. See "Legal Proceedings" below.

EMPLOYEES

    At June 30, 1998, Prospect Medical Holdings had approximately 10 full-time employees. Prospect Medical Systems had approximately 134 full-time and 17 part-time employees. Sierra Medical Management had approximately 95 full-time and 5 part-time employees. None of such employees is subject to a collective bargaining agreement. Management believes that its employee relations are good.

PROPERTIES

    The Company does not own any real property. The Company or its affiliated Physician Organizations currently lease space for medical and administrative offices as described in the following charts. The space described below may be shared space used for medical and administrative office purposes or separate space used for medical and/or administrative offices located at the same address and may be leased under the same or separate leases.

                                MEDICAL OFFICES

                                       AGGREGATE
                                        SQUARE
                                        FOOTAGE
PRACTICE GROUP                          (APPX)              LOCATION           EXPIRATION  CURRENT RENT PER MONTH
------------------------------------  -----------  --------------------------  ----------  -----------------------

Prospect Medical Group..............       9,786   Yorba Linda, California (5   Between    Between $2,506 and
                                                   Offices)                     10/31/98   $5,046 (aggregating
                                                                                  and      $15,005 per month)
                                                                                09/27/00

                                           1,688   Dana Point, California       06/01/01                    $3,101

                                           2,800   Mission Viejo, California    06/01/03                    $5,320

                                           2,303   Laguna Hills, California     07/31/00                    $4,162

                                           1,100   Fullerton, California        06/01/00 (1)                  $1,002

                                           4,490   Santa Barbara, California    11/30/97 (2)                      --

Santa Ana/Tustin Physicians Group...       6,005   Santa Ana, California        07/31/03                    $9,608(3)

Sierra Medical Group................       7,500(4) Lancaster, California       09/24/02                    $6,412

                                           3,500   Lancaster, California        09/24/02                    $3,600

                                          12,542   Palmdale, California         11/30/01                   $12,291

Pegasus Medical Group...............       4,200   Lancaster, California        10/31/02                    $3,360

                                           6,500   Palmdale, California         10/30/00                    $7,800

------------------------

(1) Prospect Medical Group has subleased the entire premises through the expiration of the term of the lease.

(2) Landlord is paying Prospect Medical Group $70,000 to vacate the premises by December 31, 1998. There is no rent due and payable under this lease. The Company on behalf of Prospect Medical Group has entered into a letter of intent to lease approximately 5,400 square feet in Santa Barbara, California at a monthly rental of approximately $12,800.

(3) Since June, 1998, Santa Ana/Tustin Physicians Group, Inc. has been occupying temporary space on an interim basis at a monthly rental of $6,021 prior to occupying permanent space (aggregating approximately 6,005 square feet) in the same building at a monthly rental of $9,608. The anticipated date for occupancy of the permanent space is prior to October 1, 1998.

(4) The total square footage of the premises is 10,000, of which 7,500 square feet is used for medical office space and 2,500 square feet is used for administrative office space. The rent for the entire premises is $8,550, which amount is apportioned $6,412 for medical office space and $2,137 for administrative office space for purposes of this chart.

                             ADMINISTRATIVE OFFICES

                                        AGGREGATE
                                         SQUARE
                                         FOOTAGE
                                         (APPX)              LOCATION           EXPIRATION       RENT PER MONTH
                                       -----------  --------------------------  -----------  -----------------------

Prospect Medical Holdings............       2,546   Los Angeles, California       09/30/00                    $3,910
                                                    (headquarters)

Prospect Medical Group...............      11,393   Yorba Linda, California (6    09/20/98   Between $1,584 and
                                                    offices)                                 $3,903 per month
                                                                                             (aggregating $15,351
                                                                                             per month)

                                           19,446   Santa Ana, California         10/31/05                   $20,807(6)

Santa Ana/Tustin Physicians Group....       3,000   Santa Ana, California         03/31/98(7)                  $6,756

Sierra Medical Group.................         500   Lancaster, California         09/24/02                      $567

                                            2,500(8) Lancaster, California        09/24/02                    $2,137

                                            2,200   Lancaster, California         07/31/01                    $1,500

------------------------

(6) The lease for this space commences on or about November 1, 1998. This space will replace the general office space currently leased in Yorba Linda, California and Santa Ana, California.

(7) This space is currently leased on a month-to-month basis.

(8) See footnote 5 above.

    Sierra Medical Group owns an approximately 10,000 square foot undeveloped lot located near its offices in Palmdale, California that is currently used as a parking lot.

    The Company has entered into a lease for approximately 19,446 square feet in Santa Ana to replace the general office space leased in Santa Ana, California and in Yorba Linda, California. The Company believes that the new general office space, together with the general office space that will continue to be leased by the Company, will be sufficient to serve its operational needs for the foreseeable future, although the growth which is intended as part of the ongoing business plan of the combined companies, if successful, may require additional space. Further, as the Company affiliates with, and the Physician Organizations acquire, additional physician organizations, management expects that the Company will enter into additional medical office space leases.

LEGAL PROCEEDINGS

    In addition, the Company is a party to certain legal actions arising in the ordinary course of business. In the opinion of the Company's management, liability, if any, under these claims is adequately covered by insurance or will not have a material effect on the Company's financial position or results of operations.

    Effective July 1, 1998, a settlement agreement was entered into among the Company, Prospect Medical Group, Yorba Linda Medical Group, and the physician-shareholders of Yorba Linda Medical Group (the "Yorba Linda Settlement Agreement"). On July 31, 1998, certain parties related to the Company filed a motion to enforce the Yorba Linda Settlement Agreement (the "Company's Motion"), in a pending action entitled DENICOLA V. MCGINTY, Orange County Superior Court Case No. 795018. The opposing parties, consisting of Yorba Linda Medical Group and the members of its Board of Directors, responded by filing a cross-motion for enforcement (the "YLMG Motion"). On or about August 14, 1998, prior to a ruling on either motion, Yorba Linda Medical Group and its remaining physician-shareholders filed a lawsuit against the Company, Prospect Medical Group, Prospect Medical Systems, Dr. DeNicola and certain other individual physicians seeking damages and injunctive relief based upon allegations of breach of contract, fraud and certain related claims with respect to the Yorba Linda Settlement Agreement (MCGINTY V. PROSPECT MEDICAL GROUP, ET AL., Orange County Superior Court Case No. 798208 (the "MCGINTY Lawsuit")). The court on September 1, 1998 granted the material portions of the Company's Motion to enforce the Yorba Linda Settlement Agreement, denied the material portions of the YLMG Motion, and ordered the parties to mediate the remaining unresolved issues. The Company believes the MCGINTY Lawsuit is without merit and is barred by the Yorba Linda Settlement Agreement. See "Risk Factors-- Recent Settlement Agreement with Yorba Linda Medical Group" and "Business of the Company--History of the Company" for further discussion of the recently executed Yorba Linda Settlement Agreement.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of July 1, 1998, after giving effect to the Yorba Linda Settlement Agreement by: (i) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's Directors who beneficially owns shares, (iii) each executive officer identified in the Summary Compensation Table under "Management of the Company-- Executive Compensation" who beneficially owns shares, and (iv) all executive officers and Directors as a group. The information presented in the table is based upon information provided by such persons to the Company. The share totals reflect a one-for-forty-four reverse stock split which was effected on July 31, 1996.

NAME AND ADDRESS OF                                           SHARES                PERCENTAGE
BENEFICIAL OWNER                                      BENEFICIALLY OWNED(1)           OWNED
----------------------------------------------  ----------------------------------  ----------

Paul Amir, Trustee, Herta and ................               400,406                      9.00
  Paul Amir Family Trust
  8730 Wilshire Blvd, Suite 300
  Beverly Hills, California 90211

Karunyan Arulanantham, M.D. ..................              285,750(2)                    6.40
  44725 10th Street West, Suite 250
  Lancaster, California 93534

Jacob Y. Terner, M.D. ........................              441,295(3)                    9.59

Gregg DeNicola, M.D. .........................              275,127(4)                    5.98

David A. Levinsohn ...........................              268,211(5)                    5.95

Sinnadurai E. Moorthy, M.D. ..................              285,750(6)                    6.40

Kenneth Schwartz .............................              10,000(7)                      .22

Thomas A. Maloof(8) ..........................              222,238(9)                    4.87

All Executive Officers and Directors .........   1,708,633(2)(3)(4)(5)(6)(7)(10)         34.80
  as a Group (9 persons)

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as may be indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 15,750 shares of Common Stock of the Company issuable upon exercise of options. Dr. Arulanantham is employed by and is a director of Sierra Medical Group and is the President of Sierra Medical Management.

(3) Includes 150,000 shares of Common Stock of the Company issuable upon exercise of options.

(4) Includes 150,000 shares of Common Stock of the Company issuable upon exercise of options.

(5) Includes 60,000 shares of Common Stock of the Company issuable upon exercise of options.

(6) Includes 15,750 shares of Common Stock of the Company issuable upon exercise of options.

(7) Includes 10,000 shares of Common Stock of the Company issuable upon exercise of options.

(8) Thomas A. Maloof resigned as Chief Financial Officer of Prospect Medical Holdings as of February 28, 1998.

(9) Includes 117,119 shares of Common Stock of the Company issuable upon exercise of options.

(10) Includes 58,500 shares of Common Stock of the Company issuable upon exercise of options held by executive officers not named above.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

    The Board of Directors is classified into three classes. The first class was elected pursuant to stockholder written consent effective as of the 1996 Merger to serve until the annual meeting of stockholders to be held in 1997 ("Class I Directors"), the second class to serve until the annual meeting of stockholders to be held in 1998 ("Class II Directors") and the third class to serve until the annual meeting of stockholders to be held in 1996 ("Class III Directors"). Directors will be elected by the stockholders of the Company at each annual meeting of stockholders and serve until the third annual meeting of stockholders following their election and until their successors are elected and qualified or until their earlier removal or resignation. The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than seven persons. David Levinsohn and Kenneth Schwartz serve as Class I Directors, Dr. Terner and Dr. DeNicola serve as Class II Directors and Sinnadurai E. Moorthy, M.D. serves as a Class III Director. Officers of the Company are elected by the Board of Directors and hold office until their successors are chosen and qualified, or until they resign or have been removed from office. There are no family relationships between any directors or current officers of the Company. Officers serve at the discretion of the Board of Directors.

    The following sets forth certain biographical information, the present occupation and business experience for the past five years of each director and executive officer:

NAME                                         AGE               POSITION WITH THE COMPANY
----------------------------------------     ---     ---------------------------------------------
Jacob Y. Terner, M.D....................         64  Chairman of the Board and Director
Gregg DeNicola, M.D.....................         44  President and Director
R. Stewart Kahn.........................         47  Executive Vice President and Secretary
Donna Vigil.............................         50  Chief Financial Officer
Karunyan Arulanantham, M.D..............         54  President of Sierra Medical Management
Jayaratnam Jayakumar....................         49  Executive Vice President of Sierra Medical
                                                     Management
Sinnadurai E. Moorthy, M.D..............         57  Director and Consultant
David Levinsohn.........................         64  Director
Kenneth Schwartz........................         62  Director

    JACOB Y. TERNER, M.D. Jacob Y. Terner, M.D. is the Chairman of the Board, Chief Executive Officer and a director of Prospect Medical Holdings. Dr. Terner has served as a director of Prospect Medical Holdings since July 31, 1996. Dr. Terner has held the position of Clinical Professor of Obstetrics and Gynecology at the University of Southern California School of Medicine since 1972. Dr. Terner also served as Chairman of the Board and Chief Executive Officer of Century MediCorp, a publicly-traded corporation until its October 1992 merger with Foundation Health Corporation. Following such merger, Dr. Terner was named to Foundation's Board of Directors and served as its Executive Vice President and as a director, until his resignation in December 1992. Foundation Health Corporation merged with Health Systems International, Inc. in April 1997.

    In September 1992, Dr. Terner entered into an agreement relating to the issuance of an order by the SEC concerning the late filing of reports of transactions in the securities of Century MediCorp of which Dr. Terner was then Chairman of the Board of Directors and Chief Executive Officer. The order found that Dr. Terner filed reports on Form 4 under Section 16(a) of the Securities Exchange Act of 1934, as amended, in an untimely fashion between 1987 and 1991 and required that Dr. Terner cease and desist from any further late filings.

    On June 30, 1997, Dr. Terner consented, without admitting or denying any of the allegations in a complaint relating to an insider trading investigation by the SEC, except as specifically set forth therein, to the entry of a final judgment of permanent injunction and other relief. The SEC's investigation involved the trading of Century MediCorp stock in June and/or July 1992 by persons other than Dr. Terner prior to the public announcement of Century MediCorp's merger with Foundation Health, a California Health Plan. The judgment permanently restrained and enjoined Dr. Terner from employing any fraudulent device, scheme or artifice, making material misstatements or omitting material statements of fact or engaging in fraudulent or deceitful acts, practices or courses of business in violation of Section 10(b) of the 1934 Act and Rule 10b-5 thereunder. No allegations were made that Dr. Terner had personally engaged in the trading of Century MediCorp stock. Dr. Terner was further ordered to pay a civil penalty in the amount of $225,750 under the Insider Trading and Securities Fraud Enforcement Act of 1988.

    GREGG DENICOLA, M.D. Gregg DeNicola, M.D. has served as President and as a director of Prospect Medical Holdings since July 31, 1996. Dr. DeNicola is also a director and the President of Prospect Medical Systems. Dr. DeNicola was one of the founders of Prospect Medical Group in 1986, and is the sole shareholder and serves as an officer and director of Prospect Medical Group. Dr. DeNicola also serves as the Medical Director of Continuing Medical Education at Placentia-Linda Hospital, is one of the Medical Directors of the Pain program at St. Jude Hospital, is a clinical faculty volunteer at the University of Southern California and is Assistant Professor of Medicine, Department of Family Practice, at the University of California at Irvine.

    R. STEWART KAHN. R. Stewart Kahn was appointed by the Board of Directors to serve as the Executive Vice President of Prospect Medical Holdings effective as of March 1, 1998 and as Secretary of Prospect Medical Holdings in July 1998. From 1987 until his appointment as Executive Vice President of Prospect Medical Holdings, Mr. Kahn was the President and Chief Executive Officer of Legend Capital Corporation, a consulting firm specializing in financial, marketing and accounting services in the health care industry.

    DONNA VIGIL. Donna Vigil was appointed to serve as the Chief Financial Officer of the Company effective July 15, 1998. Ms. Vigil served as Chief Financial Officer of NetSoft from January 1989 to September 1997. She served as Corporate Controller of Ready Temp Inc. from February 1986 to January 1989. Ms. Vigil is a certified public accountant.

    KARUNYAN ARULANANTHAM, M.D. Karunyan Arulanantham, M.D. currently serves as the President of Sierra Medical Management and was appointed to this position as of the closing of the merger of Old Sierra into Sierra Medical Management. Dr. Arulanantham was a shareholder, practicing physician and officer of Sierra Medical Group from its formation in 1984 to the date of its acquisition by Prospect Medical Group. Dr. Arulanantham is Board certified in Pediatrics, Pediatric Endocrinology and Quality Assurance and Utilization Review. Dr. Arulanantham is a Fellow of the American Academy of Pediatrics and the American College of Endocrinologists. He currently serves as an Assistant Clinical Professor of Pediatrics at the University of California at Los Angeles and is a member of the Board of Trustees of Palmdale Hospital Medical Center. He continues to practice medicine and is a provider for Sierra Medical Group.

    JAYARATNAM JAYAKUMAR. Jayaratnam Jayakumar currently serves as Executive Vice President of Sierra Medical Management. Mr. Jayakumar was appointed to serve as Executive Vice President of Sierra Medical Management effective as of the closing of the merger of Old Sierra into Sierra Medical Management on September 25, 1997. Mr. Jayakumar received a Masters in Business Administration from the University of California at Irvine. From May 15, 1987 to September 25, 1997, Mr. Jayakumar served as the administrator of Old Sierra.

    SINNADURAI E. MOORTHY, M.D. Sinnadurai E. Moorthy, M.D. was elected to the Board of Directors of the Company as of May 1998. Dr. Moorthy was a shareholder, practicing physician and officer of Sierra Medical Group from its formation in 1984 to the date of its acquisition by Prospect Medical Group. Dr. Moorthy is currently the Director of Gastroenterology at Lancaster Community Hospital. He continues to practice medicine and is a provider for Sierra Medical Group.

    DAVID LEVINSOHN. David Levinsohn has served as a director of Prospect Medical Holdings since July31, 1996. Mr.Levinsohn has been the President and Chief Executive Officer of Sherman Oaks Health Systems, Inc., d/b/a Sherman Oaks Hospital and Medical Center ("Sherman Oaks Health Systems") since March 1995. Prior to being named to such positions, Mr. Levinsohn served as the Chief Operating Officer of Sherman Oaks Health Systems since May 1994. From November 1993 to May 1994, Mr. Levinsohn was the Vice President of Encino Tarzana Medical Center. From 1989 until November 1993, Mr. Levinsohn was Executive Director of Sherman Oaks Hospital. Mr. Levinsohn currently serves on the Board of Directors of the Coalition of Burn Centers of America.

    KENNETH SCHWARTZ. Kenneth Schwartz was elected to the Board of Directors of the Company in June 1998. Mr. Schwartz served as a director of Deloitte & Touche LLP from December 1990 to June 1998. He previously served as a member of the National Management Committee and Managing Partner of the Los Angeles office of Spicer & Oppenheimer CPA.

    The Board may increase the number of its members and appoint one or two additional independent directors upon consummation of the Offering. The Company has adopted an Insider Trading Policy to establish guidelines relating to purchases and sales of the Company's Common Stock.

COMPENSATION OF DIRECTORS

    Prospect Medical Holdings compensates its non-employee Directors for their attendance at Board and committee meetings at $500 per Board meeting and $250 per committee meeting. Employees of the Company who serve on the Board receive no compensation for attending Board or Board committee meetings.

    During the fiscal year ended September 30, 1997, Prospect Medical Holdings awarded options to purchase 60,000 shares of the Common Stock of Prospect Medical Holdings at an exercise price of $1.25 per share exercisable for six years to Mr. Levinsohn in consideration for his services as a director.

    During the fiscal year ended September 30, 1998, Prospect Medical Holdings awarded options to purchase 10,000 shares of the Common Stock of Prospect Medical Holdings at an exercise price of $5.00 per share exercisable for five years to Mr. Schwartz in consideration for his services as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. The Board of Directors has recently established an audit committee (the "Audit Committee") to make recommendations to management concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Board of Directors has appointed Mr. Levinsohn and Mr. Schwartz to serve on the Audit Committee.

    COMPENSATION COMMITTEE. The Board of Directors has established a compensation committee (the "Compensation Committee") to determine salaries and incentive compensation of the Company's executive officers and to administer the Company's Stock Option Plan. The current executive officer salaries were set by the Board of Directors. The Board of Directors has appointed Mr. Levinsohn and Mr. Schwartz to serve on the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to July 1, 1998, the Board of Directors, consisting of Dr. Terner and Dr. DeNicola who are also each officers of the Company, Mr. Maloof (who, until his resignation on February 28, 1998, was also an officer of the Company) and Mr. Levinsohn, together acted as the Compensation Committee of the Board.

    Certain of the physician executive officers of the Company and its subsidiaries are the sole stockholder and officers and directors of Prospect Medical Group, Santa Ana/Tustin Physicians Group, Sierra Medical Group and Pegasus Medical Group, all of which are Physician Organizations.

    The ownership, control and continuous management of the Physician Organizations are governed in part by agreements (the "Assignable Option Agreements") entered into by the Company's subsidiaries, the stockholder of the Physician Organization and each such Physician Organization. The Assignable Option Agreements prohibit the transfer of stock of the applicable Physician Organization without the prior written consent of the Company's subsidiary. Each Assignable Option Agreement terminates upon termination of the management services agreement between the Physician Organization and the Company's subsidiary that are parties to such Assignable Option Agreement.

    Each Assignable Option Agreement grants to the Company's subsidiary an assignable right to designate a successor physician(s), which person(s) must be duly licensed physicians in the State of California or otherwise permitted by law to be a shareholder in a professional corporation, to purchase all or part of the stock of the Physician Organization in its sole discretion. Gregg DeNicola, M.D., who is a stockholder, director and President of the Company, is the sole shareholder, President, Chief Financial Officer and Secretary of Prospect Medical Group. Jacob Y. Terner, M.D., who is a stockholder, director, Chairman of the Board and Chief Executive Officer of the Company, is a Vice President of Prospect Medical Group. Prospect Medical Group is the sole shareholder of the other Physician Organizations.

    During July and September 1997, the Company made two loans of $5,000,000 each to Prospect Medical Group in connection with the acquisitions of Santa Ana/Tustin Physicians Group and Sierra Medical Group. In October 1997, the Company made a loan of $700,000 to Pegasus Medical Group in connection with the acquisition of Western Medical Group. In June 1998, the Company made a loan of $25,000 to Sierra Medical Group in connection with the acquisition of assets of Antelope Valley Medical Group. None of such amounts have been repaid. Of these loans, a loan for a portion of one $5,000,000 loan (in the principal amount of $3,000,000), a loan for $5,000,000 and a loan for $700,000 are required to be repaid on or before July 3, 1999. These loans were structured to require repayment on July 3, 1999 in accordance with the terms of the Facility. The Company may seek to extend the maturity of these loans in connection with an extension of the maturity of the Facility, which will be subject to the consent of the Bank. Each of these three loans bears interest at the rate of 6% per annum. The remaining loans currently bear interest at the rate of 10% per annum and are repayable on demand. Since these loans are payable from revenues of the affiliated physician organizations, the Company does not anticipate that sufficient funds will available to repay such loans or that such organizations will be able to obtain financing to repay these loans. As the Company prepares its financial statements on a consolidated basis for financial statement reporting purposes, these loans are eliminated in the consolidation. See "Risk Factors--Need for Additional Capital." All of the loans are collateralized by the accounts and rights to payment of the applicable Physician Organization.

    So long as the Facility is outstanding, the Company is required to comply with the covenants in its agreements with the Bank. The Facility prohibits the Company from incurring any further debt without the approval of the Bank.

EXECUTIVE COMPENSATION

    The tables and discussion below set forth information about the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and all of its other executive officers during the fiscal year ended September 30, 1997. No other compensation was paid to the executive officers of the Company during the fiscal year ended September 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION AWARDS
                                                            ANNUAL COMPENSATION          SHARES UNDERLYING
NAME AND PRINCIPAL POSITION           FISCAL YEAR ENDED       SALARY      BONUS               OPTIONS
----------------------------------  ----------------------  ----------  ---------  ------------------------------
Jacob Y. Terner, M.D.
  Chief Executive Officer.........      September 30, 1997  $   --    (1) $  --                 150,000

Gregg DeNicola, M.D. (2)
  President and Secretary.........      September 30, 1997  $  300,000  $  --                   150,000

Thomas A. Maloof (3)
  Chief Financial Officer.........      September 30, 1997  $  127,000  $  --                   117,119

------------------------

(1) Dr. Terner received an expense reimbursement of $600 per month commencing in April 1997.

(2) R. Stewart Kahn was appointed to serve as Executive Vice President of Prospect Medical Holdings effective as of March 1, 1998 and as Secretary of Prospect Medical Holdings in July 1998.

(3) Thomas A. Maloof resigned as Chief Financial Officer of Prospect Medical Holdings as of February 28, 1998. Donna Vigil was appointed to serve as Chief Financial Officer of Prospect Medical Holdings in July 1998.

OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1997

    The following table sets forth information with respect to grants of stock options to certain executive officers during fiscal year 1997.

                                                                                                       POTENTIAL REALIZABLE
                                                        PERCENT OF                                       VALUE AT ASSUMED
                                                           TOTAL                                         ANNUAL RATES OF
                                           NUMBER         OPTIONS                                          STOCK PRICE
                                          OF SHARES     GRANTED TO                                       APPRECIATION FOR
                                         UNDERLYING      EMPLOYEES     EXERCISE PRICE   MARKET PRICE       OPTION TERM
                                           OPTIONS       IN FISCAL        PER SHARE      ON DATE OF    --------------------
NAME                                     GRANTED(1)        YEAR            ($/SH)           GRANT         0%         5%
---------------------------------------  -----------  ---------------  ---------------  -------------  ---------  ---------
Jacob Y. Terner, M.D...................     150,000             31        $    1.25       $    1.25    $     -0-  $  64,500
Gregg DeNicola, M.D....................     150,000             31        $    1.25       $    1.25    $     -0-  $  64,500
Thomas A. Maloof(2)....................     117,119             25        $    1.25       $    1.25    $     -0-  $  50,361


NAME                                        10%
---------------------------------------  ----------
Jacob Y. Terner, M.D...................  $  144,000
Gregg DeNicola, M.D....................  $  144,000
Thomas A. Maloof(2)....................  $  112,434

------------------------

(1) All options were exercisable on October 15, 1996, the date of grant.

(2) Thomas A. Maloof resigned as Chief Financial Officer of Prospect Medical Holdings as of February 28, 1998. (3) On the date of grant of the options, there was no active trading market for the Company's Common Stock. The options were granted with an exercise price which was determined to be equal to fair market value on the date of grant based on the per share price in a recent private sale of the Company's Common Stock.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding the year-end value of options held by certain executive officers. No options were exercised by such officers during fiscal year 1997.

                                                                         NUMBER OF            VALUE OF UNEXERCISED
                                                                        UNEXERCISED               IN-THE-MONEY
                                                                   OPTIONS AT FISCAL YEAR    OPTIONS AT FISCAL YEAR
                                                                            END                       END
                                                                     SEPTEMBER 30, 1997        SEPTEMBER 30, 1997
NAME                                                                 (ALL EXERCISABLE)        (ALL EXERCISABLE)(2)
----------------------------------------------------------------  ------------------------  ------------------------
Jacob Y. Terner, M.D............................................            150,000                $  112,500
Gregg DeNicola, M.D.............................................            150,000                $  112,500
Thomas A. Maloof(1).............................................            117,119                $   87,842

------------------------

(1) Thomas A. Maloof resigned as Chief Financial Officer of Prospect Medical Holdings as of February 28, 1998.

(2) At September 30, 1997, there was no active trading market for the Company's Common Stock. Therefore, for illustrative purposes, valuations at that date have been based on the $2.00 per share price in a recent private sale of the Company's Common Stock.

STOCK OPTION PLAN

    The Board of Directors has recently approved the Stock Option Plan. A total of 166,000 shares of the Company's Common Stock has been reserved for issuance upon the exercise of options pursuant to the Stock Option Plan. Such shares may be either authorized but unissued shares or shares acquired by the Company and held in its treasury. The Stock Option Plan will be administered by the Compensation Committee of at least two members of the Board of Directors, who are not officers or employees of the Company and who are appointed by the Board of Directors, or by the entire Board of Directors.

    Each option granted under the Stock Option Plan will be a qualified incentive stock option evidenced by a Stock Option Agreement between the Company and the optionee. The price to be paid for shares of stock upon exercise of each option will be determined by the Compensation Committee at the time such option is granted, but shall be not less than the fair market value of the stock, as determined in accordance with the Stock Option Plan, on the date the option is granted. The maximum term of each option will be ten years. The aggregate fair market value of the Common Stock with respect to which options are first exercisable by any single optionee in any calendar year will be limited to $100,000.

    An option under the Stock Option Plan will terminate in the event the holder ceases to be employed by the Company, except in the case of death or disability. In the case of death or disability, the option will be permitted to be exercised within 12 months by the holder, holder's legal representative, executor, administrator, legatee or heirs, as the case may be. The Board has approved the grant of options to purchase 111,000 shares of Common Stock under the Stock Option Plan. The Company may issue options to Mr. Kahn and Ms. Vigil under the Stock Option Plan in replacement for the options previously granted to him or her.

EMPLOYMENT ARRANGEMENTS

    Dr. Terner is compensated pursuant to an Employment Agreement with the Company effective upon the change of control of management on July 31, 1996. Under the terms of this agreement, as amended, Dr. Terner received no compensation until September 30, 1997, after which time he is to be compensated at the discretion of the Board. On April 17, 1997, the Board (with Dr. Terner abstaining) approved an expense reimbursement of $600 per month to Dr. Terner. In September, 1997 the Board (with Dr. Terner abstaining) approved compensation of $100,000 per annum effective as of October 1, 1997. Dr. Terner's compensation may be increased at the discretion of the Company based on performance criteria established by the Company.

    Dr. DeNicola is compensated pursuant to an Employment Agreement with the Company effective upon the change of control of management on July 31, 1996 which provides for base compensation of $300,000 per annum. Dr. DeNicola's compensation may be increased at the discretion of the Company based on performance criteria established by the Company. In addition, in the event of a merger or consolidation in which the Company is not the consolidated or surviving corporation or a transfer of substantially all of the assets of the Company, Dr. DeNicola may decide to terminate his Employment Agreement with the Company. In such event, the Company is obligated to pay Dr. DeNicola an amount equal to two (2) years salary at the then current rate of compensation.

    Mr. Kahn is compensated at an annual salary of $100,000. Mr. Kahn was granted options to purchase 30,000 shares of common stock of Prospect Medical Holdings at an exercise price of $5.00 per share. Options to purchase 10,000 shares vest on each of October 1, 1998, October 1, 1999 and October 1, 2000.

All options are exercisable for five years from the date of grant. Mr. Kahn owns 24,000 shares of common stock of Prospect Medical Holdings.

    Ms. Vigil is compensated at an annual salary of $100,000. Ms. Vigil was granted options to purchase 25,000 shares of common stock of Prospect Medical Holdings at an exercise price of $5.00 per share. Options to purchase 8,333 shares vest on each of October 1, 1998 and October 1, 1999 and options to purchase 8,334 shares vest on October 1, 2000. All options are exercisable for five years from the date of grant.

    Dr. Arulanantham is compensated pursuant to an Employment Agreement with Sierra Medical Group executed on September 25, 1997 which provides for base compensation of $200,000 pre annum. Dr. Arulanantham's compensation may be increased at the discretion of Sierra Medical Group based on performance criteria established by Sierra Medical Group.

CONSULTING AGREEMENTS

    Dr. Moorthy is compensated pursuant to a Consulting Agreement with Sierra Medical Group effective March 1, 1998 which provides for base compensation of $84,400 per annum. Dr. Moorthy's compensation may be increased at the discretion of Sierra Medical Group based on performance criteria established by Sierra Medical Group.

                              CERTAIN TRANSACTIONS

    Dr. Moorthy is the sole shareholder and officer and director of S.E. Moorthy, M.D., Inc., a California professional corporation that provides medical services, including gastroenterology services, to Sierra Medical Group. During the period from January 1, 1998 to June 1, 1998, Sierra Medical Group paid approximately $80,000 to S.E. Moorthy, M.D., Inc., a portion of which was paid to Dr. Moorthy.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    Prospect Medical Holdings is a Delaware corporation. The Company has two classes of stock: Common Stock and Preferred Stock.

COMMON STOCK

    The Company's Certificate of Incorporation currently authorizes the issuance of 40,000,000 shares of $.01 par value Common Stock, of which 4,449,395 of such shares are currently validly issued and outstanding, and 904,559 shares are reserved for issuance (i) upon the exercise of outstanding options and warrants,
(ii) pursuant to the proposed Stock Option Plan and (iii) in connection with a completed medical asset acquisition. Holders of Common Stock are entitled to one vote, either in person or by proxy, for each share held of record on all matters submitted to a vote of stockholders.

    Except as otherwise provided by law and by the Company's Certificate of Incorporation, action can be taken by a majority of shares entitled to vote at a meeting. Holders of Common Stock are entitled to dividends when and as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation or dissolution of the Company, are entitled to share ratably in the assets of the Company remaining after payment of liabilities and payment in respect of any preferred stock. Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to the Common Stock. The outstanding shares of Common Stock of the Company are fully paid and nonassessable.

PREFERRED STOCK

    The Company's Certificate of Incorporation currently authorizes the issuance of 1,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"), which may be issued from time to time in one or more series as determined by the Board of Directors without stockholder approval. The Board of Directors has been authorized to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Preferred Stock could be given voting and conversion rights which would dilute the voting power and equity of holders of Common Stock and could rank prior to the Common Stock or a newly created series of Preferred Stock with respect to dividend rights, rights on liquidation or other rights. The Company has no current plans for the issuance of any of the shares of authorized Preferred Stock, and as of the date of this Prospectus, no shares of Preferred Stock are outstanding.

    Such Preferred Stock could create impediments to persons seeking to gain control of the Company, although there is no present intention to do so. The issuance of such shares could prevent holders of the Company's Common Stock from receiving a premium for their shares from a potential third-party acquiror. See "Risk Factors--Anti-Takeover Effect of Certain Charter and Other Provisions."

WARRANTS

    The following summary description of certain provisions of the Warrants is believed to reflect the material provisions of the Warrants but is not necessarily complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information."

    EXERCISE PRICE AND TERMS.  Each Warrant entitles the registered holder
thereof to purchase, at any time commencing       , 1999 [the first anniversary
of the effective date of the registration statement filed with respect to the
Warrants]until       , 2003 [the day immediately preceding the fifth anniversary of such effective date], one share of Common Stock at a price of $8.40 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the Warrants. The exercise price of the Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby.

    ADJUSTMENTS. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock or the sale by the Company of its Common Stock or other securities convertible into Common Stock at a price below the exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.

    REDEMPTION PROVISIONS.  Commencing       , 1999 [the first anniversary of
the effective date of the registration statement filed with respect to the Securities], the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on not less than thirty (30) days' prior written notice to the warrantholders, if the average closing sale price of the Common Stock as reported on the American Stock Exchange equals or exceeds $18.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until 5:00 p.m. (New York time) on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

    TRANSFER, EXCHANGE AND EXERCISE. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date which is the day immediately preceding the fifth anniversary of the date of this Prospectus, at which time the Warrants will become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

    WARRANTHOLDER NOT A STOCKHOLDER. The Warrants do not confer upon holders thereof any voting, dividend, or other rights as stockholders of the Company.

    MODIFICATION OF WARRANTS. The Company and the Warrant Agent may make such modifications to the Warrants as they deem appropriate to cure ambiguities or to make certain corrections or as they deem necessary or desirable that do not adversely affect the interests of the warrantholders; any other modifications, supplements or alterations can only be made with the consent in writing of the warrantholders representing not less than 66 2/3% of the Warrants then outstanding. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, an increase in the exercise price or acceleration of the expiration date with respect to any Warrant requires the consent of the applicable warrantholder.

    The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants.

LISTING ON AMERICAN STOCK EXCHANGE

    There is no established public trading market for the Company's Common Stock. See "Risk Factors-- Inactive Prior Market for the Common Stock; No Assurance of American Stock Exchange Listing." The Company intends to make an application for a listing on the American Stock Exchange. As of the date of this Prospectus, to obtain an American Stock Exchange listing a company must have a three-year history of operations; and minimum public distribution of 500,000 shares together with a minimum of 800 public holders or 1,000,000 shares together with a minimum of 400 public holders; the minimum bid price for the listed securities must be $3.00 per share; the minimum market value of the public float (the shares held by non-insiders) must be at least $15,000,000; and stockholders equity must be at least $4,000,000. In the event that the Company is able to sell all 3,000,000 Shares being offered hereby, it is hoped that the Company will (on a pro forma basis) satisfy all American Stock Exchange requirements for new listing. There can be no assurances however, as to when, if ever, such a listing may be obtained or if obtained, that an active trading market will develop. See "Risk Factors--Inactive Prior Market for the Common Stock; No Assurance of American Stock Exchange Listing."

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

    Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes which are to be as nearly equal in number as reasonably possible. The initial term of office of the first class expired at the 1994 annual meeting of stockholders, the initial term of office of the second class expired at the 1995 annual meeting of stockholders and the initial term of office of the third class expired at the 1996 annual meeting of stockholders. At each annual meeting of stockholders coinciding with the expiration of the term of office of class of directors, successor directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Under the Company's Certificate of Incorporation, a director holds office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and shall qualify. The Company has not held an annual meeting of its stockholders to elect members to the Board of Directors since the 1996 Merger that was consummated on July 31, 1996. Under the Delaware General Corporation Law, or under the California General Corporation Law, to the extent that such law is applicable, if an annual meeting has not been held to elect directors, for a period of 13 months (15 months under California law), upon application of any stockholder or director (a director may apply only under Delaware law), the Court of Chancery in the State of Delaware or the Superior Court in the State of California may summarily order a meeting to be held to elect directors. The directors elected at the 1996 Merger have continued to serve as directors, other than Thomas A. Maloof who has since resigned. Having a classified Board of Directors may make it more difficult to effect a change in control of the Company than if the Board of Directors were not classified with staggered terms. See "Risk Factors--Anti-Takeover Effect of Certain Charter and Other Provisions."

    Under the Company's Certificate of Incorporation special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board, or by the Chief Executive Officer or President of the Company. The Company's Certificate of Incorporation further provides that any action required or permitted to be taken at any annual or special meeting of stockholders may not be taken by a written consent of the stockholders pursuant to the Delaware Corporation Law, unless such action by written consent is authorized by resolution of the Board of Directors of the Company. Since the stockholders of the Company do not have the right to call a special stockholders' meeting, this requirement in the Company's Certificate of Incorporation for Board of Directors authorization of stockholders' action by written consent eliminates the ability of stockholders of the Company to take any actions independently of the Board of Directors of the Company. See "Risk Factors--Anti-Takeover Effect of Certain Charter and Other Provisions."

    The Company's Certificate of Incorporation also provides that certain provisions thereof may not be amended, altered, changed or repealed without the affirmative vote of the holders of not less than 75% of the outstanding shares of Company stock entitled to vote. Under the Company's Certificate of Incorporation and the Company's Bylaws, the Company's Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of 75% of the outstanding shares and, subject to the rights of the Company's stockholders to adopt, amend or repeal bylaws pursuant to the Delaware Corporation Law, the Board of Directors may adopt, amend or repeal the Company's Bylaws.

LIMITATION OF LIABILITY OF DIRECTORS

    Under the Delaware Corporation Law, a director's liability cannot be eliminated or limited: (i) for breaches of duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) for transactions from which the director derived an improper personal benefit. Under the Company's Certificate of Incorporation no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. The Company's Certificate of Incorporation further provides that notwithstanding the foregoing a director shall be liable to the extent provided by applicable law as described in clauses
(i) through (iv) above. This provision, in effect, eliminates the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director, except in the situations set forth in clauses (i) through (iv) above. In addition, the Certificate of Incorporation does not alter the liability of directors under federal securities laws, and does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach in a director's duty of care. The Certificate of Incorporation requires the Company to indemnify all directors and officers of the Company to the fullest extent permitted by law, provided, however, that, with certain limited exceptions, the Company will only indemnify an officer or director in connection with a proceeding that was authorized by the Board of Directors. The Bylaws also authorize the Company to indemnify and advance indemnification expenses to the Company's officers and directors.

    The Company's Certificate of Incorporation further provides that if and to the extent final legal determination is ever made that and for so long as
Section 204(a)(10) or Section 317 of the California Corporations Code are applicable to the Company, the provision of the Company's Certificate of Incorporation relating to limitation of a director's liability for monetary damages and the provisions relating to indemnification set forth therein will apply only to the extent permissible under Sections 204(a)(10) and 317 of the California Corporations Code.

TRANSACTIONS WITH INTERESTED PERSONS

    Section 203 of the Delaware Corporation Law regulates certain "business combinations" involving Delaware corporations. Generally, Section 203 of the Delaware Corporation Law prohibits a publicly held Delaware corporation from engaging in a broad range of "business combinations" with an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) for three years following the date such person became an interested stockholder unless (i) before the person becomes an interested stockholder, the transaction resulting in such person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer) or (iii) on or after such date on which such person became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock excluding shares owned by the interested stockholder. The restrictions of Section 203 do not apply, among other reasons, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted generally is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and Bylaws do not currently contain any provisions electing not to be governed by Section 203 of the Delaware Corporation Law.

    These provisions are intended to make unsolicited takeover bids more difficult, even if desired by holders of a majority of the outstanding shares. However, these provisions also make it more difficult to remove incumbent directors.

    Section 203 applies only to Delaware corporations that have a class of voting stock that is listed on a national securities exchange, are quoted on an inter-dealer quotation system such as Nasdaq or are held of record by more than 2,000 stockholders. Since the Company currently does not have a class of voting stock that is listed on a national securities exchange or is quoted on an inter-dealer quotation system such as Nasdaq, and has fewer than 2,000 stockholders of record, Section 203 does not currently apply to the Company. Following the Offering, however, if the Company's application for listing on the American Stock Exchange is granted or the Company has 2,000 or more stockholders of record, Section 203 would apply to the Company in the absence of an amendment to the Company's Certificate of Incorporation or Bylaws as described above.

    Section 203 is subject to possible challenge in takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. The Company believes that so long as the constitutionality of Section 203 is upheld, Section 203 will (if applicable to the Company) encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 would also have the effect of limiting the ability of a potential acquiror to make a two-step bid for the Company in which all stockholders are not treated equally. The application of
Section 203 to the Company would confer upon the Board of Directors the power to reject a proposed business combination, even though a potential acquiror may be offering a substantial premium for the Company's shares over the then current market price. Section 203 could also discourage certain potential acquirors unwilling to comply with its provisions.

    Apart from the restrictions set forth in the Delaware Corporation Law
Section 203, the Company Certificate includes restrictions on transactions between "Interested Persons" (as described below) and the Company. In general, these provisions prevent an "Interested Person" from engaging in these business combinations with the Company, unless certain stockholder approvals, including approval by stockholders other than the interested stockholders, have been obtained.

    Under the Company Certificate, an "Interested Person" is any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm, or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of the shares of any class of voting securities of the Company.

    Under the Company Certificate, except as set forth in the following paragraph, the affirmative vote of the holders of 75% of the outstanding shares of the Company entitled to vote on the applicable record date is required for: (i) any merger or consolidation to which the Company, or any of its subsidiaries, and an Interested Person are parties; (ii) any sale, lease, exchange or other disposition by the Company, or any of its subsidiaries, of all or substantially all of the Company's or its subsidiaries' assets to an Interested Person; (iii) any purchase or other acquisition by the Company, or any of its subsidiaries, of assets or stock of an Interested Person, the aggregate purchase price of which exceeds $20,000,000; and (iv) any other transaction with an Interested Person which requires the approval of the stockholders of the Company under the Delaware Corporation Law, as in effect from time to time.

    The provisions of the preceding paragraph are not applicable to any transaction described therein if the transaction is approved by resolution of the Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction are duly elected and acting members of the Board of Directors prior to the time that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person.

CERTAIN PROVISIONS OF CALIFORNIA LAW

    The Company is a corporation organized under the laws of Delaware and generally the laws of the state of incorporation govern the corporate operations of a corporation and the rights of its stockholders. Certain provisions of the California Corporations Code may become applicable to a corporation incorporated outside of California, however, if (i) the corporation transacts intrastate business in California and the average of its California property, payroll and sales factors (as defined in the California Revenue and Taxation Code) with respect to it is more than 50% during its latest fiscal year, (ii) more than one-half of its outstanding voting securities are held of record by persons having addresses in California and (iii) the corporation is not otherwise exempt. An exemption is provided if the corporation has outstanding securities listed on the American Stock Exchange (a "Listed Corporation").

    The Company intends to apply to list its Common Stock on the American Stock Exchange. However, no assurances can be given that the Company's application will be granted. If granted, the Company would be exempt as a Listed Corporation.

    Except as discussed herein, provisions of California law which could be applicable to the Company if the Company meets these tests and is not exempt as a listed company include, without limitation, those provisions relating to the stockholders' right to cumulative votes in elections of directors (cumulative voting is mandatory under California law), and the Company's ability to indemnify its officers, directors and employees (which is more limited in California than in Delaware). Notwithstanding the foregoing, a corporation may provide for a classified board of directors, or eliminate cumulative voting, or both if it is a Listed Corporation.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

    The transfer agent and registrar for the Company's Common Stock and the warrant agent for the Warrants is American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Offering, the Company will have approximately 7,449,395 shares of Common Stock outstanding (7,899,395 shares if the Underwriters' over-allotment option is exercised in full), as well as Warrants, Representative's Warrants and other options and warrants for the purchase of up to approximately 4,504,559 additional shares of Common Stock (5,954,559 shares if the Underwriters' over-allotment option is exercised in full).

    Of the shares that will then be outstanding, the 3,000,000 shares sold in the Offering (3,450,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction under the Securities Act, unless they are held by an "affiliate" of the Company, as that term is defined in

Rule 144 under the Securities Act, in which case resales would be subject to certain limitations and restrictions described below.

    The remaining 4,449,395 shares of Common Stock outstanding upon completion of the Offering will be "restricted securities" as defined in Rule 144 and may be sold in the public market only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. Of these restricted shares, 2,597,083 shares (the "Rule 144(k) Shares") will be eligible for resale without restriction under the Securities Act in compliance with Rule 144(k) as described below, 1,025,039 shares (the "Rule 144 Shares") will be eligible for resale subject to the other provisions of Rule 144 described below, and 827,273 shares (the "Non-Rule 144 Shares") will subsequently become eligible for resale under Rule 144 upon expiration of their respective one-year holding periods. However, all of the Rule 144 Shares and 624,000 of the Non-Rule 144 Shares will be subject to contractual lock-up agreements between the holders of such shares and the Company or the Underwriters. The lock-up agreements will prohibit the Company's officers, directors and beneficial owners of 5% or more of the Common Stock from directly or indirectly offering, selling or otherwise transferring a beneficial interest in securities of the Company without the prior written consent of the Company and the Representative for a period of twelve months after the Effective Date. The Company has also agreed, with limited exceptions, not to sell or offer for sale any of its securities without the consent of the Underwriters until twelve months after the Effective Date.

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of (i) 1% of the then-outstanding shares of Common Stock (approximately 74,494 shares immediately after the Offering) and (ii) the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also currently subject to certain requirements as to the manner of sale, the filing of a notice of proposed sale, and the availability of current public information about the Company. Rule 144 also provides that affiliates who own securities that are not restricted shares must nonetheless comply with the same restrictions applicable thereunder to restricted shares, with the exception of the one-year holding period requirement. A person who has not been an affiliate of the Company at any time within three months prior to the sale and has beneficially owned the restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the volume limitations or any of the other requirements described above.

    Prior to the Offering, there has been no established public trading market for the Company's Common Stock. See "Price Range of Common Stock and Dividend Policy." Any sale of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price for the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Risk Factors--Shares Eligible for Future Sale."

                                  UNDERWRITING

    The Underwriters named below (the "Underwriters"), for whom Security Capital Trading, Inc., is acting as representative (in such capacity, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective numbers of Shares and Warrants set forth opposite their names:

                                                                      NUMBER OF   NUMBER OF
UNDERWRITERS                                                            SHARES     WARRANTS
--------------------------------------------------------------------  ----------  ----------
Security Capital Trading, Inc.......................................
  Total.............................................................   3,000,000   3,000,000

    The Underwriters are committed to purchase all the Shares of Common Stock and Warrants offered hereby, if any of such securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

    The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain
dealers at such prices less concessions not in excess of $         per Share and
$         per Warrant. Such dealers may reallow a concession not in excess of
$         per Share and $         per Warrant to certain other dealers. After
the initial public offering, the offering prices, concessions and reallowances to dealers may be changed by the Representative. No such change, however, shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

    The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 2.5% of the gross proceeds derived from the sale of the Securities underwritten, of which $50,000 has been paid to date.

    The Company has granted to the Underwriters an over-allotment option, exercisable during the forty-five (45) day period from the date of this Prospectus, to purchase up to an additional 450,000 shares of Common Stock and/or 450,000 Warrants at the initial public offering price per Share and Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

    In connection with this Offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants (the "Representative's Warrants") to purchase from the Company up to 300,000 shares of Common Stock and/or 300,000 Warrants (the "Underlying Warrants"). The Representative's Warrants are initially exercisable at a price of $7.20 per share of Common Stock and $.12 per Warrant for a period of four (4) years, commencing at the beginning of the second year after their issuance and sale and are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers of the Representative. The Representative's Warrants provide for adjustment in the number of shares of Common Stock and Warrants issuable upon the exercise thereof and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof. The Underlying Warrants are initially exercisable at a price of $8.40 per share of Common Stock for a period of four (4) years, commencing at the beginning of the second year after their issuance and sale and otherwise have substantially the same terms and provisions as the Warrants.

    In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Common Stock and/or Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 450,000 shares of Common Stock and/or 450,000 Warrants, by exercising the over-allotment option referred to above. In addition, the Representative may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the Securities that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the Securities at a level above which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

    Prior to this Offering, there has been no active trading market for the Common Stock or the Warrants. Consequently, the initial public offering prices of the Securities and the exercise price of the Warrants have been determined arbitrarily by negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and the market for initial public offerings.

    Securities Capital Trading, Inc., the Representative, commenced operations in June 1995. The Representative has co-managed and participated as an underwriter in only two previous public offerings of securities. Accordingly, the Representative has limited experience as a co-manager or underwriter of public offerings of securities. In addition, the Representative is a relatively small firm and no assurance can be given that the Representative will be able to participate as a market maker of the Securities. No assurance can be given that any broker-dealer will be a market maker in any of the Securities. See "Risk Factors-- Lack of Experience of Representative."

                                 LEGAL MATTERS

    Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Miller & Holguin, Los Angeles, California. Miller & Holguin owns 160,162 shares of the Company's outstanding Common Stock. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Hall Dickler Kent Friedman & Wood LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of the Company at September 30, 1997 and the year then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. No adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles was contained in said report.

    The consolidated financial statements of the Company at September 30, 1996 and for each of the two years in the period ended September 30, 1996 appearing in this Prospectus and Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. No adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles was contained in said report.

    The financial statements of Antelope Valley Medical Group at December 31, 1997 and 1996 and for each of the years ended December 31, 1997 and 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Sierra Medical Group at December 31, 1996 and for the year ended December 31, 1996 and a statement of operations of Sierra Medical Group for the period from January 1, 1997 through September 25, 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The statement of operations of Santa Ana/Tustin Physicians Group for the ten month period ended December 31, 1996 and for the year ended February 28, 1996 have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. A statement of operations of Santa Ana/Tustin Physicians Group for the period from January 1, 1997 through July 14, 1997 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    In September 1997, the Board appointed Ernst & Young LLP as the Company's independent certified public accounts. Prior thereto, BDO Seidman, LLP, independent certified public accountants served as the Company's independent accountants. BDO Seidman, LLP, independent certified public accountants, was replaced in September 1997. The change in accountants from BDO Seidman, LLP, independent certified public accountants, to Ernst & Young LLP was effective for fiscal 1997, was unanimously approved by the Board and was not due to any disagreements between the Company and BDO Seidman, LLP, independent certified public accountants, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement (on Form S-1) under the Securities Act with respect to the Common Stock and Warrants offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock and Warrants offered hereby, reference is made to the Registration Statement and the schedules and exhibits filed therewith. Statements contained in this Prospectus concerning the contents of contracts or other documents are summaries of the material provisions thereof. A copy of the Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from such offices after payment of fees prescribed by the Commission. The Commission maintains a Web site (http:// www.sec.gov) that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Index to Audited Consolidated Financial Statements of Prospect Medical Holdings, Inc. included in this
  Prospectus:

  Reports of Independent Auditors..........................................................................        F-2
  Consolidated Balance Sheets as of September 30, 1996 and 1997 and June 30, 1998..........................        F-4
  Consolidated Statements of Operations for the Years Ended September 30, 1995, 1996 and 1997 and the Nine
    Months Ended June 30, 1997 and 1998....................................................................        F-5
  Consolidated Statements of Shareholders' Equity..........................................................        F-6
  Consolidated Statements of Cash Flows for the Years Ended September 30, 1995, 1996 and 1997 and the Nine
    Months Ended June 30, 1997 and 1998....................................................................        F-7
  Notes to Consolidated Financial Statements...............................................................        F-9

Index to Audited Financial Statements of Antelope Valley Medical Group, Inc. included in this Prospectus:

  Report of Independent Auditors...........................................................................       F-23
  Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998.......................................       F-24
  Statements of Operations for the Years Ended December 31, 1996 and 1997, and the Three Months Ended March
    31, 1997 and 1998......................................................................................       F-25
  Statements of Shareholder's Equity (Deficit).............................................................       F-26
  Statements of Cash Flows for the Years Ended December 31, 1996 and 1997 and the Three Months Ended March
    31, 1997 and 1998......................................................................................       F-27
  Notes to Financial Statements............................................................................       F-28

Index to Audited Combined Financial Statements of Sierra Primary Care Medical Group, a Medical Corporation
  and Sierra Medical Management, Inc. included in this Prospectus:

  Report of Independent Auditors...........................................................................       F-36
  Combined Statements of Operations and Accumulated Deficit for the Nine Months Ended September 30, 1997
    and the Year Ended December 31, 1996...................................................................       F-37
  Combined Statements of Cash Flows for the Nine Months Ended September 30, 1997 and the Year Ended
    December 31, 1996......................................................................................       F-38
  Notes to Combined Financial Statements...................................................................       F-39

Index to Audited Financial Statements of Santa Ana-Tustin Physicians Group, Inc. included in this
  Prospectus:

  Reports of Independent Auditors..........................................................................       F-44
  Statements of Operations and Retained Earning for the Period from January 1 to July 13, 1997, for the Ten
    Months Ended December 31, 1996 and the Year Ended February 29, 1996....................................       F-46
  Statements of Cash Flows for the Period from January 1 to July 13, 1997, for the Ten Months Ended
    December 31, 1996 and the Year Ended February 29, 1996.................................................       F-47
  Notes to Financial Statements............................................................................       F-48

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Prospect Medical Holdings, Inc.

    We have audited the consolidated balance sheet of Prospect Medical Holdings, Inc., as of September 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Prospect Medical Holdings, Inc. for the years ended September 30, 1996 and 1995, were audited by other auditors whose report dated November 20, 1996, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prospect Medical Holdings, Inc., at September 30, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
December 8, 1997,

    except for Note 4, as to
    which the date is February 6, 1998,
    and Note 7, as to which the date is July 1, 1998

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Prospect Medical Holdings, Inc.
Yorba Linda, California

    We have audited the accompanying combined balance sheet of Prospect Medical Holdings, Inc. (a Delaware corporation) and Prospect Medical Group, Inc. (predecessor business) as of September 30, 1996, and the related combined statements of operations, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the respective Company's manage-ment. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the ac-counting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Prospect Medical Holdings, Inc. and Prospect Medical Group, Inc. (predecessor business) at September 30, 1996, and the results of their operations and their cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

                                By:   /s/ BDO SEIDMAN, LLP
                                      ------------------------
                                      BDO Seidman, LLP

Los Angeles, California
November 20, 1996

                        PROSPECT MEDICAL HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                 SEPTEMBER 30
                                            -----------------------    JUNE 30
                                               1996        1997         1998
                                            ----------  -----------  -----------
                                                                     (UNAUDITED)
                  ASSETS
Current assets:
  Cash and cash equivalents...............  $5,333,144  $ 2,821,700  $ 1,765,408
  Accounts receivable, net of allowance of
    $128,000, $640,000 and $802,680 at
    September 30, 1996 and 1997, and at
    June 30, 1998, respectively...........   1,327,863    3,246,901    4,864,892
  Prepaid expenses and other..............      78,896      341,842      341,425
  Recoverable income taxes................     243,967      154,655      154,655
                                            ----------  -----------  -----------
Total current assets......................   6,983,870    6,565,098    7,126,380
Property, improvements and equipment:
  Land....................................      --           40,620       40,620
  Leasehold improvements..................      --          120,000      120,000
  Equipment...............................     665,762    1,010,601    1,810,460
  Furniture and fixtures..................      --          141,113      153,537
                                            ----------  -----------  -----------
                                               665,762    1,312,334    2,124,617
  Less accumulated depreciation and
    amortization..........................    (157,799)    (330,309)    (501,563)
                                            ----------  -----------  -----------
                                               507,963      982,025    1,623,054
Deposits and other assets.................      50,000       58,750      109,971
Deferred tax assets.......................     192,583      374,967      361,121
Goodwill and other intangible assets,
  net.....................................   2,196,612   16,530,207   19,282,824
                                            ----------  -----------  -----------
Total assets..............................  $9,931,028  $24,511,047  $28,503,350
                                            ----------  -----------  -----------
                                            ----------  -----------  -----------
   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accrued medical claims..................  $3,063,461  $ 5,917,716  $ 6,024,959
  Accounts payable........................     517,405    1,676,927    2,040,225
  Notes payable and capital lease
    obligations, current portion..........     274,962      972,965    1,630,582
                                            ----------  -----------  -----------
Total current liabilities.................   3,855,828    8,567,608    9,695,766
Notes payable and capital lease
  obligations.............................     307,616   11,830,800   13,230,774
Deferred income taxes.....................     469,630      233,490      233,490
                                            ----------  -----------  -----------
                                             4,633,074   20,631,898   23,160,030
Shareholders' equity:
  Preferred stock, $.01 par value,
    1,000,000 shares authorized, none
    issued................................      --          --           --
  Common stock, $.01 par value, 40,000,000
    shares authorized, 4,767,079,
    5,367,079 and 5,575,718 issued and
    outstanding at September 30, 1996 and
    1997 and June 30, 1998,
    respectively..........................      47,670       53,670       55,757
  Additional paid-in capital..............   3,253,017    4,467,627    5,554,195
  Retained earnings (deficit).............   1,997,267     (642,148)    (266,632)
                                            ----------  -----------  -----------
                                             5,297,954    3,879,149    5,343,320
                                            ----------  -----------  -----------
Total liabilities and shareholders'
  equity..................................  $9,931,028  $24,511,047  $28,503,350
                                            ----------  -----------  -----------
                                            ----------  -----------  -----------

                            See accompanying notes.

                        PROSPECT MEDICAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 YEAR ENDED SEPTEMBER 30             NINE MONTHS ENDED JUNE 30
                                       -------------------------------------------  ----------------------------
                                           1995           1996           1997           1997           1998
                                       -------------  -------------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
Total operating revenues.............  $  14,657,332  $  24,434,980  $  29,955,073  $  19,976,709  $  40,314,037
Cost of medical services.............     10,660,160     19,492,159     23,202,223     16,107,412     26,853,785
                                       -------------  -------------  -------------  -------------  -------------
Medical profit margin................      3,997,172      4,942,821      6,752,850      3,869,297     13,460,252
Operating expenses:
  General and administrative.........      3,544,512      4,212,449      7,299,696      4,502,583     11,299,200
  Depreciation and
    amortization.....................        124,993        101,541        243,937        114,019        785,842
                                       -------------  -------------  -------------  -------------  -------------
                                           3,669,505      4,313,990      7,543,633      4,616,602     12,085,042
                                       -------------  -------------  -------------  -------------  -------------
Operating income (loss)..............        327,667        628,831       (790,783)      (747,305)     1,375,210
Interest expense.....................       --             --             (151,654)      --           (1,027,888)
Investment income....................       --              174,792        215,110        172,761         32,410
Loss on sale of property and
  equipment to affiliate.............       --             (240,000)      --             --             --
Other income (expense)...............       --              (13,951)      --             --             --
Provision for impairment of goodwill
  and other intangible assets........       --             --           (2,196,612)    (2,196,612)      --
                                       -------------  -------------  -------------  -------------  -------------
                                            --              (79,159)    (2,133,156)    (2,023,851)      (995,478)
                                       -------------  -------------  -------------  -------------  -------------
Income (loss) before income taxes....        327,667        549,672     (2,923,939)    (2,771,156)       379,732
Income tax provision (benefit).......        139,417         (5,756)      (284,524)       173,241          4,216
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss)....................  $     188,250  $     555,428  $  (2,639,415) $  (2,944,397) $     375,516
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Net income (loss) per common share
  (NOTE 1)
  Basic:
    Basic income (loss) per share....  $         .10  $        0.22  $       (0.55) $       (0.62) $        0.07
    Weighted average number of common
      shares outstanding.............      1,975,835      2,486,866      4,800,942      4,767,079      5,397,696
  Diluted:
    Diluted income (loss) per
      share..........................  $         .10  $        0.22  $       (0.55) $       (0.62) $        0.07
    Weighted average number of common
      and common dilutive shares
      outstanding....................      1,975,835      2,486,907      4,800,942      4,767,079      5,765,421

                            See accompanying notes.

                        PROSPECT MEDICAL HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                          ADDITIONAL
                                                  NUMBER OF    COMMON      PAID-IN       RETAINED
                                                    SHARES      STOCK      CAPITAL       EARNINGS       TOTAL
                                                  ----------  ---------  ------------  ------------  ------------
Balance at September 30, 1994...................      70,000  $  17,500  $     84,926  $  1,253,589  $  1,356,015
  Issuance of common stock......................      10,000      2,500        57,993       --             60,493
  Net income....................................      --         --           --            188,250       188,250
                                                  ----------  ---------  ------------  ------------  ------------
Balance at September 30, 1995...................      80,000     20,000       142,919     1,441,839     1,604,758
  Repurchase and cancellation of stock..........     (80,000)   (20,000)     (206,688)      --           (226,688)
  Issuance of common stock to former PMG
    shareholders................................   2,002,023     20,020       --            --             20,020
  Purchase of Med-Search in reverse
    acquisition.................................     763,033      7,630       946,161       --            953,791
  Shares issued in connection with private
    placement...................................   2,002,023     20,020     2,339,123       --          2,359,143
  Other.........................................                               31,502       --             31,502
  Net income....................................      --         --           --            555,428       555,428
                                                  ----------  ---------  ------------  ------------  ------------
Balance at September 30, 1996...................   4,767,079     47,670     3,253,017     1,997,267     5,297,954
  Issuance of stock.............................     600,000      6,000     1,214,610       --          1,220,610
  Net loss......................................      --         --           --         (2,639,415)   (2,639,415)
                                                  ----------  ---------  ------------  ------------  ------------
Balance at September 30, 1997...................   5,367,079     53,670     4,467,627      (642,148)    3,879,149
  Issuance of stock.............................     208,639      2,087     1,045,913       --          1,048,000
  Other.........................................      --         --            40,655       --             40,655
  Net income....................................      --         --           --            375,516       375,516
                                                  ----------  ---------  ------------  ------------  ------------
Balance at June 30, 1998 (UNAUDITED)............   5,575,718  $  55,757  $  5,554,195  $   (266,632) $  5,343,320
                                                  ----------  ---------  ------------  ------------  ------------
                                                  ----------  ---------  ------------  ------------  ------------

                            See accompanying notes.

                        PROSPECT MEDICAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED SEPTEMBER 30            NINE MONTHS ENDED JUNE 30
                                          -----------------------------------------  ----------------------------
                                             1995          1996           1997           1997           1998
                                          -----------  -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......................  $   188,250  $     555,428  $  (2,639,415) $  (2,944,397) $     375,516
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization.........      124,993        101,541        243,937        114,019        785,842
  Provision for bad debts...............        9,000         32,000        512,000        135,427        186,890
  Loss on disposal of assets............      --             240,000       --             --             --
  Noncash impairment charge.............      --            --            2,196,612      2,196,612       --
  Changes in assets and liabilities:
    Accounts receivable.................     (343,811)     1,306,152     (1,039,410)    (1,520,311)    (1,804,881)
    Prepaid expenses and other..........       70,217         47,703       (225,380)      (179,974)       (50,804)
    Recoverable income taxes............      --            --              237,158         89,312       --
    Deferred income taxes...............     (174,398)      (662,800)      (429,759)      (418,524)        13,846
    Accrued medical claims..............      445,857      1,645,587       (152,018)      (110,178)       107,243
    Accounts payable....................      168,751        276,897        273,698        800,259        363,298
    Income taxes........................      221,388         86,581       --             --             --
                                          -----------  -------------  -------------  -------------  -------------
Net cash provided by (used in) operating
  activities............................      710,247      3,629,089     (1,022,577)    (1,837,755)       (23,050)

INVESTING ACTIVITIES
Purchase of property, improvements and
  equipment.............................     (166,737)      (266,249)      (329,352)      (258,557)      (812,283)
Acquisition of subsidiaries and other
  investment activities (net of cash
  acquired).............................      --          (1,036,086)   (10,549,539)    (2,335,735)    (1,390,955)
                                          -----------  -------------  -------------  -------------  -------------
Net cash used in investing
  activities............................     (166,737)    (1,302,335)   (10,878,891)    (2,594,292)    (2,203,238)

FINANCING ACTIVITIES
Proceeds from issuance of notes
  payable...............................      --            --            9,648,227       --            1,649,539
Principal payments on notes payable and
  capital lease obligation..............      (60,253)       (92,628)      (278,813)      (208,158)      (568,198)
Issuances of common stock, net of
  repurchases...........................       60,493      2,277,301         20,610       --               88,655
                                          -----------  -------------  -------------  -------------  -------------
Net cash provided by (used in) financing
  activities............................          240      2,184,673      9,390,024       (208,158)     1,169,996
                                          -----------  -------------  -------------  -------------  -------------
Increase (decrease) in cash and cash
  equivalents...........................      543,750      4,511,427     (2,511,444)    (4,640,205)    (1,056,292)
Cash and cash equivalents at beginning
  of period.............................      277,967        821,717      5,333,144      5,333,144      2,821,700
                                          -----------  -------------  -------------  -------------  -------------
Cash and cash equivalents at end of
  period................................  $   821,717  $   5,333,144  $   2,821,700  $     692,939  $   1,765,408
                                          -----------  -------------  -------------  -------------  -------------
                                          -----------  -------------  -------------  -------------  -------------

                        PROSPECT MEDICAL HOLDINGS, INC.

                                                                         YEAR ENDED SEPTEMBER 30     NINE MONTHS
                                                                       ---------------------------  ENDED JUNE 30
                                                                           1996          1997           1998
                                                                       ------------  -------------  -------------
Supplemental schedule of noncash investing and financing activities:
  Issuance of promissory note for repurchase and cancellation of
    stock............................................................  $    113,344  $    --         $   --
  Capital leases.....................................................
Details of businesses acquired in purchase transactions:
  Fair value of assets acquired......................................     2,484,612     19,560,691     2,000,000
  Less:
    Issuance of promissory notes.....................................      (288,000)    (2,500,000)     (976,250)
    Other liabilities assumed........................................      (206,735)    (3,903,332)      --
    Common stock issued..............................................      (953,791)    (1,200,000)   (1,000,000)
                                                                       ------------  -------------  -------------
Cash paid for acquisition............................................     1,036,086     11,957,359        23,750
Cash of acquired businesses..........................................       --          (1,407,820)      --
                                                                       ------------  -------------  -------------
Net cash paid........................................................  $  1,036,086  $  10,549,539   $    23,750
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

There were no noncash activities in fiscal 1995 and for the nine months ended June 30, 1997.

                            See accompanying notes.

                        PROSPECT MEDICAL HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

    Prospect Medical Holdings, Inc., a Delaware corporation (the Company or Prospect), was incorporated on May 12, 1993. Prospect is a health care management services organization which develops integrated delivery systems, and provides medical management systems and services to affiliated and unaffiliated medical organizations. The affiliated medical organizations employ and/or contract with physicians and professional medical corporations, and contract with managed care payors.

    Prospect currently manages the provision of prepaid health care services for their affiliated medical organizations in Southern California. The Network consists of the following related medical organizations as of September 30, 1997:

    Prospect Medical Group, Inc. (PMG)

    Sierra Primary Care Medical Group, a Medical Corporation (SPCMG)

    Santa Ana-Tustin Physicians Group, Inc. (SATPG)

    Each of the medical organizations listed above is owned by a nominee physician shareholder who is also an employee, member of management and a shareholder of Prospect. Under the nominee shareholder agreements, Prospect has the unilateral right to establish or effect change of the nominee, at will, and without consent of the nominee on an unlimited basis and at nominal cost throughout the term of the Agreements described below. Effective June 5, 1996, for Prospect Medical Group, Inc., and upon acquisition, the remaining network affiliates (the Affiliates), each entered into a long-term management agreement (the Agreements) whereby the Affiliates have agreed to pay a management fee to Prospect Medical Systems or Sierra Medical Management, Inc., as applicable (each of which is a wholly owned subsidiary of Prospect). The fee is based on a percentage of revenues the Affiliate is entitled to receive for the performance of medical services by the Affiliate's employees and independent contractor physicians and physician extenders, and for all other services performed by the Affiliates. This includes medical capitation, all sums earned from participation in any risk pools and all fee revenue earned. The Agreements have initial terms of 30 years renewable for successive 10-year periods thereafter unless terminated by either party for cause. In return for payment of the management fee, Prospect has agreed to provide financial management, information systems, marketing, advertising and public relations, risk management, and administrative support for utilization review and quality of care. The Company has exclusive decision making authority with respect to the establishment and preparation of operating and capital budgets and the establishment of policies and procedures for the Affiliates and makes recommendations for the development of guidelines for selection and hiring of health care professionals, compensation payable to such personnel, scope of services to be provided, patient acceptance policies, pricing of services, and contract negotiation and execution. At its cost, Prospect has assumed the obligations for all facilities, medical and nonmedical supplies for its affiliated medical groups, and employment of nonphysician personnel. All remaining funds are remitted to the Affiliate, from which the Affiliate pays for the cost of all medical services. The management fee earned by Prospect fluctuates based on the profitability of the affiliated medical groups as Prospect retains a 50% residual interest in the profits of the groups, including proceeds from the sale of assets or the merger or other business combination of the Affiliate.

                        PROSPECT MEDICAL HOLDINGS, INC.

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Agreements are not terminable by the Affiliates except in the case of gross negligence, fraud or other illegal acts of Prospect, or bankruptcy of the Company. Through the Company's nominee shareholder, Prospect has exclusive authority over all decision making related to the ongoing major or central operations of the physician practices, including compensation of the physicians and physician extenders. The Company, however, does not engage in the practice of medicine.

    Further, Prospect's rights under the Agreements are unilaterally salable or transferable. Based on the provisions of the Agreements, Prospect has determined that it has a controlling financial interest in the Affiliates and consequently consolidates the revenue and expenses of the Affiliates from the date of execution of the agreements. All significant inter-entity balances have been eliminated in consolidation.

    As of September 30, 1997, Prospect managed health care services to approximately 62,000 commercial, 7,300 senior and 6,000 Medicaid enrollees under contracts with various health plans.

REVERSE ACQUISITION

    In July 1996, Prospect changed its name from Med-Search, Inc. (Med-Search) in connection with an Agreement and Plan of Reorganization (the Merger Agreement). Under the Merger Agreement, Med-Search Acquisition Corporation, a wholly owned subsidiary of Med-Search, a physician practice management company, was merged with and into Prospect Medical Systems (PMS), with PMS being the surviving corporation. The transaction has been accounted for as a reverse acquisition as the shareholders of PMS became the majority shareholders of Med-Search after the combination of the companies. Therefore, the assets acquired and liabilities assumed of Med-Search were recorded at fair value as of the acquisition date. Concurrent with the merger, Prospect completed a private placement offering raising $2,500,000 in cash ($2,359,143 net of costs) in exchange for 2,002,023 shares of Prospect's common stock. Med-Search shareholders were issued 763,033 shares of Prospect common stock in connection with the merger and, based on the share price of the private placement, were valued at $1.25 per share or $953,791.

    In addition to the issuance of shares, Prospect incurred costs totaling $489,784 in attorneys' fees and other costs, and incurred $526,327 of costs to settle litigation and costs related to former shareholders/ officers of Med-Search. The excess of costs over the fair value of Med-Search's net assets totaled $2,196,612, and has been reflected in goodwill and other intangible assets as of September 30, 1996.

MEDICAL REVENUES AND COST RECOGNITION

    Operating revenue of the Company consists primarily of fees for medical services provided by the Affiliates under capitated contracts with various managed care payors including health maintenance organizations (HMOs) or under fee-for-service type arrangements. During the year ended September 30, 1997, the Company received approximately 33%, 16% and 11% of its total revenue from contracts with three HMOs. Capitation revenue under HMO contracts is prepaid monthly to the Affiliates (and assigned to Prospect) based on the number of enrollees electing any one of the Affiliates as their health care provider. HMO contracts also include provisions to share in the risk for hospitalization whereby Prospect can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. Estimated shared-risk amounts receivable from the HMOs are recorded based upon estimated hospital utilization and estimated associated costs incurred by assigned HMO enrollees, compared to budgeted costs. Differences between actual contract settlements and estimated receivables relating to HMO risk-sharing arrangements are recorded in the year of final settlement.

                        PROSPECT MEDICAL HOLDINGS, INC.

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In connection with providing services to HMO enrollees, the Affiliates are responsible for the medical services their affiliated physicians provide to assigned HMO enrollees. The cost of health services is recognized in the period in which it is provided and includes an estimate of the cost of services which have been incurred but not yet reported. The estimate for accrued medical costs is based on actuarial projections of costs using historical studies of claims paid. Estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, differences are reflected in current operations.

    The Affiliates participate in reinsurance protection programs which limit the amount of risk they ultimately bear by providing reimbursement payments once medical services provided to an individual enrollee exceed an agreed-upon deductible amount. Estimates of reinsurance recoveries are included in accounts receivable in the accompanying financial statements and, in the opinion of management, adjustments, if any, would not have a material effect on the consolidated financial position of the Company.

PROPERTY, IMPROVEMENTS AND EQUIPMENT

    Property, improvements and equipment are stated on the basis of cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets, and amortization of leasehold improvements is provided using the straight-line basis over the shorter of the lease period or the estimated useful lives of the leasehold improvements. Capitalized lease obligations are amortized over the life of the lease. Lease amortization is included in depreciation expense.

GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets totaling $16,208,343 arose as the result of the acquisition of Sierra Medical Management, Inc., Sierra Primary Care Medical Group and Santa Ana-Tustin Physicians Group, Inc. Other intangible assets consist of the fair value of acquired HMO contracts, covenants not to compete and workforce in place. Goodwill represents the excess of the consideration paid and liabilities assumed over the fair value of the assets acquired including identifiable intangible assets. The fair values of these assets have been preliminarily allocated to such assets. Such acquisitions are discussed in Note 2 following.

    Goodwill and other intangible assets have been recorded at cost and are being amortized on the straight-line method over an average life of 20 years based on a preliminary allocation of the estimated fair values of the net assets acquired. Accumulated amortization was $49,292 at September 30, 1997.

    The Company periodically evaluates the realization of these assets and they are written down to estimated fair value when appropriate. During fiscal 1997, Prospect terminated the HMO contract supporting the network acquired in the Med-Search combination discussed above. Consequently, all intangible assets acquired from Med-Search were considered impaired and of no continuing value. An impairment loss totaling $2,196,612 has been recorded in fiscal 1997 related to this circumstance.

MEDICAL MALPRACTICE LIABILITY INSURANCE

    Certain of the Affiliates maintain claims-made basis medical malpractice insurance coverage of up to $2,000,000 per incident and $4,000,000 in the aggregate on an annual basis. Claims-made coverage covers only those claims reported during the policy period. An estimate of losses, if any, for incurred but

                        PROSPECT MEDICAL HOLDINGS, INC.

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) unreported claims is recorded based upon historical experience. In 1997, Prospect caused its affiliates to renew their existing policies and expects to be able to continue to obtain coverage in future years. Further, it has been the Company's experience that substantially all claims are reported within a year of the incident date.

    The individual physicians who contract with the Affiliates carry their own medical malpractice insurance.

EARNINGS (LOSS) PER SHARE

    Effective December 15, 1997, the Company was required to adopt Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share." SFAS No. 128 requires the presentation of "basic earnings per share" (which excludes dilution) and "diluted earnings per share." All earnings per share calculations presented in the financial statements have been presented in accordance with SFAS No. 128.

    Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings
(loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding, after giving effect to potentially dilutive shares computed using the treasury stock method. Such shares are excluded if determined to be anti-dilutive. Common stock issued at below estimated fair value on the issuance date is included in weighted average number of common shares as if such shares have been outstanding for all periods presented.

                        PROSPECT MEDICAL HOLDINGS, INC.

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The following is a reconciliation of the numerators and denominators used in the calculation of basic and diluted earnings per share for each period presented in the financial statements.

                                                   YEARS ENDED SEPTEMBER 30            NINE MONTHS ENDED JUNE 30
                                           -----------------------------------------  ---------------------------
                                             1995(1)       1996(1)        1997(2)        1997(2)         1998
                                           ------------  ------------  -------------  -------------  ------------
                                                                                              (UNAUDITED)
Basic earnings (loss) per common share:
  Numerator--Net income (loss)...........  $    188,250  $    555,428  $  (2,639,415) $  (2,944,397) $    375,516
                                           ------------  ------------  -------------  -------------  ------------
                                           ------------  ------------  -------------  -------------  ------------
  Denominator--
    Weighted average number of common
      shares outstanding.................     1,975,835     2,486,866      4,800,942      4,767,079     5,397,696
                                           ------------  ------------  -------------  -------------  ------------
                                           ------------  ------------  -------------  -------------  ------------
    Basic earnings (loss) per common
      share..............................  $       0.10  $       0.22  $       (0.55) $       (0.62) $       0.07
                                           ------------  ------------  -------------  -------------  ------------
                                           ------------  ------------  -------------  -------------  ------------
Diluted earnings (loss) per common share:
  Numerator--Net income (loss)...........  $    188,250  $    555,428  $  (2,639,415) $  (2,944,397) $    375,516
                                           ------------  ------------  -------------  -------------  ------------
                                           ------------  ------------  -------------  -------------  ------------
  Denominator--
    Weighted average number of common
      shares outstanding.................     1,975,835     2,486,866      4,800,942      4,767,079     5,397,696
    Dilutive stock options and
      warrants...........................       --                 41       --             --             367,725
                                           ------------  ------------  -------------  -------------  ------------
                                              1,975,835     2,486,907      4,800,942      4,767,079     5,765,421
                                           ------------  ------------  -------------  -------------  ------------
                                           ------------  ------------  -------------  -------------  ------------
    Diluted earnings (loss) per common
      share..............................  $       0.10  $       0.22  $       (0.55) $       (0.62) $       0.07
                                           ------------  ------------  -------------  -------------  ------------
                                           ------------  ------------  -------------  -------------  ------------

------------------------

(1) The shares outstanding with respect to periods prior to July 1996 have been adjusted to reflect the approximate 25:1 dilution of shares as a result of the exchange of stock by holders of PMG with the Company.

(2) Stock options and warrants are excluded from the calculation of diluted loss per share for the fiscal year ended September 30, 1997, and the nine months ended June 30, 1997, because the inclusion of stock options and warrants would have an anti-dilutive effect.

                        PROSPECT MEDICAL HOLDINGS, INC.

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK OPTIONS

    In October 1995, SFAS No. 123 "Accounting for Stock-Based Compensation" was issued which provides an alternative to Accounting Principles Board (APB) Opinion 25 "Accounting for Stock Issued to Employees." SFAS No. 123 encourages, but does not require, that compensation expense for grants of stock, stock options and other equity instruments to employees be based on the fair value of such instrument. The statement also allows companies to continue to measure compensation expense using the intrinsic value method prescribed by APB Opinion No. 25. The Company has elected to continue using the intrinsic value based method.

    With respect to stock options granted at an exercise price which is less than the fair market value on the date of grant, the difference between the option exercise price and market value at date of grant is charged to operations over the period the options vest. Income tax benefits attributable to stock options are credited to additional paid-in capital when exercised.

CASH AND CASH EQUIVALENTS

    Cash equivalents are considered to be all liquid investments with a maturity of three months or less when purchased.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The financial instruments reported in the accompanying consolidated balance sheets consist primarily of cash and cash equivalents, accounts receivable, notes payable and capital lease obligations and all other liabilities. The carrying amounts of current assets and liabilities approximate their fair value due to the relatively short period of time between the origination of the instruments and their expected realization.

    The carrying amounts of notes payable and capital lease obligations approximate fair value since the outstanding debt relates primarily to revolving bank loans which bear interest at the prime rate plus applicable margin. The carrying amounts of the remaining notes payable approximate their fair value as interest rates used in valuing these instruments approximate interest rates currently available to the Company.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist of shared-risk and stop-loss receivables. The Company's credit risk with respect to shared-risk and stop-loss receivables is limited since amounts are generally due from large HMOs.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

                        PROSPECT MEDICAL HOLDINGS, INC.

2. ACQUISITIONS

SANTA ANA--TUSTIN PHYSICIAN GROUP, INC.

    Effective July 14, 1997, Prospect Medical Group, Inc. purchased SATPG for a cash consideration totaling $5,000,000. Simultaneous with this purchase transaction, Prospect Medical Systems, Inc. entered into a long-term management agreement with Santa Ana--Tustin Physician Group, Inc. with an initial 30-year term, renewable for additional 10 year terms thereafter, unless terminated by either party. The acquisition resulted in goodwill and other intangible assets of $5,081,343.

SIERRA MEDICAL GROUP, INC. AND SIERRA MEDICAL MANAGEMENT, INC.

    Effective September 25, 1997, Prospect, together with a physician shareholder, purchased Sierra Medical Group, Inc. (SMG) and Sierra Medical Management, Inc. (SMM) for consideration totaling $10,200,000 consisting of $6,500,000 in cash, promissory notes of $2,500,000 bearing interest at 7%, and 600,000 shares valued at $2 per share of Prospect common stock. Principal on the notes is due in quarterly installments of $125,000 and an annual payment of $250,000 (see Note 5). Simultaneous with this purchase transaction, Sierra Medical Management, Inc. entered into a long-term management agreement with SPCMG with an initial 30-year term, renewable for successive 10-year periods thereafter, unless terminated by either party. The acquisition resulted in goodwill and other intangible assets of $11,127,000.

    Summarized below are the unaudited pro forma consolidated results of operations for Prospect as if the acquisitions of SATPG, SMG and SMM had taken place as of October 1, 1995 (amounts in thousands, except per share data).

                                                                          YEAR ENDED SEPTEMBER
                                                                                   30
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------
Operating revenues......................................................  $  45,120  $  50,393
Net income (loss).......................................................        617     (2,044)
Basic income (loss) per share...........................................        .20       (.38)
Diluted income (loss) per share.........................................        .20       (.38)

3. INCOME TAXES

    The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), under which deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting bases of assets and liabilities based on enacted tax rates and laws.

                        PROSPECT MEDICAL HOLDINGS, INC.

3. INCOME TAXES (CONTINUED)
    The components of the provision (benefit) for income tax are as follows:

                                                                                 1995         1996        1997
                                                                              -----------  ----------  -----------
Current:
  Federal...................................................................  $   243,235  $   37,663  $   --
  State.....................................................................       68,696      37,468      --
                                                                              -----------  ----------  -----------
                                                                                  311,931      75,131      --
Deferred:
  Federal...................................................................     (132,404)    (49,633)    (246,164)
  State.....................................................................      (40,110)    (31,254)     (38,360)
                                                                              -----------  ----------  -----------
                                                                                 (172,514)    (80,887)    (284,524)
                                                                              -----------  ----------  -----------
Total:
  Federal...................................................................      110,831     (11,970)    (246,164)
  State.....................................................................       28,586       6,214      (38,360)
                                                                              -----------  ----------  -----------
                                                                              $   139,417  $   (5,756) $  (284,524)
                                                                              -----------  ----------  -----------
                                                                              -----------  ----------  -----------

    Temporary differences and carryforwards that result in deferred income tax balance as of September 30, are as follows:

                                                                         1996         1997
                                                                      -----------  -----------
Deferred income tax assets:
  State taxes.......................................................  $    12,739  $   --
  Allowances for bad debts..........................................       26,800       94,849
  Net operating loss................................................       61,732      151,841
  Depreciation......................................................       91,312      128,277
                                                                      -----------  -----------
                                                                          192,583      374,967
Deferred income tax liabilities:
  Section 481 adjustment for cash to accrual reporting..............     (469,630)    (233,490)
                                                                      -----------  -----------
                                                                         (277,047)     141,477
  Valuation allowance...............................................      --           --
                                                                      -----------  -----------
Net deferred income taxes...........................................  $  (277,047) $   141,477
                                                                      -----------  -----------
                                                                      -----------  -----------

                        PROSPECT MEDICAL HOLDINGS, INC.

3. INCOME TAXES (CONTINUED)
    The differences between the provision for income tax expense at the federal statutory rate of 34% and that showing in the consolidated statements of operations are summarized as follows for the years ended September 30:

                                                                                             1995       1996       1997
                                                                                           ---------  ---------  ---------
Tax provision (credit) at statutory rate.................................................        34%        34%       (34%)
State taxes, net of federal benefit......................................................         6%         1%        (1%)
Goodwill.................................................................................     --         --            25%
Accounting method change.................................................................     --           (36%)    --
Other....................................................................................         3%     --         --
                                                                                                 ---  ---------  ---------
                                                                                                 43%        (1%)      (10%)
                                                                                                 ---  ---------  ---------
                                                                                                 ---  ---------  ---------

    Taxes paid totaled approximately $538,737, $208,000 and $502,000 in 1995, 1996 and 1997, respectively.

4. NOTES PAYABLE

    Notes payable consists of the following:

                                                                               SEPTEMBER 30
                                                                         -------------------------     JUNE 30
                                                                            1996         1997           1998
                                                                         ----------  -------------  -------------
                                                                                                     (UNAUDITED)
Note payable to former shareholder, interest at 9% payable monthly,
  maturing in July 1998................................................  $  264,000  $     120,000  $      57,946
Note payable to former shareholder, interest at 5.05% payable monthly,
  maturing in May 1998.................................................      96,563         39,890       --
Revolving loan to bank, interest per annum at prime rate plus
  applicable margin....................................................      --         10,000,000     11,100,000
Note payable to former shareholders for the acquisition of Sierra
  Primary Care Medical Group, interest at 7% per annum, $112,500 payable quarterly plus annual payments of $225,000 until March
  1999.................................................................      --          2,250,000      2,025,000
Note payable to former shareholder of Sierra Medical Management, interest at 7% per annum ($12,500 payable quarterly plus annual
  payments of $25,000 until March 1999)................................      --            250,000        225,000
Notes payable to former shareholder for the acquisition of Antelope
  Valley Medical Group, interest at 8% per year, final maturity in 180
  days.................................................................      --           --              976,250
Capital lease obligations and equipment loans..........................     222,015        143,875        477,160
                                                                         ----------  -------------  -------------
                                                                            582,578     12,803,765     14,861,356
Less current maturities................................................     274,962        972,965      1,630,582
                                                                         ----------  -------------  -------------
                                                                         $  307,616  $  11,830,800  $  13,230,774
                                                                         ----------  -------------  -------------
                                                                         ----------  -------------  -------------

                        PROSPECT MEDICAL HOLDINGS, INC.

4. NOTES PAYABLE (CONTINUED)

    At September 30, 1997, the Company has a revolving credit agreement with a bank for $10,000,000 with interest at the bank's prime rate, plus an applicable margin (ranging from .50% to 1.50%). As of February 6, 1998, the Company increased the principal available under the revolving credit agreement to $12,500,000. Interest is payable monthly on a 360-day basis. The line expires July 3, 1999. The line is collateralized by the stock of Prospect's subsidiaries and the Company's accounts receivable, inventory and unencumbered equipment. The line is also subject to financial covenants, including maintaining certain financial ratios. As of September 30, 1997, the Company did not meet certain financial ratios. The bank has waived compliance with these ratios as of September 30, 1997, and December 31, 1997, made the waivers effective retroactive to September 1, 1997, and has revised the ratios for periods thereafter (see Note 8). The Company expects to be able to meet the revised ratios in the future. The line has a facility fee of 0.5% per year on the unused balance of the line. In connection with the revolving credit agreement, Prospect granted a warrant to the bank to purchase 192,725 (132,375 as of September 30, 1997), shares of common stock at $5.00 per share (see Note 5). The fair value of notes payable approximates the carrying value due either to the short-term nature of such notes or the fact that the notes bear interest at rates currently available to the Company under similar terms.

    Interest paid totaled $36,850, $36,313, and $151,654 in 1995, 1996 and 1997,
respectively.

    Payments under long-term notes as of September 30, 1997, follow:

1998...................................................  $  972,965
1999...................................................  11,830,800
2000...................................................      --
2001...................................................      --
2002...................................................      --
Thereafter.............................................      --
                                                         ----------
                                                         $12,803,765
                                                         ----------
                                                         ----------

5. STOCK TRANSACTIONS AND OPTION PLANS

STOCK TRANSACTIONS

    All Prospect capital stock transactions discussed below have been adjusted to reflect the July 1996 reverse stock split of 1:44.

                        PROSPECT MEDICAL HOLDINGS, INC.

5. STOCK TRANSACTIONS AND OPTION PLANS (CONTINUED)
STOCK OPTIONS

    The Company has stock option agreements with certain directors and officers. A summary of the option agreements which exist at September 30, 1997, is as follows:

                                                                                                 WEIGHTED AVERAGE
                                                                                    OPTIONS       EXERCISE PRICE
                                                                                 --------------  -----------------
Outstanding, beginning of year.................................................        --
  Granted......................................................................         512,119      $    1.51
  Exercised....................................................................        --               --
  Forfeited....................................................................        --               --
                                                                                 --------------          -----
Outstanding, end of year.......................................................         512,119      $    1.51
                                                                                 --------------          -----
                                                                                 --------------          -----
Exercisable, end of year.......................................................         512,119      $    1.51
                                                                                 --------------          -----
                                                                                 --------------          -----
Price..........................................................................  $ 1.25 - $5.00
                                                                                 --------------
                                                                                 --------------
Weighted average fair value of options granted during the year.................  $          .30
                                                                                 --------------
                                                                                 --------------

                                                                 OPTIONS OUTSTANDING
                                                      -----------------------------------------
                                                                      WEIGHTED                     OPTIONS EXERCISABLE
                                                                       AVERAGE                   ------------------------
                                                                      REMAINING      WEIGHTED                  WEIGHTED
                                                        NUMBER       CONTRACTUAL      AVERAGE      NUMBER       AVERAGE
                                                      OUTSTANDING    LIFE (# OF      EXERCISE    EXERCISABLE   EXERCISE
              RANGE OF EXERCISE PRICE                 AT 9/30/97       MONTHS)         PRICE     AT 9/30/97      PRICE
----------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
                    $1.25-$5.00                          512,119             60      $    1.51      512,119    $    1.51

    The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net loss and loss per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using a Minimum Value option pricing model with the following weighted average assumptions for 1997: expected market price of the Company's common stock at $1.25 for 477,119 option shares and $2 for 35,000 option shares on the respective dates of grant, a weighted average expected life of the options of five years, risk-free interest rate of 6%, and dividend yield of 0%.

    The Minimum Value option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                        PROSPECT MEDICAL HOLDINGS, INC.

5. STOCK TRANSACTIONS AND OPTION PLANS (CONTINUED)
    Pro forma disclosures required by SFAS No. 123 include the effects of all stock option awards granted by the Company in fiscal 1997. During the initial phase-in period, the effects of applying this Statement for generating pro forma disclosures are not likely to be representative of the effects on pro forma net income or loss for future years, for example, because options may vest over several years and additional awards generally are made for each year. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows for the year ended September 30, 1997.

Pro forma net loss..............................................  $(2,792,000)
Pro forma basic and diluted loss per share......................  $     (.58)

    The Company has reserved 512,119 shares in connection with the stock option agreements.

WARRANTS

    As of July 31, 1996, warrants to purchase 13,635 shares of the Company's common stock at $1.375 per share were issued to finders in connection with the Med-Search merger. The warrants are exercisable at the date of grant and expire in July 2001. In connection with the $10 million revolving line of credit, Prospect granted a warrant in July 1997 to the bank to purchase 192,725 (132,375 at September 30, 1997), shares of common stock at $5.00 per share. The warrants are immediately exercisable. The warrant to purchase 132,375 common shares expires in July 2004 and the warrant to purchase 60,350 common shares expires in February 2005.

6. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases certain buildings and equipment under operating leases. Leases with related parties had future obligations totaling $1,500,000 as of September 30, 1997. Certain building leases contain renewal options for two consecutive five-year periods at the then market rent. Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 1997, are as follows:

1998............................................................  $ 988,563
1999............................................................    635,309
2000............................................................    583,248
2001............................................................    300,096
2002............................................................    300,096
Thereafter......................................................     --
                                                                  ---------
                                                                  $2,807,312
                                                                  ---------
                                                                  ---------

Consolidated rent expense for 1995, 1996 and 1997, was approximately $261,000, $396,000, and $529,000, respectively.

REGULATORY MATTERS

    Laws and regulations governing the Medicare program are complex and subject to interpretation. Prospect and its affiliates believe that they are in compliance with all applicable laws and regulations and are not aware of any pending or threatened investigations involving allegations of potential wrongdoing.

                        PROSPECT MEDICAL HOLDINGS, INC.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)
While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

LITIGATION

    Prospect is involved in various legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of such legal proceedings will not have a material adverse effect on the financial position and results of operations of the Company.

YEAR 2000 - UNAUDITED

    The Company has formed a Year 2000 project team which has completed an inventory of all systems and programs, categorized as to importance, which could be affected by the Year 2000 date change.

    The Company has recently purchased a sophisticated management information system for approximately $1,100,000 for its managed care segment which accounts for 89% of the Company's revenue. The purchase agreement requires the vendor to install a Year 2000 module to handle the Year 2000 issue at no additional cost. The Company expects to install this module in February 1999 and complete testing within 90 days. The billing and collection system currently leased by the Company for its fee-for-service segment, which accounts for less than 7.5% of its revenues, is not Year 2000 compliant. A Year 2000 software upgrade is scheduled in October 1998 at no additional cost from the vendor with testing to be completed within 30 days. In addition, the Company has obtained a Year 2000 software upgrade for its financial and general ledger systems at negligible cost to be installed and tested by October 15, 1998. The Company tested and determined all medical equipment to be Year 2000 compliant. Management believes that its personal computers which utilize the Windows NT operating system are capable of handling the Year 2000 date change. In addition to replacing or modifying its programs and systems, the Company has also contacted all hospitals and health plans with which it transacts business and has been provided assurance that they will be Year 2000 compliant by March 1999.

    Since no assurance can be provided that the Year 2000 issue will be successfully resolved, the Company's project team will complete a contingency plan by March 31, 1999 to address potential problems in the event the Company's systems or programs or principal business partners fail to be Year 2000 compliant. Costs of modifying the software to remediate Year 2000 problems are charged to expense as incurred.

7. SUBSEQUENT EVENTS

COMPLETED AND PENDING ACQUISITIONS

    In October 1997, Pegasus Medical Group Inc., an affiliate of Prospect, purchased substantially all the assets of AV Western Medical Group, Inc. The acquisition price of $700,000 was allocated to goodwill.

    On December 17, 1997, the Company executed a binding commitment letter to purchase certain assets of Antelope Valley Medical Group, Inc. for consideration totaling $500,000 in cash and $500,000 in a short-term promissory note bearing interest at 8% per year and 200,000 shares of the Company's common stock. The acquisition was completed effective as of June 1, 1998.

                        PROSPECT MEDICAL HOLDINGS, INC.

7. SUBSEQUENT EVENTS (CONTINUED)
SHAREHOLDER SETTLEMENT

    The Company maintains an administrative service agreement with Yorba Linda Medical Group (YLMG) under which the Company provides administrative and operational services such as contract management, utilization review, case management, claims processing and payment and quality assurance. Pursuant to the agreement, YLMG and the professional physician groups have agreed to pay to the Company a management fee for its services. A majority of the YLMG shareholders are also shareholders of Prospect.

    On July 1, 1998, the Company entered into a settlement agreement with a group of YLMG physicians whereas the physicians surrendered 1,126,323 shares of the Company's common stock previously issued to them in return for a release from noncompetition and nondiversion provisions contained in certain agreements. Prospect estimates a loss of approximately 13,000 enrollees who were served by these physicians. Revenues, medical costs and operating expenses related to these enrollees in fiscal 1997 were estimated at approximately $8,278,000, $5,866,000 and $891,000, respectively.

8. NOTE TO UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited financial information for the nine-month periods ended June 30, 1997, and June 30, 1998, has been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation, which consist solely of normal recurring adjustments, have been included. The interim information should be read in conjunction with the financial statements for the years ended September 30, 1995, 1996, and 1997. Operating results for interim periods are not necessarily indicative of the results which may be expected for the entire year.

    The Company was not in compliance with certain financial covenants at March 31, 1998 and June 30, 1998, respectively. The Company has received waivers from its lender with respect to compliance with those covenants as of those dates.

    Effective July 1, 1998, a settlement agreement was entered into among the Company, Prospect Medical Group, Yorba Linda Medical Group, and the physician-shareholders of Yorba Linda Medical Group (the "Yorba Linda Settlement Agreement"). On July 31, 1998, certain parties related to the Company filed a motion to enforce the Yorba Linda Settlement Agreement (the "Company's Motion"), in a pending action entitled DENICOLA V. MCGINTY, Orange County Superior Court Case No. 795018. The opposing parties, consisting of Yorba Linda Medical Group and the members of its Board of Directors, responded by filing a cross-motion for enforcement (the "YLMG Motion"). On or about August 14, 1998, prior to a ruling on either motion, Yorba Linda Medical Group and its remaining physician-shareholders filed a lawsuit against the Company, Prospect Medical Group, Prospect Medical Systems, Dr. DeNicola and certain other individual physicians seeking damages and injunctive relief based upon allegations of breach of contract, fraud and certain related claims with respect to the Yorba Linda Settlement Agreement (MCGINTY V. PROSPECT MEDICAL GROUP, ET AL., Orange County Superior Court Case No. 798208 (the "MCGINTY Lawsuit")). The court on September 1, 1998 granted the material portions of the Company's Motion to enforce the Yorba Linda Settlement Agreement, denied the material portions of the YLMG Motion, and ordered the parties to mediate the remaining unresolved issues. The Company believes the MCGINTY Lawsuit is without merit and is barred by the Yorba Linda Settlement Agreement.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Prospect Medical Holdings, Inc.

    We have audited the accompanying balance sheets of Antelope Valley Medical Group, Inc. as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antelope Valley Medical Group, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
June 26, 1998

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

                                 BALANCE SHEETS

                                                                        DECEMBER 31
                                                                  -----------------------   MARCH 31
                                                                     1996         1997        1998
                                                                  -----------  ----------  -----------
                                                                                           (UNAUDITED)
                                                ASSETS
Current assets:
  Cash and cash equivalents.....................................  $   604,659  $  159,241  $   --
  Accounts receivable, net......................................      210,437     572,006      725,034
  Prepaid expenses..............................................        3,335      --            7,000
                                                                  -----------  ----------  -----------
Total current assets............................................      818,431     731,247      732,034

Property and equipment, net.....................................       44,318      --          --
Due from affiliates (NOTE 5)....................................      --          162,159      --
Deposits and other assets.......................................       42,631      --          --
Goodwill, net...................................................    4,413,821   1,400,000    1,400,000
                                                                  -----------  ----------  -----------
Total assets....................................................  $ 5,319,201  $2,293,406  $ 2,132,034
                                                                  -----------  ----------  -----------
                                                                  -----------  ----------  -----------

                                 LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Bank overdraft................................................  $   --       $  509,938  $    23,931
  Accrued medical claims........................................      730,364   1,299,750    1,617,980
  Accounts payable and accrued expenses.........................       77,138       1,786      --
  Due to former shareholders (NOTES 1 AND 5)....................    2,300,000      --          --
  Due to affiliates (NOTE 5)....................................      --           --          723,731
  Other liabilities (NOTE 6)....................................      800,000   1,128,257      397,558
                                                                  -----------  ----------  -----------
Total current liabilities.......................................    3,907,502   2,939,731    2,763,200

Due to affiliates (NOTE 5)......................................      293,000     634,391      755,574
Medical malpractice liability...................................      148,000      24,000       24,000
                                                                  -----------  ----------  -----------
                                                                    4,348,502   3,598,122    3,542,774

Shareholder's equity (deficit):
  Common stock, Class A (voting), no par value: 750,000 shares authorized, issued and outstanding at December 31, 1997 and
    1996........................................................      500,000   1,500,000    1,500,000
  Common stock, Class B (voting), no par value: 750,000 shares authorized, issued and outstanding at December 31, 1997 and
    1996........................................................      500,000   1,500,000    1,500,000
  Accumulated deficit...........................................      (29,301) (4,304,716)  (4,410,740)
                                                                  -----------  ----------  -----------
Total shareholder's equity (deficit)............................      970,699  (1,304,716)  (1,410,740)
                                                                  -----------  ----------  -----------
Total liabilities and shareholder's equity (deficit)............  $ 5,319,201  $2,293,406  $ 2,132,034
                                                                  -----------  ----------  -----------
                                                                  -----------  ----------  -----------

                            See accompanying notes.

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

                            STATEMENTS OF OPERATIONS

                                                                                           THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31              MARCH 31
                                                          ---------------------------  --------------------------
                                                              1996          1997           1997          1998
                                                          ------------  -------------  ------------  ------------
                                                                                              (UNAUDITED)
Revenues:
  Net patient service revenue...........................  $  6,023,732  $   6,556,139  $  1,591,976  $  1,948,434
  Shared risk and stop-loss revenue.....................       421,105        436,964        41,091       157,428
                                                          ------------  -------------  ------------  ------------
Total revenues..........................................     6,444,837      6,993,103     1,633,067     2,105,862

Expenses:
  Medical provider expense..............................     5,435,702      6,806,957     1,335,008     1,959,695
  Non-physician compensation and benefits...............       349,522        385,548       128,540        66,577
  Occupancy.............................................        70,914         74,795        16,768        16,560
  Supplies..............................................        24,919         19,680         9,469        12,441
  Purchased services and other..........................       614,134        392,595       134,839       156,613
  Provision for impairment of goodwill (NOTE 2).........       --           3,168,260       --            --
  Depreciation and amortization.........................       171,268        420,683        80,999       --
                                                          ------------  -------------  ------------  ------------
Total expenses..........................................     6,666,459     11,268,518     1,750,623     2,211,886
                                                          ------------  -------------  ------------  ------------
Net loss................................................  $   (221,622) $  (4,275,415) $    (72,556) $   (106,024)
                                                          ------------  -------------  ------------  ------------
                                                          ------------  -------------  ------------  ------------

                            See accompanying notes.

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                                                                COMMON STOCK
                                                          -------------------------   ACCUMULATED
                                                            SHARES       AMOUNT         DEFICIT         TOTAL
                                                          ----------  -------------  -------------  -------------
Balance at December 31, 1995............................   1,500,000  $   1,450,000  $    (735,162) $     714,838
  Capital transactions with former shareholders (NOTE
    5)..................................................      --         (1,300,000)      --           (1,300,000)
  Application of push-down accounting upon acquisition
    by PCAV (NOTES 1 AND 5).............................      --            850,000        927,483      1,777,483
  Net loss..............................................      --           --             (221,622)      (221,622)
                                                          ----------  -------------  -------------  -------------
Balance at December 31, 1996............................   1,500,000      1,000,000        (29,301)       970,699
  Capital contribution from PCAV (NOTE 5)...............      --          2,000,000       --            2,000,000
  Net loss..............................................      --           --           (4,275,415)    (4,275,415)
                                                          ----------  -------------  -------------  -------------
Balance at December 31, 1997............................   1,500,000      3,000,000     (4,304,716)    (1,304,716)
  Net loss..............................................      --           --             (106,024)      (106,024)
                                                          ----------  -------------  -------------  -------------
Balance at March 31, 1998 (unaudited)...................   1,500,000  $   3,000,000  $  (4,410,740) $  (1,410,740)
                                                          ----------  -------------  -------------  -------------
                                                          ----------  -------------  -------------  -------------

                            See accompanying notes.

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                           THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31           MARCH 31
                                                              ------------------------  ------------------------
                                                                 1996         1997         1997         1998
                                                              -----------  -----------  -----------  -----------
                                                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net loss....................................................  $  (221,622) $(4,275,415) $   (72,556) $  (106,024)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      171,268      420,683       80,999      --
  Provision for impairment of goodwill......................      --         3,168,260      --           --
  Write-off of other assets.................................      --            43,461      --           --
  Cancellation of note to former shareholders...............      --          (150,000)     --           --
  Changes in operating assets and liabilities:
    Accounts receivable.....................................      172,920     (361,569)    (200,497)    (153,028)
    Prepaid expenses and other..............................          140        2,504        3,335       (7,000)
    Accrued medical claims..................................     (169,546)     569,386      225,000      318,230
    Accounts payable and other liabilities..................       35,338      266,218      223,792   (1,218,492)
    Due to affiliates.......................................      293,000      179,232     (135,596)   1,007,073
    Medical malpractice liability...........................      --          (124,000)     --           --
                                                              -----------  -----------  -----------  -----------
Net cash provided by (used in) operating activities.........      281,498     (261,240)     124,477     (159,241)

INVESTING ACTIVITIES
Purchases of property and equipment.........................       (2,088)     (34,178)      (3,459)     --
                                                              -----------  -----------  -----------  -----------
Net cash used in investing activities.......................       (2,088)     (34,178)      (3,459)     --

FINANCING ACTIVITIES
Payment of note to former shareholders......................      --          (150,000)     --           --
Distributions to former shareholders........................     (615,000)     --           --           --
                                                              -----------  -----------  -----------  -----------
Net cash used in financing activities.......................     (615,000)    (150,000)     --           --
                                                              -----------  -----------  -----------  -----------
Decrease in cash and cash equivalents.......................     (335,590)    (445,418)     121,018     (159,241)
Cash and cash equivalents at beginning of period............      940,249      604,659      604,659      159,241
                                                              -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period..................  $   604,659  $   159,241  $   725,677  $   --
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES
Payment of acquisition debt by PCAV reflected as a capital
  contribution..............................................      --       $ 2,000,000  $ 2,000,000      --
Capital transactions with former shareholders:
  Distribution of non-cash assets...........................  $   385,000      --           --           --
  Distribution declared payable to shareholders.............      300,000      --           --           --

PURCHASE PRICE ADJUSTMENTS
Litigation liability........................................      --       $   312,143      --           --
Other liabilities...........................................      --           185,236      --           --
                                                                           -----------
Total increase to goodwill..................................      --       $   497,379      --           --
                                                                           -----------
                                                                           -----------

PURCHASE ACCOUNTING
Acquisition debt............................................  $ 2,000,000      --           --           --
Employee severance arising from acquisition.................      800,000      --           --           --
Application of push-down accounting.........................    1,777,483      --           --           --
                                                              -----------
Goodwill recorded at acquisition............................  $ 4,577,483      --           --           --
                                                              -----------
                                                              -----------

                            See accompanying notes.

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. BACKGROUND AND ORGANIZATION

    Antelope Valley Medical Group, Inc. (AVMG or the Group) was incorporated as a not-for-profit organization in 1985 as Antelope Valley Group (AVG). In 1987, AVG reorganized as a mutual benefit organization. In June 1995, AVG became a for-profit corporation through a statutory merger with a for-profit entity and was renamed Antelope Valley Medical Group, Inc. The Group is a primary care physicians group which services patients in the communities of Lancaster and Palmdale, California. AVMG is organized as a professional corporation under the Internal Revenue Code.

    In June 1996, the outstanding common stock of the Group was purchased by PrimeCare Medical Group of Antelope Valley, Inc. (PCAV), which is solely owned by the controlling physician shareholder of PrimeCare International, Inc. (PCI). Concurrent with the acquisition, AVMG entered into a management services agreement (MSA) with PCI.

    The MSA has an initial term of 30 years renewable for successive 15-year periods unless terminated by either party for cause. Under the agreement, PCI provides centralized non-medical administrative and operational services such as accounting, information systems, quality assurance, billing and collections, claims processing and payment, utilization and review, contract management, provider and member services, marketing, financial reporting, and case management. As compensation for services rendered, PCI receives a management fee equal to the Group's capitation and incentive program revenues less provider expenses.

    At December 31, 1997, AVMG provides health services to approximately 11,100 commercial and 1,000 Medicare enrollees under contracts with various health plans.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PUSH-DOWN ACCOUNTING

    As discussed further in Note 6, all of the common stock of AVMG was acquired by PCAV as of June 30, 1996, for total consideration of $3 million including $1 million in cash and a non-interest bearing note for $2 million. The purchase consideration and resulting goodwill has been recorded on the books of AVMG. The push-down entries resulted in an increase in shareholder's equity of $1,777,000, notes payable of $2 million, $800,000 liability associated with an employee termination and goodwill of $4,577,000 as of the acquisition date. In January 1997, the $2 million note was paid to the former shareholders and recorded by PCI as a capital contribution to AVMG in the accompanying financial statements.

    The financial statements reflect the combined operating results of the Group as well as non-medical expenses incurred by PCI in the management of the Group's operations (see Note 5).

MEDICAL REVENUE AND COST RECOGNITION

    Net patient service revenue consists primarily of fees for medical services provided by the Group under capitated contracts with health maintenance organizations (HMOs). Capitation revenue is prepaid monthly to the Group based on the number of enrollees electing the Group as their health care provider. In 1997, four contracts accounted for 63% of the Group's capitated enrollees and 68% of its revenue. These contracts accounted for 74% of the Group's capitated enrollees and 79% of its revenue in 1996.

    HMO contracts include provisions to share in the risk for hospitalization whereby the Company can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. Shared-

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) risk amounts receivable from the HMOs or hospitals are recorded based upon estimated hospital utilization and associated costs incurred by assigned HMO enrollees, compared to budgeted costs. Differences between actual contract settlements and estimated receivables relating to HMO risk-sharing arrangements are recorded in the year of final settlement. In 1997 and 1996, the Group recorded shared-risk revenue from HMOs and unaffiliated hospitals totaling $99,000 and $155,000, respectively.

    Included in net patient service revenue in 1997 was net institutional revenue of $317,000, relating to Desert Valley Hospital (DVH), an affiliated medical facility owned by PCI. The institutional revenue represents capitation payments received by DVH relating to the Group's enrollees less medical expenses for institutional services rendered. Such net revenues are allocated to the Group under an intercompany risk sharing agreement.

    In connection with providing services to HMO enrollees, the Group is responsible for all covered medical services provided to assigned HMO enrollees. The cost of medical services is recognized in the period in which it is provided and includes an estimate of the cost of services which have been incurred but not yet reported. The estimate for accrued medical costs is based on actuarial projections of costs using historical studies of claims payments. Estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, differences are reflected in current operations.

    The Group participates in reinsurance protection programs which limit the amount of risk it ultimately bears by providing reimbursement payments once medical services provided to an individual enrollee exceed an agreed-upon amount. Estimates of reinsurance recoveries are included in accounts receivable and are reflected as a reduction of medical provider expense in the accompanying financial statements.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLES, NET

    A summary of accounts receivable at December 31 is as follows:

                                                                           1996        1997
                                                                        ----------  ----------
Shared risk receivables...............................................  $  138,163  $  102,148
Full risk receivables.................................................      --         316,926
Stop-loss and other receivables.......................................      72,274     152,932
                                                                        ----------  ----------
                                                                        $  210,437  $  572,006
                                                                        ----------  ----------
                                                                        ----------  ----------

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, and are depreciated using the straight-line method over the useful lives of the assets which range from five to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease period or the estimated useful lives of the leasehold improvements.

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
MEDICAL MALPRACTICE LIABILITY INSURANCE

    The Group purchases claims-made basis professional liability coverage of up to $1,000,000 per incident and $3,000,000 in the aggregate on an annual basis, with a $25,000 deductible per case. Claims-made coverage covers only those claims reported during the policy period. The recorded liability for claim losses not covered by insurance, including losses incurred but not reported, is estimated by an independent actuary based on the Group's claims experience using a discount rate of 9% for both 1997 and 1996. There is no assurance that the amount accrued will be adequate to cover actual claims settled.

GOODWILL

    Goodwill totaling $5,074,000 arose as the result of the acquisition of the Group by PCAV. The amount represents the excess of the consideration paid and liabilities assumed over the fair value of the assets acquired. Included in total goodwill was an adjustment in 1997 of $497,000 to reflect the resolution of an acquisition contingency which was primarily related to the resolution of litigation arising from the Group's acquisition (see Note 6). Goodwill is being amortized over 15 years.

    At each reporting period, management reviews the carrying value of goodwill to determine if facts and circumstances exist which would suggest that goodwill may be impaired or that the amortization period needs to be modified. Among the factors considered in making the evaluation are changes in the payor or physician contracts, local market developments, changes in regulations, national health care trends, changes in third-party payment patterns and other factors. In December 1997, PCI adopted a formal plan to exit the Lancaster market and subsequently entered into an agreement in June 1998 to sell certain assets to Prospect Medical Holdings, Inc. (Prospect--see Note 7).

    The sale of AVMG was based on PCI's assessment that it could not operate AVMG profitably. Consequently, as a result of these factors, PCI determined that the goodwill of AVMG was impaired and a write-down was necessary. Since PCI entered into an agreement with Prospect to sell AVMG's management services agreement and physician contracts of AVMG, PCI has determined that the sale price represents the fair value of AVMG's goodwill as of December 31, 1997. Therefore, an impairment adjustment of $3,168,000 was recorded as of December 31, 1997, and has been reflected in the accompanying statements of operations. Amortization expense totaled $343,000 and $163,000 for 1997 and 1996, respectively. Accumulated amortization, exclusive of the impairment charge, was $506,000 and $163,000 at December 31, 1997 and 1996, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments reported in the accompanying balance sheets (consisting primarily of cash and cash equivalents, accounts receivable, and all liabilities) approximate their fair value due to the relatively short period of time between the origination of the instruments and their expected realization.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject AVMG to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable shared risk and reinsurance receivable. Concentration of credit risk with respect to accounts receivable is limited, due to the large number of

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) payors comprising AVMG's customer base. Concentration of credit risk with respect to shared risk and reinsurance receivable is limited since amounts are generally due from large HMOs.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Estimates made by the Group relate primarily to valuation of receivables and deferred tax assets, recoverability of intangibles, accrued medical claims and medical malpractice liability. Actual results could differ from these estimates.

3. PROPERTY AND EQUIPMENT

    A summary of property and equipment at December 31 follows:

                                                                           1996        1997
                                                                        ----------  ----------
Medical equipment.....................................................  $    3,610  $   --
Computer equipment....................................................     112,048      --
Furniture and equipment...............................................      28,152      --
Leasehold improvements................................................      12,085      --
                                                                        ----------  ----------
                                                                           155,895      --

Less accumulated depreciation.........................................     111,577      --
                                                                        ----------  ----------
Property and equipment, net...........................................  $   44,318  $   --
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense totaled $21,000 and $19,000 for 1997 and 1996, respectively. In 1997, the Group recorded a charge of $57,000 to write off the net carrying value of its property and equipment due to impairment of such assets. The amount is included in depreciation and amortization expense.

4. INCOME TAXES

    The Group accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 is an asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Group's financial statements or tax returns. Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax return purposes. Deferred income taxes may also be recognized for operating losses incurred that will be available to offset future federal and state taxable income. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

    The Group did not record a provision for income taxes for the years ended December 31, 1997 and 1996, due to operating losses incurred.

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

4. INCOME TAXES (CONTINUED)
    The differences between the provision for income taxes at the federal statutory rate of 35% and that shown in the statements of operations are summarized as follows:

                                                                      YEAR ENDED DECEMBER 31
                                                                     -------------------------
                                                                        1996         1997
                                                                     ----------  -------------
Federal benefit at statutory rate..................................  $   78,000  $   1,496,000
State tax benefit..................................................      13,000        258,000
Goodwill...........................................................     (62,000)    (1,440,000)
Management fee in excess of (less than) manager cost...............      57,000       (264,000)
Other..............................................................     (12,000)       (19,000)
Valuation allowance................................................     (74,000)       (31,000)
                                                                     ----------  -------------
Provision for income taxes.........................................  $   --      $    --
                                                                     ----------  -------------
                                                                     ----------  -------------

    Significant components of the Group's federal and state deferred tax assets are as follows:

                                                                            DECEMBER 31
                                                                      ------------------------
                                                                         1996         1997
                                                                      -----------  -----------
Deferred tax assets:
  Allowance for doubtful accounts...................................  $   143,000  $   --
  Employee severance................................................      328,000      456,000
  Net operating losses..............................................      376,000      376,000
  Depreciation......................................................      --             5,000
  Other.............................................................      --            41,000
                                                                      -----------  -----------
                                                                          847,000      878,000
Valuation allowance.................................................     (847,000)    (878,000)
                                                                      -----------  -----------
                                                                      $   --       $   --
                                                                      -----------  -----------
                                                                      -----------  -----------

    At December 31, 1997, the Group has net operating losses (NOLs) for income tax purposes of approximately $917,000. The federal and state carryforwards, unless utilized, will expire at various dates through 2011. The Tax Reform Act of 1986 includes provisions which may limit the net operating loss carryforwards available for use in any given year if certain events, including changes in stock ownership could occur. Management believes that a portion of the NOLs may be subject to an annual limitation under the provisions of Section 382 of the Internal Revenue Code and may not be available during the 15-year carryforward period. As such, a valuation allowance is provided for all deferred tax assets. Benefits of deferred tax assets will be recognized when realized. Taxes paid in 1997 and 1996 were not significant.

5. RELATED PARTY TRANSACTIONS

ACQUISITION DEBT

    In June 1996, PCAV acquired all of the outstanding common stock of AVMG for $3 million. $1 million was paid upon closing and recorded as paid in capital at December 31, 1996. The remaining $2 million in a non-interest bearing note was paid in January 1997. Prior to the acquisition, AVMG made distributions of cash and other assets to the shareholders totaling $1.3 million. $1 million was distributed

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

5. RELATED PARTY TRANSACTIONS (CONTINUED) prior to closing and the remaining $300,000 was held pending the outcome of the Group's litigation with a former officer (see Note 6). $150,000 was paid in October 1997, and the remaining $150,000 was canceled due to the adverse outcome of such legal matter. Total amounts due to former shareholders at December 31, 1996, of $2,300,000 were included in current liabilities in the accompanying balance sheet. All amounts due were paid or canceled as of December 31, 1997.

MANAGEMENT COST

    PCI incurs certain expenses for the provision of management services to the Group. Pursuant to the MSA, these costs are not separately reimbursable and are included in the management fee. As discussed in Note 1, manager costs are included in the accompanying financial statements to reflect the operating results of the Group on a stand-alone basis. Direct expenses are recorded as non-medical operating costs and general expenses of PCI allocable to the Group are included in purchased services in the statements of operations. Total direct and allocable expenses of PCI (excluding depreciation and amortization), were $873,000 for 1997 and $448,000 for the six-month period from the acquisition date to December 31, 1996. Payables to PCI for costs incurred in the amount of $634,000 and $293,000 are included in due to affiliates (non-current) at December 31, 1997 and 1996, respectively. Management fees computed in accordance with the MSA were $186,000 and $587,000 for 1997 and the six months ended December 31, 1996, respectively.

FULL RISK INCOME

    AVMG shares certain institutional revenue with Desert Valley Hospital (DVH), a wholly owned subsidiary of PCI. Under an intercompany agreement, capitation revenue received by DVH attributable to the Group's enrollees, net of the related cost of institutional services, is allocated to the Group. Net revenues totaled $317,000 in 1997, all of which were outstanding at year end. No amounts were allocated to the Group in 1996.

OTHER

    Due to/from affiliates included in current assets (liabilities) arise from the ordinary course of business and relates primarily to cash transfers between the Group and PCI as the Group is included in PCI's centralized cash management system.

6. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases certain office space and equipment under operating leases which expire through 1998. Minimum rental payments required in 1998 under the operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1997, totaled $43,000. Rental expense for 1997 and 1996 was $40,000 and $71,000, respectively.

LITIGATION

    In June 1996, the Group terminated a former officer upon acquisition by PCAV and recorded a liability of $800,000 for certain obligations pursuant to the officer's employment agreement, although PCI had disputed its obligation to pay such amount. This amount was included in goodwill recorded upon the

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) acquisition of the Group by PCI. In February 1998, the dispute was settled and the Group received an adverse ruling totaling $1,112,000 in binding arbitration. The award in excess of the amount accrued was recorded as an increase to goodwill in 1997. Outstanding amounts due to the former officer included in other current liabilities were $398,000, $1,112,000, and $800,000 at March 31, 1998, December 31, 1997 and December 31, 1996, respectively.

ASSETS PLEDGED

    In May 1997, PCI obtained a $75 million senior secured credit facility from a commercial bank. At December 31, 1997, $55 million principal amount was outstanding under this facility. To secure this facility, PCI, its subsidiaries and affiliated professional corporations, including AVMG, provided to the bank a first priority perfected security interest in all real and personal assets. AVMG's outstanding common stock was also pledged to the bank. On May 19, 1998, this credit facility was fully repaid, and all security interests and stock pledges, including those of AVMG, were fully released.

REGULATORY MATTERS

    Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare program.

YEAR 2000--UNAUDITED

    The Group processes its financial and operating data using PCI's centralized computer systems. As certain assets of the Group were acquired on June 1, 1998 (see Note 7), and the operations of the Group's business were assumed by Prospect Medical Holdings, Inc. (Prospect) on such date, subsequent financial and operational transaction processing will be performed using separate computer systems implemented for the Group by Prospect.

    Prospect's accounting software is currently capable of processing transactions in the year 2000 and beyond. Prospect is implementing a purchase contract for its management information system which provides for a software upgrade to be installed in February 1999 to address year 2000 matters. Implementation costs are not expected to be significant.

7. SUBSEQUENT EVENT AND CURRENT LIQUIDITY ISSUES

    On June 1, 1998, Prospect acquired certain assets of AVMG (primarily goodwill and management rights to the Group). Of the total purchase price, $500,000 is payable in cash, $500,000 in a short-term promissory note at an annual interest rate of 8% and the balance in 200,000 shares of Prospect common stock. Prospect intends to provide necessary funds to finance the Group's working capital deficiency.

                      ANTELOPE VALLEY MEDICAL GROUP, INC.

8. NOTE TO UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited financial information for the three-month periods ended March 31, 1998 and 1997, has been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation, which consist solely of normal recurring adjustments, have been included. The interim information should be read in conjunction with the financial statements for the years ended December 31, 1997 and 1996. Operating results for interim periods are not necessarily indicative of the results which may be expected for the entire year.

                         REPORT OF INDEPENDENT AUDITORS

The Boards of Directors of
Sierra Primary Care Medical Group, a Medical Corporation
Sierra Medical Management, Inc.
Prospect Medical Group, Inc.

    We have audited the accompanying combined statements of operations and accumulated deficit, and cash flows of Sierra Primary Care Medical Group, a Medical Corporation and Sierra Medical Management, Inc. for the nine months ended September 30, 1997, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of operations and cash flows of Sierra Primary Care Medical Group, a Medical Corporation and Sierra Medical Management, Inc. for the nine months ended September 30, 1997, and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
March 2, 1998

                       SIERRA PRIMARY CARE MEDICAL GROUP,
                             A MEDICAL CORPORATION
                      AND SIERRA MEDICAL MANAGEMENT, INC.

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                                     NINE MONTHS
                                                                                      YEAR ENDED        ENDED
                                                                                      DECEMBER 31   SEPTEMBER 30
                                                                                         1996           1997
                                                                                     -------------  -------------
Revenues:
  Net patient service revenue......................................................  $  11,996,995  $   9,247,655
  Risk-share and stop loss revenue.................................................        716,544        408,175
                                                                                     -------------  -------------
Total revenues.....................................................................     12,713,539      9,655,830

Expenses:
  Medical provider expense:
    Physician shareholders.........................................................      1,776,000      1,380,533
    Other..........................................................................      6,587,298      4,936,293
  Non-physician compensation and benefits..........................................      2,533,820      2,041,874
  Occupancy........................................................................        627,386        483,040
  Supplies.........................................................................        266,294        283,426
  Purchased services and other.....................................................        812,877      1,094,962
  Depreciation and amortization....................................................         58,298         32,976
  Loss on sale of property and equipment...........................................       --               26,710
                                                                                     -------------  -------------
Total expenses.....................................................................     12,661,973     10,279,814
                                                                                     -------------  -------------
Income (loss) before income taxes..................................................         51,566       (623,984)
Income tax expense (benefit).......................................................         52,407       (244,360)
                                                                                     -------------  -------------
Net loss...........................................................................           (841)      (379,624)
Accumulated deficit at beginning of period.........................................       (212,373)      (213,214)
                                                                                     -------------  -------------
Accumulated deficit at end of period...............................................  $    (213,214) $    (592,838)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                            See accompanying notes.

                       SIERRA PRIMARY CARE MEDICAL GROUP,
                             A MEDICAL CORPORATION
                      AND SIERRA MEDICAL MANAGEMENT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                     NINE MONTHS
                                                                                        YEAR ENDED      ENDED
                                                                                       DECEMBER 31   SEPTEMBER 30
                                                                                           1996          1997
                                                                                       ------------  ------------
OPERATING ACTIVITIES
Net loss.............................................................................   $     (841)   $ (379,624)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization......................................................       58,298        32,976
  Loss on sale of property and equipment.............................................       --            26,710
  Changes in operating assets and liabilities:
    Accounts receivable..............................................................       39,046       (25,973)
    Shared risk receivable...........................................................       25,000       200,000
    Other receivables................................................................       --           (10,916)
    Refundable income taxes..........................................................      (94,279)       95,429
    Deferred tax asset...............................................................       --          (203,776)
    Claims payable...................................................................      (41,911)      297,439
    Accounts payable and other.......................................................       15,240        45,096
    Salaries and benefits payable....................................................       35,115        29,955
                                                                                       ------------  ------------
Net cash provided by operating activities............................................       35,668       107,316

INVESTING ACTIVITIES
Purchases of property and equipment..................................................      (22,996)       --
Proceeds from sale of property and equipment.........................................       --           105,706
                                                                                       ------------  ------------
Net cash provided by (used in) investing activities..................................      (22,996)      105,706

FINANCING ACTIVITIES
Issuance of common stock of Sierra Medical Management, Inc...........................       --            10,000
Proceeds from borrowings.............................................................       54,135        --
Principal payments on long-term debt.................................................       (2,225)      (51,910)
                                                                                       ------------  ------------
Net cash (used in) provided by financing activities..................................       51,910       (41,910)
                                                                                       ------------  ------------
Net increase in cash and cash equivalents............................................       64,582       171,112

Cash and cash equivalents at beginning of period.....................................      324,071       388,653
                                                                                       ------------  ------------
Cash and cash equivalents at end of period...........................................   $  388,653    $  559,765
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                            See accompanying notes.

                       SIERRA PRIMARY CARE MEDICAL GROUP,
                             A MEDICAL CORPORATION
                      AND SIERRA MEDICAL MANAGEMENT, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

1. BACKGROUND AND ORGANIZATION

    Sierra Primary Care Medical Group, a Medical Corporation (SPCMG) was incorporated in 1984 as a primary care physician group which serves patients in the communities of Lancaster and Palmdale, California. SPCMG is organized as a C-corporation under the Internal Revenue Code.

    Sierra Medical Management, Inc. (SMM) was incorporated in April 1997, as a healthcare management services organization which provides comprehensive medical management services, organizational development and contracting support to SPCMG. SMM is organized as a C-corporation under the Internal Revenue Code and it commenced operations on June 1, 1997.

    SPCMG and SMM are owned and managed by two physician shareholders. Effective May 21, 1997, SPCMG and SMM (collectively the Company) entered into a management services agreement with an initial term of 30 years renewable for successive 10-year periods thereafter, unless terminated by either party with advance written notice.

    Under the management services agreement, SMM agrees to provide administrative and operational services such as contract management, network development, provider and member services, marketing, financial reporting, utilization review, case management, claims processing and payment, and quality assurance for a fee, based upon a contractual formula.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The combined financial statements include the accounts of SPCMG and SMM from commencement of operations in April 1997. SPCMG and SMM are under common ownership and management for all periods presented and these financial statements represent the results of a single business enterprise. All significant intercompany transactions and balances have been eliminated in combination.

MEDICAL REVENUE AND COST RECOGNITION

    Net patient service revenue consists primarily of fees for medical services provided by the Company under capitated contracts with health maintenance organizations (HMOs). Capitation revenue under HMO contracts is prepaid monthly to the Company based on the number of enrollees electing the Company as their health care provider. The Company received approximately 92% of its net patient service revenue under capitated arrangements for the nine months ended September 30, 1997, and the year ended December 31, 1996. The remainder of the Company's revenue is derived under fee-for-service arrangements. For the nine months ended September 30, 1997, three contracts accounted for 73% of the Company's capitated enrollees and 49% of its revenue. These contracts accounted for 55% of the Company's capitated enrollees and 47% of its revenue in 1996. HMO contracts include provisions to share in the risk for hospitalization whereby the Company can earn additional revenue or incur penalties based upon the utilization of hospital services. Shared-risk revenues are estimated based upon hospital utilization and associated costs incurred by assigned HMO enrollees, compared to budgeted costs. Differences between actual contract settlements and estimated amounts relating to HMO risk-sharing arrangements are recorded in the year of final settlement.

                       SIERRA PRIMARY CARE MEDICAL GROUP,
                             A MEDICAL CORPORATION
                      AND SIERRA MEDICAL MANAGEMENT, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In connection with providing services to HMO enrollees, the Company is responsible for all covered medical services provided to assigned HMO enrollees. The cost of medical services is recognized in the period in which it is provided and includes an estimate of the cost of services which have been incurred but not yet reported. The estimate for accrued medical costs is based on actuarial projections of costs using historical studies of claims paid. Estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, differences are reflected in current operations.

    The Company participates in reinsurance protection programs with the HMOs which limit the amount of risk the Company ultimately bears by providing reimbursement payments once medical services provided to an individual enrollee exceed an agreed-upon amount. Reinsurance recoveries are recorded once the attachment point is achieved and the amounts are collected from the HMOs.

DEPRECIATION

    Property and equipment are depreciated using the straight-line method over the useful lives of the assets which range from five to seven years. Leasehold improvements are amortized over the shorter of the useful lives or the lease period.

MEDICAL MALPRACTICE LIABILITY INSURANCE

    The Company procures professional liability coverage on behalf of its physicians on a claims-made basis of up to $1,000,000 per claim and a $3,000,000 annual aggregate. The insurance contract specifies that coverage is available only during the term of each insurance contract and covers only those claims reported while the policies are in force. The Company has renewed its policy through September 30, 1998. Based on a review of prior claims experience, including reporting patterns and the number and severity of claims, and in consideration of the cost of available tail coverage, the Company has recorded an estimate for incurred but not reported claims at September 30, 1997. There is no assurance that the amount accrued will be adequate to cover actual claims settled.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

REGULATORY MATTERS

    Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                       SIERRA PRIMARY CARE MEDICAL GROUP,
                             A MEDICAL CORPORATION
                      AND SIERRA MEDICAL MANAGEMENT, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. BENEFIT PLANS

    The Company sponsors a defined contribution plan (the Plan) for employees who meet the minimum length of service and age requirements. The plan was adopted in 1990. Eligible employees may contribute up to the statutory limit in the Plan year. The Company may, at its discretion, match up to 25% of employee contributions not to exceed 4% of an employee's compensation. The Company is responsible for the administration of the Plan as the Plan administrator and trustee.

    The Company's contributions totaled $8,742 for the nine months ended September 30, 1997, and $11,377 for the year ended December 31, 1996.

4. INCOME TAXES

    The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 is an asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

    The provision for income taxes is as follows:

                                                                                 NINE MONTHS
                                                                    YEAR ENDED      ENDED
                                                                   DECEMBER 31   SEPTEMBER 30
                                                                       1996          1997
                                                                   ------------  ------------
Current:
  Federal........................................................   $  157,090    $
  State..........................................................       38,960        --
                                                                   ------------  ------------
                                                                       196,050        --
                                                                   ------------  ------------
Deferred:
  Federal........................................................     (143,643)     (195,565)
  State..........................................................       --           (48,795)
                                                                   ------------  ------------
                                                                      (143,643)     (244,360)
                                                                   ------------  ------------
Provision for income taxes (benefits)............................   $   52,407    $ (244,360)
                                                                   ------------  ------------
                                                                   ------------  ------------

    Deferred income taxes represent the net effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes. Deferred tax assets and liabilities were not significant at December 31, 1996 and September 30, 1997.

                       SIERRA PRIMARY CARE MEDICAL GROUP,
                             A MEDICAL CORPORATION
                      AND SIERRA MEDICAL MANAGEMENT, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. INCOME TAXES (CONTINUED)
    The differences between the provision for income taxes at the federal statutory rate of 34% and that shown in the statements of operations and accumulated deficit are summarized as follows:

                                                                                 NINE MONTHS
                                                                    YEAR ENDED      ENDED
                                                                   DECEMBER 31   SEPTEMBER 30
                                                                       1996          1997
                                                                   ------------  ------------
Federal provision (benefit) at statutory rate....................   $   18,048    $ (212,155)
State income taxes...............................................        7,695       (36,241)
IRS audit assessment.............................................      131,690        --
Additional state franchise taxes for 1995 and 1994...............       31,265        --
Other............................................................        7,352         4,036
Benefit from net operating loss carryback........................     (143,643)       --
                                                                   ------------  ------------
Provision (benefit) for income taxes.............................   $   52,407    $ (244,360)
                                                                   ------------  ------------
                                                                   ------------  ------------

    During fiscal 1996, the Internal Revenue Service (IRS) assessed additional taxes of $131,690 and interest of $26,704 in the course of an audit of the Company's tax returns for the years ended June 30, 1995 and 1994. These assessments were paid in 1996. In fiscal 1997, the Company utilized its net operating loss (NOL) carrybacks to reduce the additional taxable income in 1995 and 1994 as a result of the audit, and consequently received a refund of $143,643. In January 1997, the Company also amended its 1995 and 1994 state franchise tax returns to reflect the federal tax adjustments and paid additional taxes of $31,265. Total assessments and additional taxes, net of the NOL benefit, of $19,312 have been included in the provision for income taxes for 1996.

5. RELATED PARTY TRANSACTIONS

    The shareholders of the Company are partners in Sierra Medical Group Partnership (the Partnership), an affiliated medical group which comprises primary care and specialist physicians. The Partnership's sole contract is a provider services agreement with the Company to provide medical services to its HMO enrollees. As consideration for its services, the Partnership receives a percentage of the Company's total capitation revenue, which is determined at the discretion of the Company's board of directors and is adjusted periodically (13.5% for the nine months ended September 30, 1997, and the year ended December 31, 1996). Payments to the Partnership totaled $1,152,943 for the nine months ended September 30, 1997, and $1,419,526 for the year ended December 31, 1996. The Company also contracts with other non-affiliated specialists, who are reimbursed on a discounted fee-for-service basis.

    One physician shareholder also provides specialty services to the Company's patients. Fees paid to the physician shareholder totaled $142,296 for the nine months ended September 30, 1997, and $218,415 for the year ended December 31, 1996.

    The Company leases medical facilities and office space from companies owned by the physician shareholders. The leases expire between 1998 and 2001 at total monthly payments of $52,124. Total rental expense under these leases for the nine months ended September 30, 1997, was $469,116 and $625,488 for the year ended December 31, 1996.

                       SIERRA PRIMARY CARE MEDICAL GROUP,
                             A MEDICAL CORPORATION
                      AND SIERRA MEDICAL MANAGEMENT, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

6. SUBSEQUENT EVENT

    Effective September 25, 1997, Prospect Medical Holdings, Inc. (Prospect), together with a physician shareholder, purchased the outstanding common stock of SPCMG and SMM for total consideration of $10,200,000 consisting of $6,500,000 in cash, promissory notes of $2,500,000 bearing interest at 7%, and 600,000 shares valued at $2 per share of Prospect common stock. Principal on the notes is due in quarterly installments of $125,000 and an annual payment of $250,000. Simultaneous with this purchase transaction, Prospect Medical Systems, Inc. (Systems), a subsidiary of Prospect, entered into a long-term management and assignment of revenues agreement with SPCMG with an initial 30-year term, renewable for successive 10-year periods thereafter. All revenues for the performance of medical services are assigned to Systems. In exchange, Systems has agreed to provide financial, management, information systems, marketing, advertising and public relations, risk management, and administrative support for utilization review and quality care. Additionally, Systems at its cost, has assumed the obligations of the facilities, medical and non-medical supplies, and employment of non-physician personnel. All remaining funds are remitted to the Company, from which the costs of all medical services are paid. The management fee earned by Systems fluctuates based on the profitability of the Company as Systems retains a 50% residual interest in the net profits of the Company.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors of
Santa Ana-Tustin Physicians Group, Inc.
Prospect Medical Group, Inc.

    We have audited the accompanying statements of operations and retained earnings, and cash flows of Santa Ana-Tustin Physicians Group, Inc. for the period January 1, 1997 to July 13, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Santa Ana-Tustin Physicians Group, Inc. for the ten months ended December 31, 1996 and the year ended February 29, 1996, were audited by other auditors whose report dated February 11, 1997, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Santa Ana-Tustin Physicians Group, Inc. for the period January 1, 1997 to July 13, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
March 23, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Santa Ana-Tustin Physicians Group, Inc.
Santa Ana, California

    We have audited the accompanying related statements of income, changes in stockholder's equity and cash flows of Santa Ana-Tustin Physicians Group, Inc. (the "Company") for the ten month period ended December 31, 1996 and year ended February 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to present fairly, in all material respects, the results of operations, changes in stockholders equity and cash flows of Santa Ana-Tustin Physicians Group, Inc. for the ten month period ended December 31, 1996 and year ended February 29, 1996, in conformity with generally accepted accounting principles.

                                By:   /s/ BDO SEIDMAN, LLP
                                      ------------------------
                                      BDO Seidman, LLP

Los Angeles, California
February 11, 1997

                    SANTA ANA-TUSTIN PHYSICIANS GROUP, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                                                        PERIOD
                                                                             YEAR       TEN MONTHS       FROM
                                                                            ENDED         ENDED      JANUARY 1 TO
                                                                         FEBRUARY 29   DECEMBER 31     JULY 13,
                                                                             1996          1996          1997
                                                                         ------------  ------------  ------------
Revenues:
  Net patient service revenue..........................................  $  5,398,822   $5,428,784    $4,722,264
  Management fee revenue...............................................        16,412      537,999       352,347
  Shared-risk revenue..................................................       596,139      510,015       233,654
  Other revenues.......................................................       524,821      174,667        82,114
                                                                         ------------  ------------  ------------
Total revenues.........................................................     6,536,194    6,651,465     5,390,379

Expenses:
  Medical provider
    Physician shareholder..............................................       791,500      830,609       180,000
    Other..............................................................     3,410,752    3,648,893     3,691,939
  Non-physician compensation and benefits..............................     1,115,050    1,209,257       930,513
  Occupancy............................................................       154,872      117,619        96,394
  Supplies.............................................................        64,773       49,649        42,992
  Purchased services and others........................................       689,943      673,485       751,022
  Depreciation and amortization........................................        38,224       35,085        23,009
                                                                         ------------  ------------  ------------
Total expenses.........................................................     6,265,114    6,564,597     5,715,869
                                                                         ------------  ------------  ------------
Income (loss) before income tax expense (benefit)......................       271,080       86,868      (325,490)
Income tax expense (benefit) (NOTE 2)..................................       108,794       35,100      (122,520)
                                                                         ------------  ------------  ------------
Net income (loss)......................................................       162,286       51,768      (202,970)
Retained earnings at beginning of period...............................       245,109      407,395       459,163
                                                                         ------------  ------------  ------------
Retained earnings at end of period.....................................  $    407,395   $  459,163    $  256,193
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                            See accompanying notes.

                    SANTA ANA-TUSTIN PHYSICIANS GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                        PERIOD
                                                                             YEAR       TEN MONTHS       FROM
                                                                             ENDED        ENDED      JANUARY 1 TO
                                                                          FEBRUARY 29  DECEMBER 31     JULY 13,
                                                                             1996          1996          1997
                                                                          -----------  ------------  ------------
OPERATING ACTIVITIES
Net income (loss).......................................................   $ 162,286    $   51,768    $ (202,970)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization.........................................      38,224        35,085        23,009
  Change in operating assets and liabilities:
    Shared-risk receivable..............................................      --            (5,753)     (176,658)
    Other receivables...................................................     (46,188)     (119,035)     (154,830)
    Prepaid expenses....................................................      --            --           (21,244)
    Deferred tax asset..................................................      48,000       (81,000)     (160,720)
    Other assets........................................................      84,348        11,018          (333)
    Claims payable......................................................     (95,000)      240,000       553,240
    Accounts payable and accrued expenses...............................      10,327        51,514       228,331
    Deferred revenue....................................................      --            --           263,785
    Income taxes payable................................................     (36,099)       90,964      (109,333)
                                                                          -----------  ------------  ------------
Net cash provided by operating activities...............................     165,898       274,561       242,277

INVESTING ACTIVITIES
Purchases of property and equipment.....................................     (39,147)      (46,438)      (13,338)
                                                                          -----------  ------------  ------------
Net cash used in investing activities...................................     (39,147)      (46,438)      (13,338)

FINANCING ACTIVITIES
Capital lease payments..................................................     (12,158)       --            --
                                                                          -----------  ------------  ------------
Net cash used in financing activities...................................     (12,158)       --            --
                                                                          -----------  ------------  ------------
Increase in cash and cash equivalents...................................     114,593       228,123       228,939
Cash and cash equivalents at beginning of period........................     276,400       390,993       619,116
                                                                          -----------  ------------  ------------
Cash and cash equivalents at end of period..............................   $ 390,993    $  619,116    $  848,055
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------

                            See accompanying notes.

                    SANTA ANA-TUSTIN PHYSICIANS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION

    Santa Ana-Tustin Physicians Group, Inc. (the Company) is an independent physicians association (IPA) incorporated in 1981 which operates in Orange County, California, and provides medical services primarily through capitated contracts with health maintenance organizations (HMOs). The Company's healthcare services are performed by employed physicians, independent providers and by IPAs under contract with the Company. In addition, the Company provides management services to various unaffiliated medical groups and IPAs. The Company is organized as a C-corporation under the Internal Revenue Code.

MEDICAL REVENUES AND COST RECOGNITION

    Net patient service revenue consists primarily of fees for medical services provided by the Company under capitated contracts with HMOs. Capitated revenue under HMO contracts is prepaid monthly to the Company based on the number of enrollees electing the Company as their health care provider. The Company received approximately 97% of its net patient service revenue under capitated arrangements for the period January 1, 1997 to July 13, 1997, and the ten months ended December 31, 1996. The remainder of the Company's revenue is derived under fee-for-service arrangements. Three contracts accounted for 97% and 95% of the Company's revenue for the period January 1, 1997 to July 13, 1997, and for the ten months ended December 31, 1996, respectively. HMO contracts include provisions to share in the risk for hospitalization whereby the Company can earn additional revenue or incur penalties based upon the utilization of hospital services. Estimated shared-risk amounts due from the HMOs are estimated based upon hospital utilization and associated costs incurred by the assigned HMO enrollees, compared to budgeted costs. Differences between actual contract settlements and estimated amounts relating to HMO risk-sharing arrangements are recorded in the year of final settlement.

    In connection with providing services to HMO enrollees, the Company is responsible for all covered medical services provided to assigned HMO enrollees. The costs of medical services are recognized in the period in which they are provided and include an estimate of the costs of services which have been incurred but not yet reported. The estimate for accrued medical costs is based on actuarial projections of costs using historical studies for claims paid. Estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, differences are reflected in current operations.

    The Company participates in reinsurance protection programs with the HMOs which limit the amount of risk the Company ultimately bears by providing reimbursement payments once the medical services provided to an individual enrollee exceed an agreed-upon amount. Reinsurance recoveries are recorded once the attachment point is achieved and the amounts are collected from the HMOs.

MANAGEMENT FEE REVENUE

    Management fee revenue consists of management fees from Western Individual Practice Association and Premier Medical Group for provision of non-medical practice support services. Management fees are recorded in the period the services are rendered.

                    SANTA ANA-TUSTIN PHYSICIANS GROUP, INC.

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEPRECIATION

    Property and equipment are depreciated using the Modified Cost Recovery System (MACRS) method, which method is similar to an accelerated method of depreciation, over the estimated useful life of each class of depreciable assets.

MEDICAL MALPRACTICE LIABILITY INSURANCE

    The Company procures professional liability coverage on behalf of its physicians on a claims-made basis of up to $2,000,000 per claim and a $4,000,000 annual aggregate with no deductible. The insurance contract specifies that coverage is available only during the term of each insurance contract and covers only those claims reported while the policies are in force. The Company has renewed its policy through June 1, 1998. Based on a review of prior claims experience, including reporting patterns and the number and severity of claims, and in consideration of the cost of available tail coverage, the Company determined that incurred but not reported claims were not significant at September 30, 1997. There is no assurance that actual claims will not exceed management's estimate.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REGULATORY MATTERS

    Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

RECLASSIFICATIONS

    Certain prior period account balances have been reclassified to conform with the 1997 financial statements presentation.

2. INCOME TAXES

    The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 is an asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

                    SANTA ANA-TUSTIN PHYSICIANS GROUP, INC.

2. INCOME TAXES (CONTINUED)
    The provision for income taxes (benefits) is as follows:

                                                                                 PERIOD FROM
                                                         YEAR       TEN MONTHS    JANUARY 1
                                                         ENDED        ENDED        1997 TO
                                                      FEBRUARY 29  DECEMBER 31     JULY 13,
                                                         1996          1996          1997
                                                      -----------  ------------  ------------
Current:
  Federal...........................................   $  46,991    $   90,400    $   --
  State.............................................      13,803        25,700        --
                                                      -----------  ------------  ------------
                                                          60,794       116,100
                                                      -----------  ------------  ------------
Deferred:
  Federal...........................................      38,000       (64,000)      (96,920)
  State.............................................      10,000       (17,000)      (25,600)
                                                      -----------  ------------  ------------
                                                          48,000       (81,000)     (122,520)
                                                      -----------  ------------  ------------
Provision for income taxes (benefits)...............   $ 108,794    $   35,000    $ (122,520)
                                                      -----------  ------------  ------------
                                                      -----------  ------------  ------------

    The differences between the provision for income taxes at the federal statutory rate of 34% and that shown in the statements of operations and retained earnings are summarized as follows:

                                                                                 PERIOD FROM
                                                         YEAR       TEN MONTHS    JANUARY 1
                                                         ENDED        ENDED        1997 TO
                                                      FEBRUARY 29  DECEMBER 31     JULY 13,
                                                         1996          1996          1997
                                                      -----------  ------------  ------------
Federal provision (benefit) at statutory rate.......   $  92,167    $   29,535    $ (110,667)
State income taxes..................................      15,744         5,045       (18,904)
Other...............................................         883           520         7,051
                                                      -----------  ------------  ------------
Provision (benefit) for income taxes................   $ 108,794    $   35,100    $ (122,520)
                                                      -----------  ------------  ------------
                                                      -----------  ------------  ------------

3. RELATED PARTY TRANSACTIONS

    Salaries paid to the sole physician shareholder totaled $180,000 for the period January 1, 1997 to July 13, 1997, and $830,609 for the ten months ended December 31, 1996.

4. COMMITMENTS

    The Company leases medical and office space under an operating lease. The lease is for a three-year period expiring on February 28, 1998. Rental expense totaled $96,394 for the period January 1, 1997 to July 13, 1997, and $135,564 for the ten months ended December 31, 1996.

5. SUBSEQUENT EVENT

    Effective July 14, 1997, Prospect Medical Group, Inc. (Prospect) purchased the outstanding common stock of the Company for cash consideration of $5,000,000. Concurrent with this purchase transaction, Prospect Medical Systems, Inc. (Systems), an affiliate of Prospect, entered into a long-term management and assignment of revenues agreement with the Company with an initial 30-year term, renewable for 10 years thereafter. All revenues for the performance of medical services are assigned to Systems. In

                    SANTA ANA-TUSTIN PHYSICIANS GROUP, INC.

5. SUBSEQUENT EVENT (CONTINUED)
exchange, Systems has agreed to provide financial, management, information systems, marketing, advertising and public relations, risk management, and administrative support for utilization review and quality care. Additionally, Systems, at its cost, has assumed the obligations of the facilities, medical and non-medical supplies, and employment of non-physician personnel. All remaining funds are remitted to the Company, from which the costs of all medical services are paid. The management fee earned by Systems fluctuates based on the profitability of the Company as Systems retains a 50% residual interest in the net profits of the Company.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................    8
The Company...............................................................   22
Use of Proceeds...........................................................   23
Price Range of Common Stock and Dividend Policy...........................   24
Capitalization............................................................   25
Dilution..................................................................   26
Unaudited Pro Forma Financial Information.................................   27
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   33
Business of the Company...................................................   46
Beneficial Ownership of Capital Stock.....................................   68
Management of the Company.................................................   69
Certain Transactions......................................................   75
Description of Capital Stock..............................................   76
Shares Eligible for Future Sale...........................................   81
Underwriting..............................................................   83
Legal Matters.............................................................   84
Experts...................................................................   84
Available Information.....................................................   86
Index to Financial Statements.............................................  F-1

                              -------------------

    UNTIL            , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK AND WARRANTS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                PROSPECT MEDICAL
                                 HOLDINGS, INC.

                              3,000,000 SHARES OF
                                  COMMON STOCK
                               3,000,000 WARRANTS

                                 --------------

                                   PROSPECTUS
                                 --------------

                         SECURITY CAPITAL TRADING, INC.

                                          , 1998

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Registrant. See "Underwriting."

SEC registration fee..............................................  $  16,149
NASD filing fee...................................................      5,974
American Stock Exchange listing fee...............................     60,000
Printing and engraving expenses...................................    100,000
Transfer and warrant agent and registrar fees.....................      3,500
Accounting fees and expenses......................................    160,000
Legal fees and expenses...........................................    275,000
Other expenses....................................................     50,000
                                                                    ---------
    Total.........................................................  $ 670,623
                                                                    ---------
                                                                    ---------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened tobe made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    Section 145 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Additionally, Section 145 provides that indemnification pursuant to its provisions ("permissive indemnification") shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    The indemnification provisions in Article V of the Registrant's Bylaws are substantially consistent with the permissive indemnification provisions of
Section 145 of the DGCL.

    Paragraph 8 of the Registrant's Certificate of Incorporation provides generally that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity or enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered in connection therewith. Such right to indemnification is deemed a contract right and is not exclusive of any right which any person may have or acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In any suit brought against the Registrant to enforce such indemnification right, it shall be a defense that the person seeking indemnification has not met the applicable standard of conduct set forth in the DGCL. Further, no person who is entitled to indemnification under Paragraph 8 shall be entitled to payment of consequential damages, including, without limitation, damages for inconvenience, emotional distress, lost profits, injury to privacy, publicity or reputation, or punitive damages.

    Paragraph 7 of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Registrant also has purchased a liability insurance policy which insures its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended ("Securities Act").

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Except as otherwise indicated, the Registrant believes that each of the transactions described in the table below was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) as a transaction not involving any public offering. In each case, the number of investors was limited, the investors were either accredited or otherwise qualified and had access to material information about the Registrant, and restrictions were placed on the resale of the securities sold. Where appropriate, the numbers of securities shown in the table have been adjusted to reflect the 1:44 reverse stock split which became effective on July 31, 1996.

  DATE              TITLE                   AMOUNT                 CONSIDERATION                RECIPIENT(S)
---------  ------------------------  ---------------------  ---------------------------  ---------------------------
  2/96     Common Stock              2,273 shares           Services rendered to         James Howatt, M.D.
                                                            associated medical group
  3/96     Common Stock              45,455 shares          Settlement of claims         Earl F. Jordan, M.D.
  3/96     Common Stock              68,864 shares(1)(2)    Services rendered and        Terry Worthylake
                                                            settlement of claims
  3/96     Common Stock              68,864 shares(1)(2)    Services rendered and        James Crowell
                                                            settlement of claims

  DATE              TITLE                   AMOUNT                 CONSIDERATION                RECIPIENT(S)
---------  ------------------------  ---------------------  ---------------------------  ---------------------------
  7/96     Common Stock              68,864 shares(2)       Settlement of claims         John Raffeto
  7/96     Common Stock              68,864 shares(2)       Settlement of claims         Roger L. Rothrock
  7/96     Common Stock              160,162 shares         Services rendered            Miller & Holguin, counsel
                                                                                         to Registrant
  7/96     Common Stock              1,534,488 shares       $1,916,166                   Private investors
  7/96     Common Stock              307,379 shares         Reimbursement of expenses    Certain directors and
                                                            totaling $383,834            officers of the Registrant
  7/96     Common Stock              2,002,032(3) shares    Shares of Prospect Medical   Former stockholders of
                                                            Systems, Inc.                Prospect Medical Systems,
                                                                                         Inc.
  7/96     Warrants to purchase      13,635 warrants        Services in connection with  Finders
           Common Stock                                     merger of
                                                            Prospect Medical Systems,
                                                            Inc.
  10/96    Options to purchase       477,119 options        Services rendered            Certain directors of the
           Common Stock                                                                  Registrant
  7/97     Warrants to purchase      132,375 warrants       Extension of credit          Imperial Bank
           Common Stock
  9/97     Common Stock and Options  600,000 shares and     Shares of Sierra Medical     Former stockholders of
           to purchase Common Stock  35,000 options         Management, Inc.             Sierra Medical Management,
                                                                                         Inc.
  1/98     Common Stock              50,000 shares(4)       Sale of assets of Suncrest   Barbara Noble
                                                            Medical Group, Inc.
  1/98     Common Stock              1,000 shares(4)        Services rendered            Legal counsel
  1/98     Common Stock              24,000 shares          $3,000                       R. Stewart Kahn
  2/98     Warrants to purchase      60,350 warrants        Modification of terms of     Imperial Bank
           Common Stock                                     credit agreement
 4/98 to   Options to purchase       55,000 options         Services rendered            Certain officers of the
  7/98     Common Stock                                                                  Registrant
  6/98     Common Stock              200,000 Shares         Assets of PrimeCare          PrimeCare International,
                                                            International, Inc.          Inc.
  7/98     Options to purchase       10,000 options         Services rendered            A director of the
           common stock                                                                  Registrant

------------------------

(1) 34,091 of such shares were issued in reliance on the exemption provided by Rule 701 under the Securities Act pursuant to a written compensation agreement between the Registrant and the recipient.

(2) Shares issued in connection with transactions related to the merger of a subsidiary of the Registrant into Prospect Medical Systems, Inc., a Delaware corporation, in a reverse triangular merger (the "1996 Merger").

(3) Approximately 1,126,323 of these shares were returned to the Company pursuant to the Yorba Linda Settlement Agreement.

(4) The obligation to issue these shares arose on or about the time of the 1996 Merger.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

    The following exhibits are filed as part of this Registration Statement:

    1.1 Form of Underwriting Agreement by and between Security Capital Trading, Inc. and Prospect Medical Holdings, Inc.

    2.1 Agreement and Plan of Reorganization, dated as of June 10, 1996, among Med- Search, Inc., Med-Search Acquisition Corporation and Prospect Medical Systems, Inc.

    2.2 Agreement for the Purchase and Sale of Stock of Santa Ana/Tustin Physicians Group, Inc., made and entered into as of June 23, 1997, among Prospect Medical Group, Inc., Melvin L. Reich, D.O. and Santa Ana/Tustin Physicians Group, Inc.

    2.3 Agreement for the Purchase and Sale of Stock of Sierra Primary Care Medical Group, Inc., made and entered into as of September 23, 1997, among Prospect Medical Group, Inc., Sierra Primary Care Medical Group, Inc., Sinnadurai E. Moorthy, M.D., Karunyan Arulanantham, M.D. and the Arulanantham Charitable Remainder Trust

    2.4 Agreement and Plan of Reorganization made and entered into as of September 23, 1997, among Prospect Medical Holdings, Inc., Sierra Medical Management, Inc. and Sinnadurai E. Moorthy, M.D., Karunyan Arulanantham, M.D. and Jayaratnam Jayakumar

    2.5 Asset Purchase Agreement made and entered into as of October 29, 1997, among Pegasus Medical Group, Inc., Marvin L. Ginsburg, M.D. Medical Corporation d/b/a A.V. Western Medical Group, Inc., and J. Robert West

    2.6 Agreement for the Purchase and Sale of Assets/Transfer of Member Responsibility, entered into as of May 13, 1998, by and among PrimeCare International, Inc., PrimeCare Medical Group of Antelope Valley, Inc., Prospect Medical Holdings, Inc. and Sierra Primary Care Medical Group, A Medical Corporation.

    2.7 First Amendment to Agreement for Purchase and Sale of Assets/Transfer of Member Responsibility, dated, for reference purposes only, June 5, 1998, by and among PrimeCare International, Inc., PrimeCare Medical Group of Antelope Valley, Inc., Prospect Medical Holdings, Inc. and Sierra Primary Care Medical Group, A Medical Corporation.

    3.1 Certificate of Incorporation of Prospect Medical Holdings, Inc. as amended to date

    3.2  Bylaws of Prospect Medical Holdings, Inc.

    4.1  Specimen Common Stock Certificate(1)

    4.2 Form of Warrant Agreement between Prospect Medical Holdings, Inc. and American Stock Transfer & Trust Company, Inc., including form of Warrant

    4.3  Form of Representative's Warrant

    5.1  Opinion of Miller and Holguin(1)

    10.1 Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of June 4, 1996, between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc.(2)

    10.2 Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of June 5, 1996, among Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Gregg DeNicola

    10.3 Individual Non-Competition Agreement, dated as of June 5, 1996, between Prospect Medical Group, Inc. and Gregg DeNicola, M.D.

    10.4 Employment Agreement dated as of July 31, 1996 between Med-Search, Inc. and Gregg A. DeNicola, M.D., as amended

    10.5 Employment Agreement dated as of July 31, 1996 between Med Search, Inc. and Jacob Y. Terner, M.D.

    10.6 Investment Agreement dated as of July 31, 1996 between Jacob Y. Terner and Med-Search, Inc.

    10.7 Agreement dated as of July 31, 1996 among Jacob Y. Terner and Barbara Noble, both individually and as representative of Joseph W. Noble, M.D., deceased, and the Noble 1992 Family Trust

    10.8  Intentionally Omitted

    10.9  Intentionally Omitted

    10.10 Revolving Credit Agreement, dated as of July 3, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.11 Security Agreement, dated as of July 3, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.12 Continuing Guaranty, dated as of July 3, 1997, executed by Prospect Medical Systems, Inc. in favor of Imperial Bank

    10.13 Security Agreement, dated as of July 3, 1997, between Prospect Medical Systems and Imperial Bank

    10.14 Security Agreement - Stock Pledge, dated as of July 3, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.15 Collateral Assignment of Transaction Documents, dated as of July 3, 1997, between Prospect Medical Systems, Inc. and Imperial Bank

    10.16 Security Agreement (Physician Group), dated as of July 3, 1997, between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc.

    10.17 Credit Succession Agreement, dated as of July 3, 1997, among Prospect Medical Holdings, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc., Imperial Bank and Gregg DeNicola

    10.18 Amended and Restated Warrant, dated as of July 3, 1997, issued by Prospect Medical Holdings, Inc. to Imperial Bank

    10.19 Amended and Restated Assignable Option Agreement made as of September 2, 1998 and deemed to have been effective as of July 14, 1997, among Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Santa Ana/Tustin Physicians Group, Inc.

    10.20 Non-Competition Agreement effective as of July 14, 1997 between Prospect Medical Group, Inc. and Melvin L. Reich, D.O.

    10.21 Personal Guaranty of Payment and Performance by Melvin L. Reich, D.O., dated as of July 14, 1997, made in favor of Prospect Medical Group, Inc.

    10.22 Personal Guaranty of Payment and Performance by Jacob Y. Terner, M.D., dated as of June 23, 1997, made in favor of Melvin L. Reich, D.O. and Santa Ana/Tustin Physicians Group, Inc.

    10.23 Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of July 14, 1997, between Prospect Medical Systems, Inc. and Santa Ana/Tustin Physicians Group, Inc.(2)

    10.24 Amendment Number One to Revolving Credit Agreement, dated as of July 14, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.25 Amendment Number One to Security Agreement, dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Imperial Bank

    10.26  Intentionally Omitted

    10.27 Secured Promissory Note, dated as of July 14, 1997, in the original amount of $3,000,000, executed by Prospect Medical Systems, Inc., made payable to Prospect Medical Holdings, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Holdings, Inc.

    10.28 Inter-Company Security Agreement, dated as of July 14, 1997, between Prospect Medical Holdings, Inc. and Prospect Medical Systems, Inc.

    10.29 Collateral Assignment of Transaction Documents, dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Imperial Bank

    10.30 Security Agreement (Physician Group), dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Santa Ana/Tustin Physicians Group, Inc.

    10.31 Promissory Note, dated as of July 14, 1997, in the original amount of $3,000,000, executed by Prospect Medical Group, Inc., made payable to Prospect Medical Systems, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.32 Amended and Restated Credit Succession Agreement, dated as of July 14, 1997, among Prospect Medical Holdings, Inc., Gregg DeNicola, M.D., Santa Ana/Tustin Physicians Group, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Imperial Bank

    10.33 Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of September 25, 1997, by and among Sierra Primary Care Medical Group, Inc., Sierra Medical Management, Inc. and Prospect Medical Group, Inc.

    10.34 $1,125,000 Contingent Promissory Note, dated September 25, 1997, payable to Karunyan Arulanantham, M.D. by Prospect Medical Group, Inc.

    10.35 $1,125,000 Contingent Promissory Note, dated September 25, 1997, payable to Sinnadurai E. Moorthy, M.D. by Prospect Medical Group, Inc.

    10.36 Option to Purchase Common Stock, dated September 25, 1997, issued by Prospect Medical Holdings, Inc. to Sinnadurai E. Moorthy, M.D.

    10.37 Option to Purchase Common Stock, dated September 25, 1997, issued by Prospect Medical Holdings, Inc. to Karunyan Arulanantham, M.D.

    10.38 Security Agreement (Guarantor), dated as of September 25, 1997, entered into between Prospect Medical Holdings, Inc. and Karunyan Arulanantham, M.D.

    10.39 Form of Second Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of September 25, 1997, between Sierra Medical Management, Inc. and Sierra Primary Care Medical Group, Inc.(2)

    10.40 Subordinate Guaranty, dated as of September 25, 1997, executed by Prospect Medical Holdings, Inc. in favor of Karunyan Arulanantham, M.D.

    10.41 Subordinate Guaranty, dated as of September 25, 1997, executed by Prospect Medical Holdings, Inc. in favor of Sinnadurai E. Moorthy, M.D.

    10.42 Employment Agreement, dated September 25, 1997, between Sierra Primary Care Medical Group, Inc. and Karunyan Arulanantham, M.D.

    10.43 Employment Agreement, dated September 25, 1997, between Sierra Primary Care Medical Group, Inc. and Sinnadurai E. Moorthy, M.D.

    10.44 Non-Competition Agreement, effective as of September 25, 1997, between Prospect Medical Group, Inc. and Karunyan Arulanantham, M.D.

    10.45 Non-Competition Agreement, effective as of September 25, 1997, between Prospect Medical Group, Inc. and Sinnadurai E. Moorthy, M.D.

    10.46 Employment Agreement, dated as of September 25, 1997, between Sierra Medical Management, Inc. and Jayaratnam Jayakumar

    10.47 Non-Competition Agreement, effective as of September 25, 1997, between Sierra Medical Management, Inc. and Jayaratnam Jayakumar

    10.48 $250,000 Subordinated Promissory Note, dated September 25, 1997, payable to Jayaratnam Jayakumar by Prospect Medical Holdings, Inc.

    10.49 Option to Purchase Common Stock, dated September 25, 1997, issued by Prospect Medical Holdings, Inc. to Jayaratnam Jayakumar

    10.50 Security Agreement, dated September 25, 1997, entered into between Prospect Medical Holdings, Inc. and Jayaratnam Jayakumar

    10.51 Amendment Number Two to Revolving Credit Agreement, dated as of September 25, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.52 Secured Promissory Note, dated as of September 25, 1997, in the original amount of $5,000,000 executed by Prospect Medical Systems, Inc. and made payable to Prospect Medical Holdings, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Holdings, Inc.

    10.53 Amendment Number One to Inter-Company Security Agreement, dated as of September 25, 1997, between Prospect Medical Holdings, Inc. and Prospect Medical Systems, Inc.

    10.54 Continuing Guaranty, dated as of September 25, 1997, delivered by Sierra Medical Management, Inc. to Imperial Bank

    10.55 Security Agreement, dated as of September 25, 1997, between Sierra Medical Management, Inc. and Imperial Bank

    10.56 Security Agreement - Stock Pledge, dated as of September 25, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.57 Promissory Note, dated as of September 25, 1997, in the original amount of $5,000,000, executed by Prospect Medical Group, Inc. and made payable to Prospect Medical Systems, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.58 Collateral Assignment of Transaction Documents, dated as of September 25, 1997, between Sierra Medical Management, Inc. and Imperial Bank

    10.59 Security Agreement, dated as of September 25, 1997, between Sierra Primary Care Medical Group, Inc. and Sierra Medical Management, Inc.

    10.60 Joinder Agreement, dated as of September 25, 1997, among Sierra Medical Management, Inc., Sierra Primary Care Medical Group, Inc., Gregg DeNicola, M.D., Prospect Medical Systems, Inc. Prospect Medical Group, Inc., Santa Ana/Tustin Physicians Group, Inc., Prospect Medical Holdings, Inc. and Imperial Bank

    10.61 Subordination and Note Cancellation Agreement, dated as of September 25, 1997, among Karunyan Arulanantham, M.D., Sinnadurai E. Moorthy, M.D., Prospect Medical Systems, Inc., Prospect Medical Group, Inc., Prospect Medical Holdings, Inc. and Imperial Bank

    10.62 Subordination Agreement, dated as of September 25, 1997, among Jayaratnam Jayakumar, Prospect Medical Holdings, Inc. and Imperial Bank

    10.63  Intentionally Omitted

    10.64 Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of October 31, 1997, by and between Sierra Medical Management, Inc. and Pegasus Medical Group, Inc.(2)

    10.65 Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of October 31, 1997, among Sierra Medical Management, Inc., Pegasus Medical Group, Inc. and Prospect Medical Group, Inc.

    10.66 Assignment and Assumption Agreement, by Marvin L. Ginsburg, M.D. Medical Corporation d/b/a A.V. Western Medical Group, Inc. to Pegasus Medical Group, Inc.

    10.67 Collateral Assignment of Transaction Documents, dated as of October 31, 1997, between Sierra Medical Management, Inc. and Imperial Bank

    10.68 Security Agreement (Physician Group), dated as of October 31, 1997, between Pegasus Medical Group, Inc. and Sierra Medical Management, Inc.

    10.69 $700,000 Secured Promissory Note, dated October 31, 1997, executed by Prospect Medical Systems, Inc. and made payable to Prospect Medical Holdings, Inc., together with Endorsement Allonge in favor of Imperial Bank by Prospect Medical Holdings, Inc.

    10.70 $700,000 Promissory Note, dated October 31, 1997, executed by Prospect Medical Group, Inc. and made payable to Prospect Medical Systems, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.71 $700,000 Promissory Note, dated October 31, 1997, executed by Pegasus Medical Group, Inc., made payable to Prospect Medical Group, Inc., together with Endorsement Allonge in favor of Prospect Medical Systems, Inc. executed by Prospect Medical Group, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.72 Joinder Agreement, dated as of October 31, 1997, among Pegasus Medical Group, Inc., Sierra Medical Management, Inc., Sierra Primary Care Medical Group, Inc., Gregg DeNicola, M.D., Prospect Medical Holdings, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc., Santa Ana/Tustin Physicians Group, Inc. and Imperial Bank

    10.73 Amended and Restated Amendment Number Three to Revolving Credit Agreement, dated as of February 6, 1998, between Prospect Medical Holdings, Inc. and Imperial Bank, together with consent of Prospect Medical Systems, Inc. and Sierra Medical Management, Inc. as guarantors

    10.74 $12,500,000 Replacement Secured Revolving Note, dated February 6, 1998, executed by Prospect Medical Holdings, Inc. and made payable to Imperial Bank

    10.75 Amended and Restated Warrant, issued as of February 6, 1998, by Prospect Medical Holdings, Inc. to Imperial Bank.

    10.76  Intentionally Omitted.

    10.77 Consulting Agreement, dated as of March 1, 1998, between Sierra Primary Care Medical Group, Inc. and Sinnadurai E. Moorthy, M.D.

    10.78  Prospect Medical Holdings, Inc. 1998 Stock Option Plan(1)

    10.79  Intentionally Omitted

    10.80 Non-Competition Agreement, made as of June 1, 1998, by and between Sierra Primary Care Medical Group and Prospect Medical Holdings, Inc., on the one hand, and PrimeCare Medical Group of Antelope Valley, Inc. and PrimeCare International, on the other hand.

    10.81 IPA Medicare Shared Risk Services Agreement effective on September 1, 1989, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.82 Point-of-Service Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1996 by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.83 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1996 by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.84 1995 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1995, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.85 1994 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1994, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.86 1993 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1993, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.87 1992 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1992, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.88 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1991, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.89 Amendment to PacificCare IPA Medicare Shared Risk Services Agreement, effective on January 1, 1990, by and between PacifiCare, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.90 Amendment to PacifiCare IPA Medicare Shared Risk Services Agreement, effective on August 31, 1990, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.

    10.91 PacifiCare IPA Commercial Services Agreement, made and entered into on January 1, 1990, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.92 Amendment to IPA Commercial Services Agreement, effective on January 1, 1996, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.

    10.93 1995 Amendment to IPA Commercial Services Agreement, effective on January 1, 1995, between PacifiCare of Calfornia, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.94 1994 Amendment to IPA Commercial Services Agreement, effective on January 1, 1994, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.95 1993 Amendment to IPA Commercial Services Agreement, effective on January 1, 1993, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.96 1993 Amendment to IPA Commercial Services Agreement, effective on January 1, 1993, between between PacifiCare of California, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.97 PacifiCare Choice Amendment to PacifiCare IPA Commercial Services Agreement, effective on January 1, 1993, between PacifiCare of California, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.98 1992 Amendment to IPA Commercial Services Agreement, effective on January 1, 1992, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.99 Amendment to IPA Commercial Services Agreement, effective on January 1, 1991, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.100 IPA Medicare Partial Risk Services Agreement, made and entered into August 1, 1993, between PacifiCare of California and Prospect Medical Group, Inc.(2)

    10.101 Amendment to IPA Medicare Partial Risk Services Agreement, effective November 1, 1993, between PacifiCare of California and Prospect Medical Group, Inc.(2)

    10.102 IPA Medicare Shared Risk Services Agreement, made and entered into July 1, 1996, between PacifiCare, Inc. and Prospect Medical Group, Inc.(2)

    10.103 Point-of-Service Amendment to IPA Medicare Shared Risk Services Agreement, made effective July 1, 1996, by and between PacifiCare of California and Prospect Medical Group, Inc.(2)

    10.104 CaliforniaCare Medical Services Agreement, effective January 1, 1997, between Blue Cross of California and Prospect Medical Group.(2)

    10.105 Amendment to CaliforniaCare Medical Services Agreement, effective as of May 1, 1997, between Blue Cross of California and affiliates and Prospect Medical Group.

    10.106 Letter of Agreement Serving as Addendum to the 1997 Medical Services Agreement Between Blue Cross of California and Prospect Medical Group for CaliforniaCare, Blue Cross Plus and Personal CaliforniaCare, effective January 1, 1997, between Blue Cross of California and Prospect Medical Group.(2)

    10.107 Letter of Agreement Serving as Addendum to the 1997 Medical Services Agreement Between Blue Cross of California and Prospect Medical Group for CaliforniaCare, Blue Cross Plus and Personal CaliforniaCare, effective January 1, 1997, between Blue Cross of California and Prospect Medical Group.(2)

    10.108 PacifiCare of California Medical Group/IPA Services Agreement (Split Capitation), entered into March 1, 1998, between PacifiCare of California, Inc. and Sierra Medical Group.(2)

    10.109 PacifiCare IPA Commercial Risk Services Agreement, made and entered into as of January 1, 1996, by and between PacifiCare of California and Prospect Medical Group, Inc.(1)

    16.1  Letter from BDO Seidman LLP

    21.1  List of Subsidiaries of Registrant

    23.1  Consent of Ernst & Young LLP

    23.2  Consent of BDO Seidman LLP

    23.3  Consent of BDO Seidman LLP

    23.4  Consent of Miller & Holguin (included in Exhibit 5.1)

    27.1  Financial Data Schedule

------------------------

(1) To be filed by amendment

(2) Registrant has requested confidential treatment from the Securities and Exchange Commission for portions of this exhibit, which confidential portions have been filed separately.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (f) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (i) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or

    Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 18, 1998.

                                PROSPECT MEDICAL HOLDINGS, INC.

                                By:          /s/ JACOB Y. TERNER, M.D.
                                     -----------------------------------------
                                               Jacob Y. Terner, M.D.
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

  /s/ JACOB Y. TERNER, M.D.     Chairman of the Board,
------------------------------    Chief Executive Officer   September 18, 1998
    Jacob Y. Terner, M.D.         and Director

 /s/ GREGG A. DENICOLA, M.D.
------------------------------  President and Director      September 18, 1998
   Gregg A. DeNicola, M.D.

  /s/ SINNADURAI E. MOORTHY,
             M.D.
------------------------------  Director                    September 18, 1998
 Sinnadurai E. Moorthy, M.D.

    /s/ DAVID A. LEVINSOHN
------------------------------  Director                    September 18, 1998
      David A. Levinsohn

     /s/ KENNETH SCHWARTZ
------------------------------  Director                    September 18, 1998
       Kenneth Schwartz

       /s/ DONNA VIGIL          Chief Financial Officer
------------------------------    (Principal Financial and  September 18, 1998
         Donna Vigil              Accounting Officer)

                               INDEX TO EXHIBITS

    1.1 Form of Underwriting Agreement by and between Security Capital Trading, Inc. and Prospect Medical Holdings, Inc.

    2.1 Agreement and Plan of Reorganization, dated as of June 10, 1996, among Med- Search, Inc., Med-Search Acquisition Corporation and Prospect Medical Systems, Inc.

    2.2 Agreement for the Purchase and Sale of Stock of Santa Ana/Tustin Physicians Group, Inc., made and entered into as of June 23, 1997, among Prospect Medical Group, Inc., Melvin L. Reich, D.O. and Santa Ana/Tustin Physicians Group, Inc.

    2.3 Agreement for the Purchase and Sale of Stock of Sierra Primary Care Medical Group, Inc., made and entered into as of September 23, 1997, among Prospect Medical Group, Inc., Sierra Primary Care Medical Group, Inc., Sinnadurai E. Moorthy, M.D., Karunyan Arulanantham, M.D. and the Arulanantham Charitable Remainder Trust

    2.4 Agreement and Plan of Reorganization made and entered into as of September 23, 1997, among Prospect Medical Holdings, Inc., Sierra Medical Management, Inc. and Sinnadurai E. Moorthy, M.D., Karunyan Arulanantham, M.D. and Jayaratnam Jayakumar

    2.5 Asset Purchase Agreement made and entered into as of October 29, 1997, among Pegasus Medical Group, Inc., Marvin L. Ginsburg, M.D. Medical Corporation d/b/a A.V. Western Medical Group, Inc., and J. Robert West

    2.6 Agreement for the Purchase and Sale of Assets/Transfer of Member Responsibility, entered into as of May 13, 1998, by and among PrimeCare International, Inc., PrimeCare Medical Group of Antelope Valley, Inc., Prospect Medical Holdings, Inc. and Sierra Primary Care Medical Group, A Medical Corporation.

    2.7 First Amendment to Agreement for Purchase and Sale of Assets/Transfer of Member Responsibility, dated, for reference purposes only, June 5, 1998, by and among PrimeCare International, Inc., PrimeCare Medical Group of Antelope Valley, Inc., Prospect Medical Holdings, Inc. and Sierra Primary Care Medical Group, A Medical Corporation.

    3.1 Certificate of Incorporation of Prospect Medical Holdings, Inc. as amended to date

    3.2  Bylaws of Prospect Medical Holdings, Inc.

    4.1  Specimen Common Stock Certificate(1)

    4.2 Form of Warrant Agreement between Prospect Medical Holdings, Inc. and American Stock Transfer & Trust Company, Inc., including form of Warrant

    4.3  Form of Representative's Warrant

    5.1  Opinion of Miller and Holguin(1)

    10.1 Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of June 4, 1996, between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc.(2)

    10.2 Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of June 5, 1996, among Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Gregg DeNicola

    10.3 Individual Non-Competition Agreement, dated as of June 5, 1996, between Prospect Medical Group, Inc. and Gregg DeNicola, M.D.

    10.4 Employment Agreement dated as of July 31, 1996 between Med-Search, Inc. and Gregg A. DeNicola, M.D., as amended

    10.5 Employment Agreement dated as of July 31, 1996 between Med Search, Inc. and Jacob Y. Terner, M.D.

    10.6 Investment Agreement dated as of July 31, 1996 between Jacob Y. Terner and Med-Search, Inc.

    10.7 Agreement dated as of July 31, 1996 among Jacob Y. Terner and Barbara Noble, both individually and as representative of Joseph W. Noble, M.D., deceased, and the Noble 1992 Family Trust

    10.8  Intentionally Omitted

    10.9  Intentionally Omitted

    10.10 Revolving Credit Agreement, dated as of July 3, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.11 Security Agreement, dated as of July 3, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.12 Continuing Guaranty, dated as of July 3, 1997, executed by Prospect Medical Systems, Inc. in favor of Imperial Bank

    10.13 Security Agreement, dated as of July 3, 1997, between Prospect Medical Systems and Imperial Bank

    10.14 Security Agreement - Stock Pledge, dated as of July 3, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.15 Collateral Assignment of Transaction Documents, dated as of July 3, 1997, between Prospect Medical Systems, Inc. and Imperial Bank

    10.16 Security Agreement (Physician Group), dated as of July 3, 1997, between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc.

    10.17 Credit Succession Agreement, dated as of July 3, 1997, among Prospect Medical Holdings, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc., Imperial Bank and Gregg DeNicola

    10.18 Amended and Restated Warrant, dated as of July 3, 1997, issued by Prospect Medical Holdings, Inc. to Imperial Bank

    10.19 Amended and Restated Assignable Option Agreement made as of September 2, 1998 and deemed to have been effective as of July 14, 1997, among Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Santa Ana/Tustin Physicians Group, Inc.

    10.20 Non-Competition Agreement effective as of July 14, 1997 between Prospect Medical Group, Inc. and Melvin L. Reich, D.O.

    10.21 Personal Guaranty of Payment and Performance by Melvin L. Reich, D.O., dated as of July 14, 1997, made in favor of Prospect Medical Group, Inc.

    10.22 Personal Guaranty of Payment and Performance by Jacob Y. Terner, M.D., dated as of June 23, 1997, made in favor of Melvin L. Reich, D.O. and Santa Ana/Tustin Physicians Group, Inc.

    10.23 Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of July 14, 1997, between Prospect Medical Systems, Inc. and Santa Ana/Tustin Physicians Group, Inc.(2)

    10.24 Amendment Number One to Revolving Credit Agreement, dated as of July 14, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.25 Amendment Number One to Security Agreement, dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Imperial Bank

    10.26  Intentionally Omitted

    10.27 Secured Promissory Note, dated as of July 14, 1997, in the original amount of $3,000,000, executed by Prospect Medical Systems, Inc., made payable to Prospect Medical Holdings, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Holdings, Inc.

    10.28 Inter-Company Security Agreement, dated as of July 14, 1997, between Prospect Medical Holdings, Inc. and Prospect Medical Systems, Inc.

    10.29 Collateral Assignment of Transaction Documents, dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Imperial Bank

    10.30 Security Agreement (Physician Group), dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Santa Ana/Tustin Physicians Group, Inc.

    10.31 Promissory Note, dated as of July 14, 1997, in the original amount of $3,000,000, executed by Prospect Medical Group, Inc., made payable to Prospect Medical Systems, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.32 Amended and Restated Credit Succession Agreement, dated as of July 14, 1997, among Prospect Medical Holdings, Inc., Gregg DeNicola, M.D., Santa Ana/Tustin Physicians Group, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Imperial Bank

    10.33 Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of September 25, 1997, by and among Sierra Primary Care Medical Group, Inc., Sierra Medical Management, Inc. and Prospect Medical Group, Inc.

    10.34 $1,125,000 Contingent Promissory Note, dated September 25, 1997, payable to Karunyan Arulanantham, M.D. by Prospect Medical Group, Inc.

    10.35 $1,125,000 Contingent Promissory Note, dated September 25, 1997, payable to Sinnadurai E. Moorthy, M.D. by Prospect Medical Group, Inc.

    10.36 Option to Purchase Common Stock, dated September 25, 1997, issued by Prospect Medical Holdings, Inc. to Sinnadurai E. Moorthy, M.D.

    10.37 Option to Purchase Common Stock, dated September 25, 1997, issued by Prospect Medical Holdings, Inc. to Karunyan Arulanantham, M.D.

    10.38 Security Agreement (Guarantor), dated as of September 25, 1997, entered into between Prospect Medical Holdings, Inc. and Karunyan Arulanantham, M.D.

    10.39 Form of Second Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of September 25, 1997, between Sierra Medical Management, Inc. and Sierra Primary Care Medical Group, Inc.(2)

    10.40 Subordinate Guaranty, dated as of September 25, 1997, executed by Prospect Medical Holdings, Inc. in favor of Karunyan Arulanantham, M.D.

    10.41 Subordinate Guaranty, dated as of September 25, 1997, executed by Prospect Medical Holdings, Inc. in favor of Sinnadurai E. Moorthy, M.D.

    10.42 Employment Agreement, dated September 25, 1997, between Sierra Primary Care Medical Group, Inc. and Karunyan Arulanantham, M.D.

    10.43 Employment Agreement, dated September 25, 1997, between Sierra Primary Care Medical Group, Inc. and Sinnadurai E. Moorthy, M.D.

    10.44 Non-Competition Agreement, effective as of September 25, 1997, between Prospect Medical Group, Inc. and Karunyan Arulanantham, M.D.

    10.45 Non-Competition Agreement, effective as of September 25, 1997, between Prospect Medical Group, Inc. and Sinnadurai E. Moorthy, M.D.

    10.46 Employment Agreement, dated as of September 25, 1997, between Sierra Medical Management, Inc. and Jayaratnam Jayakumar

    10.47 Non-Competition Agreement, effective as of September 25, 1997, between Sierra Medical Management, Inc. and Jayaratnam Jayakumar

    10.48 $250,000 Subordinated Promissory Note, dated September 25, 1997, payable to Jayaratnam Jayakumar by Prospect Medical Holdings, Inc.

    10.49 Option to Purchase Common Stock, dated September 25, 1997, issued by Prospect Medical Holdings, Inc. to Jayaratnam Jayakumar

    10.50 Security Agreement, dated September 25, 1997, entered into between Prospect Medical Holdings, Inc. and Jayaratnam Jayakumar

    10.51 Amendment Number Two to Revolving Credit Agreement, dated as of September 25, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.52 Secured Promissory Note, dated as of September 25, 1997, in the original amount of $5,000,000 executed by Prospect Medical Systems, Inc. and made payable to Prospect Medical Holdings, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Holdings, Inc.

    10.53 Amendment Number One to Inter-Company Security Agreement, dated as of September 25, 1997, between Prospect Medical Holdings, Inc. and Prospect Medical Systems, Inc.

    10.54 Continuing Guaranty, dated as of September 25, 1997, delivered by Sierra Medical Management, Inc. to Imperial Bank

    10.55 Security Agreement, dated as of September 25, 1997, between Sierra Medical Management, Inc. and Imperial Bank

    10.56 Security Agreement - Stock Pledge, dated as of September 25, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank

    10.57 Promissory Note, dated as of September 25, 1997, in the original amount of $5,000,000, executed by Prospect Medical Group, Inc. and made payable to Prospect Medical Systems, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.58 Collateral Assignment of Transaction Documents, dated as of September 25, 1997, between Sierra Medical Management, Inc. and Imperial Bank

    10.59 Security Agreement, dated as of September 25, 1997, between Sierra Primary Care Medical Group, Inc. and Sierra Medical Management, Inc.

    10.60 Joinder Agreement, dated as of September 25, 1997, among Sierra Medical Management, Inc., Sierra Primary Care Medical Group, Inc., Gregg DeNicola, M.D., Prospect Medical Systems, Inc. Prospect Medical Group, Inc., Santa Ana/Tustin Physicians Group, Inc., Prospect Medical Holdings, Inc. and Imperial Bank

    10.61 Subordination and Note Cancellation Agreement, dated as of September 25, 1997, among Karunyan Arulanantham, M.D., Sinnadurai E. Moorthy, M.D., Prospect Medical Systems, Inc., Prospect Medical Group, Inc., Prospect Medical Holdings, Inc. and Imperial Bank

    10.62 Subordination Agreement, dated as of September 25, 1997, among Jayaratnam Jayakumar, Prospect Medical Holdings, Inc. and Imperial Bank

    10.63  Intentionally Omitted

    10.64 Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of October 31, 1997, by and between Sierra Medical Management, Inc. and Pegasus Medical Group, Inc.(2)

    10.65 Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of October 31, 1997, among Sierra Medical Management, Inc., Pegasus Medical Group, Inc. and Prospect Medical Group, Inc.

    10.66 Assignment and Assumption Agreement, by Marvin L. Ginsburg, M.D. Medical Corporation d/b/a A.V. Western Medical Group, Inc. to Pegasus Medical Group, Inc.

    10.67 Collateral Assignment of Transaction Documents, dated as of October 31, 1997, between Sierra Medical Management, Inc. and Imperial Bank

    10.68 Security Agreement (Physician Group), dated as of October 31, 1997, between Pegasus Medical Group, Inc. and Sierra Medical Management, Inc.

    10.69 $700,000 Secured Promissory Note, dated October 31, 1997, executed by Prospect Medical Systems, Inc. and made payable to Prospect Medical Holdings, Inc., together with Endorsement Allonge in favor of Imperial Bank by Prospect Medical Holdings, Inc.

    10.70 $700,000 Promissory Note, dated October 31, 1997, executed by Prospect Medical Group, Inc. and made payable to Prospect Medical Systems, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.71 $700,000 Promissory Note, dated October 31, 1997, executed by Pegasus Medical Group, Inc., made payable to Prospect Medical Group, Inc., together with Endorsement Allonge in favor of Prospect Medical Systems, Inc. executed by Prospect Medical Group, Inc., together with Endorsement Allonge in favor of Imperial Bank executed by Prospect Medical Systems, Inc.

    10.72 Joinder Agreement, dated as of October 31, 1997, among Pegasus Medical Group, Inc., Sierra Medical Management, Inc., Sierra Primary Care Medical Group, Inc., Gregg DeNicola, M.D., Prospect Medical Holdings, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc., Santa Ana/Tustin Physicians Group, Inc. and Imperial Bank

    10.73 Amended and Restated Amendment Number Three to Revolving Credit Agreement, dated as of February 6, 1998, between Prospect Medical Holdings, Inc. and Imperial Bank, together with consent of Prospect Medical Systems, Inc. and Sierra Medical Management, Inc. as guarantors

    10.74 $12,500,000 Replacement Secured Revolving Note, dated February 6, 1998, executed by Prospect Medical Holdings, Inc. and made payable to Imperial Bank

    10.75 Amended and Restated Warrant, issued as of February 6, 1998, by Prospect Medical Holdings, Inc. to Imperial Bank.

    10.76  Intentionally Omitted.

    10.77 Consulting Agreement, dated as of March 1, 1998, between Sierra Primary Care Medical Group, Inc. and Sinnadurai E. Moorthy, M.D.

    10.78  Prospect Medical Holdings, Inc. 1998 Stock Option Plan(1)

    10.79  Intentionally Omitted

    10.80 Non-Competition Agreement, made as of June 1, 1998, by and between Sierra Primary Care Medical Group and Prospect Medical Holdings, Inc., on the one hand, and PrimeCare Medical Group of Antelope Valley, Inc. and PrimeCare International, on the other hand.

    10.81 IPA Medicare Shared Risk Services Agreement effective on September 1, 1989, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.82 Point-of-Service Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1996 by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.83 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1996 by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.84 1995 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1995, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.85 1994 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1994, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.86 1993 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1993, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.87 1992 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1992, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.88 Amendment to IPA Medicare Shared Risk Services Agreement, effective on January 1, 1991, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.89 Amendment to PacificCare IPA Medicare Shared Risk Services Agreement, effective on January 1, 1990, by and between PacifiCare, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.90 Amendment to PacifiCare IPA Medicare Shared Risk Services Agreement, effective on August 31, 1990, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.

    10.91 PacifiCare IPA Commercial Services Agreement, made and entered into on January 1, 1990, by and between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.92 Amendment to IPA Commercial Services Agreement, effective on January 1, 1996, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.

    10.93 1995 Amendment to IPA Commercial Services Agreement, effective on January 1, 1995, between PacifiCare of Calfornia, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.94 1994 Amendment to IPA Commercial Services Agreement, effective on January 1, 1994, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.95 1993 Amendment to IPA Commercial Services Agreement, effective on January 1, 1993, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.96 1993 Amendment to IPA Commercial Services Agreement, effective on January 1, 1993, between between PacifiCare of California, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.97 PacifiCare Choice Amendment to PacifiCare IPA Commercial Services Agreement, effective on January 1, 1993, between PacifiCare of California, Inc. and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.98 1992 Amendment to IPA Commercial Services Agreement, effective on January 1, 1992, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.99 Amendment to IPA Commercial Services Agreement, effective on January 1, 1991, between PacifiCare of California and Santa Ana-Tustin Physicians Group, Inc.(2)

    10.100 IPA Medicare Partial Risk Services Agreement, made and entered into August 1, 1993, between PacifiCare of California and Prospect Medical Group, Inc.(2)

    10.101 Amendment to IPA Medicare Partial Risk Services Agreement, effective November 1, 1993, between PacifiCare of California and Prospect Medical Group, Inc.(2)

    10.102 IPA Medicare Shared Risk Services Agreement, made and entered into July 1, 1996, between PacifiCare, Inc. and Prospect Medical Group, Inc.(2)

    10.103 Point-of-Service Amendment to IPA Medicare Shared Risk Services Agreement, made effective July 1, 1996, by and between PacifiCare of California and Prospect Medical Group, Inc.(2)

    10.104 CaliforniaCare Medical Services Agreement, effective January 1, 1997, between Blue Cross of California and Prospect Medical Group.(2)

    10.105 Amendment to CaliforniaCare Medical Services Agreement, effective as of May 1, 1997, between Blue Cross of California and affiliates and Prospect Medical Group.

    10.106 Letter of Agreement Serving as Addendum to the 1997 Medical Services Agreement Between Blue Cross of California and Prospect Medical Group for CaliforniaCare, Blue Cross Plus and Personal CaliforniaCare, effective January 1, 1997, between Blue Cross of California and Prospect Medical Group.(2)

    10.107 Letter of Agreement Serving as Addendum to the 1997 Medical Services Agreement Between Blue Cross of California and Prospect Medical Group for CaliforniaCare, Blue Cross Plus and Personal CaliforniaCare, effective January 1, 1997, between Blue Cross of California and Prospect Medical Group.(2)

    10.108 PacifiCare of California Medical Group/IPA Services Agreement (Split Capitation), entered into March 1, 1998, between PacifiCare of California, Inc. and Sierra Medical Group.(2)

    10.109 PacifiCare IPA Commercial Risk Services Agreement, made and entered into as of January 1, 1996, by and between PacifiCare of California and Prospect Medical Group, Inc.(1)

    16.1  Letter from BDO Seidman LLP

    21.1  List of Subsidiaries of Registrant

    23.1  Consent of Ernst & Young LLP

    23.2  Consent of BDO Seidman LLP

    23.3  Consent of BDO Seidman LLP

    23.4  Consent of Miller & Holguin (included in Exhibit 5.1)

    27.1  Financial Data Schedule

------------------------

(1) To be filed by amendment

(2) Registrant has requested confidential treatment from the Securities and Exchange Commission for portions of this exhibit, which confidential portions have been filed separately.